UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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The Mosaic Company
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Headquarter Offices: Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 Telephone (763) 577-2700
April 5, 2017

Dear Stockholder:
You are cordially invited to attend The Mosaic Company’s 2017 Annual Meeting of Stockholders on May 18, 2017, at 10:00 a.m. Central Time. A Notice of the Annual Meeting and a Proxy Statement covering the formal business of the meeting appear on the following pages. At the meeting we will report on our operations during the year ended December 31, 2016.
This year’s meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS17. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).
Hosting a virtual meeting provides ease of access, real-time communication and cost savings for our stockholders and the company and facilitates stockholder attendance and participation from any location around the world.
We hope that you will be able to attend the meeting. However, even if you are planning to attend the meeting, please promptly submit your proxy vote by telephone or Internet or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the postage-paid envelope provided. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend and wish to vote at the meeting, you will be able to do so, even if you have previously returned your proxy card.
Your cooperation and prompt attention to this matter are appreciated. Thank you for your ongoing support of, and continued interest in, The Mosaic Company.
Sincerely,

James (“Joc”) C. O’Rourke President and Chief Executive Officer

Headquarter Offices: Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 Telephone (763) 577-2700

Notice of 2017 Annual Meeting of Stockholders

To Our Stockholders:
The 2017 Annual Meeting of Stockholders of The Mosaic Company, a Delaware corporation, will be held on May 18, 2017, at 10:00 a.m. Central Time (the “2017 Annual Meeting”). You will be able to attend the 2017 Annual Meeting, vote your shares and submit questions during the annual meeting via a live webcast available at www.virtualshareholdermeeting.com/MOS17. The following matters will be considered and acted upon at the 2017 Annual Meeting:

1.	Election of twelve directors for terms expiring in 2018, each as recommended by our Board of Directors;
2.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit our financial statements as of and for the year ending December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017, as recommended by our Audit Committee;

3.	An advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
4.	An advisory vote on the frequency of future stockholder advisory votes on executive compensation; and
5.	Any other business that may properly come before the 2017 Annual Meeting of Stockholders or any adjournment or postponement thereof.
In accordance with our Bylaws and resolutions of the Board of Directors, only stockholders of record at the close of business on March 21, 2017 are entitled to notice of and vote at the 2017 Annual Meeting of Stockholders.
By Order of the Board of Directors
Mark J. Isaacson
Senior Vice President, General Counsel and Corporate Secretary
April 5, 2017

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 18, 2017:
Our Proxy Statement and 2016 Annual Report are available at www.mosaicco.com/proxymaterials.

SUMMARY INFORMATION
This summary highlights information in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and our 2016 Annual Report carefully before voting.
The Mosaic Company Annual Meeting of Stockholders

•	Date:	May 18, 2017
•	Time:	10:00 a.m. Central Time
•	Virtual Meeting:	www.virtualshareholdermeeting.com/MOS17
•	Record Date:	March 21, 2017
General Information

Corporate website:	www.mosaicco.com
Investor website:	www.mosaicco.com/investors
2016 Annual Report:	www.mosaicco.com/proxymaterials
Voting Matters

	Board Recommendation	Page
Election of Twelve Directors	FOR each director nominee	10
Ratification of KPMG LLP as our independent registered public accounting firm	FOR	71
Say-on-Pay Advisory Proposal	FOR	71
Frequency of Say-on-Pay Proposal	FOR the ONE YEAR Option	72
Our Business
We are the world’s leading producer and marketer of concentrated phosphate and potash crop nutrients. We are the largest integrated phosphate producer in the world and one of the largest producers and marketers of phosphate-based animal feed ingredients in North America. We are one of the four largest potash producers in the world. Through our broad product offering, we are a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. We serve customers in approximately 40 countries. We mine phosphate rock in Florida and process rock into finished phosphate products at facilities in Florida and Louisiana. We mine potash in Saskatchewan and New Mexico. We have other production, blending or distribution operations in Brazil, China, India and Paraguay, as well as strategic equity investments in a phosphate rock mine in the Bayovar region in Peru and a joint venture formed to develop a phosphate rock mine and chemical complexes in the Kingdom of Saudi Arabia (“MWSPC”). Our distribution operations serve the top four nutrient-consuming countries in the world: China, India, the United States and Brazil.
The Mosaic Company is a Delaware corporation that was incorporated in March 2004 and serves as the parent company of the business that was formed through the October 2004 combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated (“Cargill”).
Business Highlights
Mosaic’s 2016 financial results reflected a challenging pricing environment for our industry. During this period, we focused on cost and capital controls, as well as opportunities for growth to position Mosaic to outperform in the years ahead. For 2016:

•	Net earnings attributable to Mosaic for the year ended December 31, 2016 were $297.8 million, or $0.85 per diluted share, compared to 2015 net earnings of $1.0 billion, or $2.78 per diluted share.

•	Operating earnings were $319 million, down from $1.3 billion in 2015, as lower operating expenses were more than offset by lower sales volumes and prices in potash and lower phosphate prices.

•	We maintained cash and cash equivalents of $673 million as of December 31, 2016.
We took the following steps toward achieving our strategic priorities:

•	Growth: Grow our production of essential crop nutrients and operate with increasing efficiency

◦
In December 2016, we entered into an agreement to acquire Vale S.A.'s global phosphate and potash operations conducted through Vale Fertilizantes S.A. for a purchase price valued at $2.5 billion, consisting of $1.25 billion in cash and 42,286,874 shares of Mosaic common stock (the “Vale Fertilizantes Acquisition”). When completed, this transaction will increase our finished phosphates capacity by approximately five million tonnes and our finished potash capacity by approximately 500,000 tonnes. Upon closing, Mosaic expects to become the leading fertilizer production and distribution company in Brazil.

◦
During 2016, we made equity contributions of $220 million to MWSPC, our joint venture with Saudi Arabian Mining Company and Saudi Basic Industries Corporation to develop, own and operate integrated phosphate production facilities in the Kingdom of Saudi Arabia.

◦
We continued the expansion of capacity in our Potash segment with the K3 shafts at our Esterhazy mine, which we expect to begin mining potash ore in 2017 and, following ramp-up, to add an estimated 0.9 million tonnes to our potash operational capacity. Once completed, this will provide us the opportunity to mitigate future brine inflow management costs and risk.

◦
A permit was issued in November 2016 that will allow us to extend our mining operations from our South Pasture, Florida phosphate mine onto the adjoining South Pasture Extension. We believe this will enable us to extend our mining operations at South Pasture for an additional 14 years.

◦
We commenced and, on February 7, 2017 completed, a proving run at our Belle Plaine, Saskatchewan potash mine which will be taken into account in determining our Canpotex allocation in the second half of 2017.

•	Market Access: Expand our reach and impact by continuously strengthening our distribution network

◦	We had record sales volumes of 6.8 million tonnes in our International Distribution segment in 2016.

•	Innovation: Build on our industry-leading product, process and sustainability innovations

◦
We completed our investments to expand our MicroEssentials® capacity, adding an incremental 1.2 million tonnes and bringing our total capacity to 3.5 million tonnes in 2017. Our sales volumes of MicroEssentials® products in 2016 were 2.2 million tonnes, including sales from our International Distribution segment, which represents an increase of 23% over 2015.

•	Total Shareholder Return: Deliver strong financial performance and provide meaningful returns to our shareholders

◦
In November 2016, we increased and extended our prior $1.5 billion unsecured revolving credit facility, and refinanced our prior term loan facility, with a new unsecured five-year credit facility comprised of a revolving credit facility of up to $2.0 billion and a $720 million term loan facility.

◦	We repurchased 2,766,588 shares of our Common Stock for a payment of $75 million in an accelerated share repurchase transaction that was settled in March 2016.

◦	We continued to execute against our cost saving initiatives in ways that are positively impacting financial results.

•	We are on track to meet the goal we set to achieve $500 million in cost savings by the end of 2018. We are approximately 80% of the way toward meeting this goal.

•
We are targeting an additional $75 million in savings in our support functions and expect to realize most of these savings by the end of 2017. Selling, general and administrative expenses in 2016 were the lowest amount in the last ten years, benefiting from our ongoing expense management initiatives.

•
While we continue to support key strategic projects and protect the integrity of our assets, we are managing our capital through the prioritization of our expenditures and the deferral, reduction or elimination of certain capital spending. Capital expenditures in 2016 were the lowest in over five years.

•
In July 2016, we temporarily idled our Colonsay, Saskatchewan potash mine for the remainder of 2016 in light of reduced customer demand while adapting to challenging potash market conditions. Our lower-cost Esterhazy and Belle Plaine mines, in combination with existing inventory, allowed us to meet our short-term potash supply needs for 2016. We resumed production at Colonsay in January 2017.

•	Subsequent to year-end, we announced that our Board of Directors has approved a reduction in our target annual dividend to $0.60 per share, effective with our next declaration, expected in May 2017.
We have included additional information on these matters in our accompanying 2016 Annual Report.
Compensation Highlights

•	Say-on-Pay:

•	2016 “Say-on-Pay” advisory proposal approved by approximately 96% of votes cast.

•	2016 Executive Compensation:

•
No named executive officer received a base salary or target short-term incentive increase, reflecting an acknowledgment of the challenging industry environment, our focus on cost management and our stock price performance.

•	Consistent with our philosophy of paying for performance:

◦
Our short-term incentive plan paid out at 100% of target for our executive officers, reflecting performance at the maximum level against goals for our critical cost management, production efficiency and safety objectives. These objectives were designed to drive improvements in our position as a low cost producer, which supports our competitive position and sustainability in all pricing environments, and to build on our strong safety record. Due in large part to the challenging pricing environment in which we operated during 2016, we did not meet the threshold for a payout under our operating earnings measure.

◦	As of December 31, 2016, options granted during 2014 and 2015 were significantly underwater and options granted during 2016 were only slightly in-the-money.

◦	RSUs and TSR performance units that vested during 2016 paid out at values significantly below their grant date values (-46% and -75%, respectively).

◦
Our 2014 cost reduction incentive awards paid out at 150% of target, reflecting our strong focus on cost management over the three-year performance period. We realized an aggregate of $419.3 million in cost savings or approximately 84% above our target. Further demonstrating the pay-for-performance nature of these awards, the value of shares received was approximately 96% of grant date fair value due to the decrease in our stock price since the grant date.

•	We modified our short-term incentive plan for 2016:

◦	We decreased the maximum payout to 200% (from 250%) of an individual’s incentive target opportunity.

◦
We adjusted the composition and weighting of our safety measures to reflect our movement toward a leading indicator that we believe will better focus our organization on behaviors aimed at preventing safety incidents.

•Compensation Governance: highlights of our 2016 compensation practices are presented below.

What We Do
✓	100% performance-based long-term incentive grants: stock price appreciation, TSR and ROIC
✓	Significant percentage of target direct compensation tied to performance
✓	Stock and incentive plan designed to permit awards that meet performance-based criteria of Section 162(m)
✓	Compensation Committee discretion to reduce (but not increase) executive officer short-term incentive payouts
✓	Clawback policy applicable to annual and long-term incentives
✓	Executive change-in-control agreements and long-term incentive awards: double trigger vesting in a change in control
✓	Stock ownership guidelines: 5x annual salary for CEO; 3x annual salary for other executive officers
✓	Independent executive compensation consultant and access to other independent advisors
✓	Limited perquisites
✓	Annual say-on-pay vote

What We Don’t Do
✗	We do not have executive employment agreements, other than expatriate agreements in connection with international assignments
✗	We do not provide tax gross-ups under our executive change-in-control agreements
✗	We do not permit hedging or pledging of Mosaic stock
✗	We do not reprice options under our stock plan
Corporate Governance Highlights

•
Completion of Transition to Declassified Board of Directors.  With the elections of directors at the 2016 annual meeting of stockholders, the transition from a classified board to a fully declassified board was completed. At each annual meeting of stockholders of Mosaic, each director will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders of Mosaic.

•
Proxy Access. Our Bylaws provide for proxy access which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials nominees for director constituting up to 20% of the Board of Directors or two directors, whichever is greater, subject to the requirements set forth in our Bylaws.

•	Independent Directors. All of our directors except our CEO, and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees, are independent.

•
Audit Committee Financial Experts.  Our Board has determined that two of our directors qualify as “audit committee financial experts” within the meaning of applicable Securities and Exchange Commission rules.

•	Majority Vote Standard. Our Bylaws provide for the election of directors by a majority of votes cast in uncontested elections.

•	Independent Non-Executive Chairman. Our Board is led by an independent non-executive Chairman.

•	Director Stock Ownership. Minimum guideline equal to five times the base cash retainer for non-employee directors with five years of service.

•
Succession Planning.  Rigorous framework for Corporate Governance and Nominating Committee annual review of succession planning for our CEO and for Compensation Committee annual review of succession planning for other executive officers and key executives.

•	Environmental, Health, Safety and Sustainable Development.

◦	Dedication to protecting our employees and the communities in which we operate, and to being a good steward of natural resources.

◦	Separate standing Board committee to oversee environmental, health, safety, security and sustainable development matters.

•	Annual Board and Committee Evaluations.

◦	Annual self-evaluation by Board and each standing committee, including individual director peer review.

◦	Annual review of each standing committee’s charter.
Risk Oversight

•
Standing Enterprise Risk Management, or ERM, Committee assists in achieving business objectives through systematic approach to anticipate, analyze and review material risks. Consists of cross-functional team of executives and senior leaders.

•	Board oversees management’s actions, with assistance from each of its standing committees. Management reports on enterprise risks to the full Board on a regular basis.
Director Nominees
The table below shows summary information about each nominee for election as a director. Each director nominee is elected by a majority of the votes cast and will be elected for a term that expires in 2018. Each incumbent director, each of whom is nominated for re-election at the 2017 Annual Meeting, was present for at least 75% of the aggregate number of meetings of the Board and committees of the Board of which such director was a member that occurred during 2016.

Name	Age	Director Since	Occupation	Experience/ Qualifications		Committee Memberships				Other Company Boards
					Independent	AC	Comp	Gov	EHSS
Nominees for Election as Directors
Nancy E. Cooper	63	2011	Retired, former Executive Vice President and CFO, CA, Inc. (“CA Technologies”)	• Financial Expertise and Leadership • Audit Committee Financial Expert • Software Technology • Ethics and Compliance • Risk Management	X	£		¤		Teradata Corporation Brunswick Corporation
Gregory L. Ebel	53	2012	Chairman, Enbridge, Inc.	• Executive Leadership • Financial Expertise and Leadership • Audit Committee Financial Expert • Business Development • Risk Management	X	¤		¤		Enbridge, Inc.

Name	Age	Director Since	Occupation	Experience/ Qualifications		Committee Memberships				Other Company Boards
					Independent	AC	Comp	Gov	EHSS
Timothy S. Gitzel	54	2013	President and CEO, Cameco Corporation	• Executive Leadership • Business, Government and Regulatory Affairs in Canada • Mining • Risk Management	X	¤	¤			Cameco Corporation
Denise C. Johnson	50	2014	Group President, Resources Industries Group, Caterpillar, Incorporated	• Global Operational Leadership • Operational Excellence • Strategic Business Planning	X		¤		¤
Emery N. Koenig	61	2010	Retired, former Vice Chairman and Chief Risk Officer, Cargill	• Executive Leadership • Financial Expertise and Leadership • Risk Management • Agricultural Business	X			¤	¤
Robert L. Lumpkins	73	2004	Retired, former Vice Chairman and CFO, Cargill	• Executive Leadership • Financial Expertise and Leadership • Agricultural/ Fertilizer Business • Formation of Mosaic	X	¤		£
William T. Monahan	69	2004	Retired, former Chairman, President and CEO, Imation Corp.	• Executive and Operational Leadership • Marketing • Executive Compensation • Risk Management	X	¤	£			Pentair Ltd.
James (“Joc”) C. O’Rourke	56	2015	President and CEO, Mosaic	• Management Interface with Board • Global Operational Leadership • Mining Experience • Agriculture/Fertilizer Business						The Toro Company
James L. Popowich	72	2007	Retired, former President and CEO, Elk Valley Coal Corporation	• Executive and Operational Leadership • Mining • Environment, Health, Safety and Sustainability	X		¤		¤
David T. Seaton	55	2009	Chairman and CEO, Fluor Corporation	• Project Management • Executive Leadership • Global Operations • Energy and Chemical Markets	X		¤		¤	Fluor Corporation
Steven M. Seibert	61	2004	Attorney, The Seibert Law Firm	• Government and Public Policy • Statewide and Local Issues in Florida • Environment and Land Use	X			¤	£
Kelvin R. Westbrook	61	2016	President and CEO, KRW Advisors, LLC	• Executive and Operational Leadership • Legal, Media and Marketing • Corporate Governance • Risk Management	X			¤	¤	Archer Daniels Midland Company Camden Property Trust Stifel Financial Corp. T-Mobile US Inc.

AC:	Audit Committee
Comp:	Compensation Committee
Gov:	Corporate Governance and Nominating Committee
EHSS:	Environmental, Health, Safety and Sustainable Development Committee

£:	Committee Chair
¤:	Committee Member

Auditors
As a matter of good corporate governance, we are requesting our stockholders to ratify our selection of KPMG LLP as our independent registered public accounting firm. The table below shows information about KPMG LLP’s fees for services in 2016 and 2015:

	2016	2015
Audit Fees	4,139,000	4,765,000
Audit-Related Fees	909,000	302,000
Tax Fees	1,281,000	446,000
All Other Fees	50,000	—
Frequently Asked Questions
We provide answers to many frequently asked questions about the 2017 Annual Meeting and voting, including how to vote shares held in employee benefit plans, in the Questions and Answers section beginning on page 75.

	Page		Page

SUMMARY INFORMATION	3	PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71
The Mosaic Company Annual Meeting of Stockholders	3

General Information	3
		PROPOSAL NO. 3 – ADVISORY “SAY-ON-PAY” VOTE ON EXECUTIVE COMPENSATION	71
Voting Matters	3

Our Business	3
		PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION	72
Business Highlights	3

Compensation Highlights	4

Corporate Governance Highlights	5
		BENEFICIAL OWNERSHIP OF SECURITIES	72
Risk Oversight	6
		Ownership of Securities by Directors and Executive Officers	72
Director Nominees	6
		Ownership of Securities by Others	73
Auditors	8

Frequently Asked Questions	8	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	74

PROXY STATEMENT	10
		STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS	74

PROPOSAL NO. 1 – ELECTION OF DIRECTORS	10

Nomination and Selection of Directors	10	2016 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	75

Director Qualifications	11

2017 Director Nominees	11	OTHER MATTERS	75

DIRECTOR STOCK OWNERSHIP GUIDELINES	17	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	75

CORPORATE GOVERNANCE	18
		Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	75
Board Independence	18
Board Oversight of Risk	18
		Who is entitled to vote at the meeting?	75
Committees of the Board of Directors	19
		What are my voting rights?	75
Other Policies Relating to the Board of Directors	22
		How many shares must be present to hold the meeting?	76
Code of Business Conduct and Ethics	27
		How do I vote my shares?	76

DIRECTOR COMPENSATION	27	What is the difference between a stockholder of record and a “street name” holder?	76

Non-Employee Directors	27
		How do I vote if my shares are held in the Mosaic Investment Plan (the “Mosaic 401(k) Plan”) or the Mosaic Union Savings Plan?	76
Employee Directors	28

2016 Non-Employee Director Compensation Table	28
		What does it mean if I receive more than one Internet Notice or proxy card?	76

EXECUTIVE COMPENSATION	30
		Can I vote my shares in person at the meeting?	77
Table of Contents	30
		What vote is required for the election of directors and the other proposals to be approved?	77
Compensation Discussion and Analysis	30

Compensation Committee Report	50	How are votes counted?	77

Compensation Risk Analysis	50	How does the Board of Directors recommend that I vote?	77

Executive Compensation Tables	51	What if I do not specify how I want my shares voted?	78

		Can I change my vote after submitting my proxy?	78
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	68
		How can I attend the meeting?	78

		Who pays for the cost of proxy preparation and solicitation?	79
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	68

		APPENDIX A: PERFORMANCE METRICS	A- 1

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	69	APPENDIX B: LIST OF COMPANIES INCLUDED IN THIRD-PARTY GENERAL INDUSTRY AND CHEMICAL AND MINING INDUSTRIES SURVEY DATA	B- 1

Report of the Audit Committee	69
Fees Paid to Independent Registered Public Accounting Firm	70
Pre-Approval of Independent Registered Public Accounting Firm Services	70

PROXY STATEMENT
The Board of Directors of The Mosaic Company (“Mosaic,” the “Company,” “we,” us” or “our”) is soliciting proxies for use at the 2017 Annual Meeting to be held on May 18, 2017, and at any adjournment or postponement of the meeting. The proxy materials are first being mailed or available to stockholders on or about April 5, 2017.
We have filed an annual report on Form 10-K with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2016 (the “2016 10-K Report”).
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our Restated Certificate of Incorporation and Bylaws provide that each member of our Board is elected annually by a majority of votes cast if the election is uncontested. Our Board has nominated twelve directors for election at the 2017 Annual Meeting. No other nominees for director have been received by the Board as of the date of mailing this Proxy Statement. The director nominees, if elected, will serve until the 2018 Annual Meeting of Stockholders (“2018 Annual Meeting”) or until their successors are elected and qualified.
Our Board currently consists of 12 members. Our Board has nominated Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, Robert L. Lumpkins, William T. Monahan, James (“Joc”) C. O’Rourke, James L. Popowich, David T. Seaton, Steven M. Seibert and Kelvin R. Westbrook, each of whom is currently serving as a director, to stand for re-election at the 2017 Annual Meeting for one-year terms expiring in 2018.
If one or more nominees should become unavailable to serve as a director, it is intended that shares represented by the proxies will be voted for such substitute nominee or nominees as may be selected by the Board.

The Board of Directors recommends that you vote FOR the election of each of the nominees. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.
Nomination and Selection of Directors
The Corporate Governance and Nominating Committee identifies and evaluates potential director candidates in a variety of ways:

•	Periodic solicitation of input from Board members.

•	Consultations with senior management and director search firms.

•	Candidates nominated by stockholders who have complied with the advance notice procedures set forth in our Bylaws.
The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines its nominees after considering the recommendation of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee evaluates all candidates on the same basis regardless of the source of the referral.
Our Bylaws provide that a stockholder entitled to vote at an annual meeting who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary of his or her intention to make such a nomination. In accordance with the advance notice procedures in our Bylaws, a notice of nomination is required to be received within the prescribed time and must contain certain information about both the nominee and the stockholder making the nomination as described in our Policy Regarding Identification and Evaluation of Potential Director Nominees. The full text of this policy is available on our website www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption. The Corporate Governance and Nominating Committee may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as a director. Additionally, the notice of nomination must include a statement as to whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election, an irrevocable resignation letter to be effective upon acceptance by the Board, in accordance with our Corporate Governance Guidelines. The remainder of the requirements of the advance notice procedures are described in this Proxy Statement under the caption “Stockholder Proposals and Nominations for the 2018 Annual Meeting of Stockholders.” A nomination that does not comply with the advance notice procedures may be disregarded.

Director Qualifications
In order to be nominated by the Board as a director, director nominees should possess, in the judgment of the Corporate Governance and Nominating Committee, the qualifications set forth in our Corporate Governance Guidelines, including:

•	Personal characteristics:

◦	highest personal and professional ethics, integrity and values;

◦	an inquisitive and objective perspective; and

◦	practical wisdom and mature judgment;

•	Broad experience at the policy-making level in international business, trade, agriculture, government, academia or technology;

•
Expertise that is useful to us and complementary to the background and experience of other directors, so that an appropriate balance of skills and experience of the membership of the Board can be achieved and maintained;

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance;

•	Involvement only in activities or interests that do not create a material conflict with the director’s responsibilities to us and our stockholders;

•	Commitment in advance of necessary time for Board and committee meetings; and

•	A personality reasonably compatible with the existing Board members.
In evaluating director nominees, the Board and the Corporate Governance and Nominating Committee believe that diversity in the broadest sense, as stated in our Corporate Governance Guidelines, including background, experience, geographic location, gender and ethnicity, is an important consideration in the composition of the Board as a whole. The committee discusses diversity considerations in connection with each director candidate. When seeking the assistance of a director search firm to identify candidates, the Corporate Governance and Nominating Committee requests that the search firm consider diversity, in addition to other factors, in its search criteria.
Our Corporate Governance and Nominating Committee annually reviews our Corporate Governance Guidelines, including the provisions relating to diversity, and recommends to the Board any changes it believes appropriate to reflect best practices. In addition, our Board assesses annually its overall effectiveness by means of a self-evaluation process. This evaluation includes, among other things, a peer review of individual directors and an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.
The full text of our Corporate Governance Guidelines is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.
2017 Director Nominees

Nancy E. Cooper Retired, former Executive Vice President and Chief Financial Officer CA Technologies
Ms. Cooper served as Executive Vice President and Chief Financial Officer of CA Technologies, an IT management software provider, from August 2006 until she retired in May 2011. Ms. Cooper joined CA Technologies with nearly 30 years of finance experience, including as Chief Financial Officer for IMS Health Incorporated, a leading provider of market intelligence to the healthcare industry, from 2001 to August 2006, and, prior to that, Reciprocal, Inc., a leading digital rights management and consulting firm. In 1998, she served as a partner responsible for finance and administration at General Atlantic Partners, a private equity firm focused on software and services investments. Ms. Cooper began her career at IBM Corporation where she held increasingly important roles over a 22-year period that focused on technology strategy and financial management.

Age:	63

Director Since: October 2011

2016	Meeting Attendance:	100%
Independent: Yes			Skills and Qualifications:

Financial Expertise and Leadership and Audit Committee Experience – Extensive experience as a Chief Financial Officer and in other financial leadership roles at several public companies, as well as service on the audit committee of two other public companies, allows her to serve as an “audit committee financial expert” within the meaning of SEC rules.
Software Technology Experience – Experience in technology matters.
Ethics and Compliance – Ethics and compliance focus.
Risk Management – Executive experience in risk management.

Mosaic Committee Membership: • Audit (Chair) • Corporate Governance and Nominating
			Other Board Service:
			• Teradata Corporation (Audit Committee) • Brunswick Corporation (Chair, Audit Committee)

Gregory L. Ebel Chairman Enbridge, Inc.
Mr. Ebel has served as Chairman of Enbridge, Inc., an energy delivery company based in Calgary, Alberta, Canada, since its merger with Spectra Energy Corp (“Spectra Energy”) on February 27, 2017. Prior to that, Mr. Ebel served as Chairman, President and Chief Executive Officer of Spectra Energy since April 2014 as well as Chairman and Chief Executive Officer of Spectra Energy Partners L.P., a subsidiary of Spectra Energy, since November 2013. From January 2009 to April 2014, Mr. Ebel served as President and Chief Executive Officer of Spectra Energy. From January 2007 to January 2009, Mr. Ebel served as Group Executive and Chief Financial Officer of Spectra Energy and as President of Union Gas Limited, a subsidiary of Spectra Energy, from January 2005 until January 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005. Mr. Ebel joined Duke Energy in March 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc.

Age:	53

Director Since: October 2012

2016	Meeting Attendance:	100%

Independent: Yes

Mosaic Committee Membership: • Audit • Corporate Governance and Nominating			Skills and Qualifications:

Executive Leadership – Breadth of senior executive and policy-making roles at Spectra Energy and Duke Energy, and in a number of leadership positions in the areas of finance, operations and strategic development.
Financial Expertise and Leadership – Experience in financial matters and as a financial executive, including Chief Financial Officer of Spectra Energy and Vice President, Investor and Shareholder Relations of Duke Energy, allows him to serve as an “audit committee financial expert” within the meaning of SEC rules.
Business Development – Experience in leading organization in the areas of strategic development and mergers and acquisitions at Spectra Energy and Duke Energy.
Risk Management – Executive experience in risk management.

			Other Board Service:
			• Enbridge, Inc. • Spectra Energy Corp (2008-2017) • Spectra Energy Partners L.P. (2013-2017)

Timothy S. Gitzel President and Chief Executive Officer Cameco Corporation
Mr. Gitzel has been President and Chief Executive Officer of Cameco Corporation, a uranium producer and provider of processing services required to produce fuel for nuclear power plants, since July 2011. From May 2010 to July 2011, Mr. Gitzel served as President of Cameco and from January 2007 to May 2010, as its Senior Vice President and Chief Operating Officer. Prior to joining Cameco, Mr. Gitzel was Executive Vice President, mining business unit for Areva SA in Paris, France from 2004 to January 2007 with responsibility for global uranium, gold, exploration and decommissioning operations in eleven countries, and served as President and Chief Executive Officer of Cogema Resources Inc., now known as Areva Resources Canada, from 2001 to 2004.

Age:	54

Director Since: October 2013

2016	Meeting Attendance:	100%
			Skills and Qualifications:

Independent: Yes
Executive Leadership – Executive leadership experience in multi-national companies.
Experience in Business, Government and Regulatory Affairs in Canada – Extensive experience in business, governmental and regulatory affairs in Canada and the Province of Saskatchewan, where most of our Potash business’ mines are located.
Mining Experience – Over 20 years of senior management experience in Canadian and international uranium and mining activities including global exploration and decommissioning operations.
Risk Management – Executive experience in risk management.

Mosaic Committee Membership: • Audit • Compensation
			Other Board Service:
			• Cameco Corporation

Denise C. Johnson Group President, Resources Industries Caterpillar, Incorporated
Ms. Johnson is the Group President of Resources Industries of Caterpillar, Incorporated (“Caterpillar”), a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Ms. Johnson has held this position since February 2016 when she was promoted from Vice President of Material Handling and Underground Division, which position she had held since January 2015. Prior to becoming Vice President of Material Handling and Underground Division, Ms. Johnson served as Vice President and Officer – Integrated Manufacturing Operations from May 2013 to January 2015, as Vice President and Officer – Diversified Products Division from January 2013 to May 2013 and as General Manager – Specialty Products from May 2011 to January 2013 of Caterpillar. Ms. Johnson began her career at General Motors Corporation and continued at General Motors Company, an automobile and truck manufacturer, where she held increasingly important roles from 1989 through 2011, including President and Managing Director of General Motors do Brasil Ltda. from June 2010 to March 2011; Vice President and Officer, General Motors Labor Relations, from December 2009 to June 2010; Vehicle Line Director and Vehicle Chief Engineer, Global Small Cars, from April 2009 to December 2009; and Plant Manager, Flint Truck Assembly & Flint Metal Center Plants, from November 2008 to April 2009.

Age:	50

Director Since: May 2014

2016	Meeting Attendance:	79%

Independent: Yes

Mosaic Committee Membership: • Compensation • Environmental, Health, Safety and Sustainable Development
			Skills and Qualifications:

Global Operational Leadership – Significant experience in leading complex global operations, labor negotiations and product development, improvement and launches.
Operational Excellence – Experience in lean manufacturing and supply chain management.
Strategic Business Planning – Experience in developing global leadership strategies to optimize core business value.

Emery N. Koenig Retired Vice Chairman, Chief Risk Officer and member of Corporate Leadership Team Cargill, Incorporated
Mr. Koenig is the retired Vice Chairman and Chief Risk Officer of Cargill. Mr. Koenig held this position since September 2013 and also served as a member of its Corporate Leadership Team and board of directors since December 2009 until his retirement in February 2016. Previously, Mr. Koenig served as leader of Cargill Agricultural Supply Chain Platform from April 2006 to May 2014; as Executive Vice President and Chief Risk Officer of Cargill from June 2011 to September 2013; as Senior Vice President at Cargill from June 2010 to June 2011; and as leader of the Cargill Energy, Transportation and Industrial Platform from June 2007 to July 2011. Since joining Cargill in 1978, Mr. Koenig had 14 years of agricultural commodity trading and managerial experience in various locations in the United States and 15 years in Geneva, Switzerland leading Cargill’s global commodity trading and risk management activities. Mr. Koenig currently serves as a trustee for Minnesota Public Radio, a director of Catholic Community Foundation and is on the St. Thomas University Catholic Studies Program Advisory Board.

Age:	61

Director Since: October 2010

2016	Meeting Attendance:	100%

Independent: Yes
			Skills and Qualifications:
Mosaic Committee Membership: • Corporate Governance and Nominating • Environmental, Health, Safety and Sustainable Development

Executive Leadership – Experience in various senior executive and policy-making roles at Cargill, including broad experience in management of a global business.
Financial Expertise and Leadership – Experience as executive and leader in commodity trading, international trading and asset management businesses.
Risk Management – Executive experience in risk management functions of a large, multinational business.
Agricultural Business Expertise – Extensive experience in agricultural commodity trading and management.

Robert L. Lumpkins Retired, former Vice Chairman and Chief Financial Officer Cargill, Incorporated
Mr. Lumpkins served as Vice Chairman of Cargill from August 1995 to October 2006 and as its Chief Financial Officer from 1989 to 2005. As Vice Chairman of Cargill, Mr. Lumpkins played a key role in the formation of Mosaic through the combination of IMC and Cargill’s fertilizer businesses.

Non-Executive Chairman of Mosaic’s Board			Skills and Qualifications:

Executive Leadership – Experience in various senior executive and policy-making roles at Cargill, including as Vice Chairman for over a decade; international management; strong and effective Board leadership and governance.
Financial Expertise and Leadership – Served in various financial leadership roles at Cargill, including Chief Financial Officer for over ten years.
Agricultural and Fertilizer Business Expertise; Formation of Mosaic – Experience in Cargill’s agricultural and fertilizer businesses and service as one of Cargill’s key leaders in the conception and formation of Mosaic; possesses unique strategic and business insights into our business.

Age:	73

Director Since: 2004

2016	Meeting Attendance:	100%

Independent: Yes
			Other Board Service:
Mosaic Committee Membership: • Audit • Corporate Governance and Nominating (Chair)
			• Ecolab, Inc. (1999 – 2016) • Howard University • Educational Testing Service • Airgas, Inc. (2010 – August 2013)

William T. Monahan Retired, former Chairman of the Board, President and Chief Executive Officer Imation Corp.
Mr. Monahan served as Chairman of the Board, President and Chief Executive Officer of Imation Corp., a developer, manufacturer, marketer and distributor of removable data storage media products and accessories, from 1996 to 2004. Previously, he served as Group Vice President of 3M Company responsible for its Electro and Communications Group, Senior Managing Director of 3M’s Italy business and Vice President of 3M’s Data Storage Products Division.

Age:	69		Skills and Qualifications

Executive and Operational Leadership – Broad experience as CEO, Chairman, and lead director of other public companies. Experienced in international management, financial management, mergers and acquisitions and corporate structure development.
Marketing – Experienced in worldwide marketing and distribution, and business to business sales development.
Executive Compensation Background – Strong background in executive compensation matters as a former CEO and in other executive roles, as well as his service as a member and chairman of compensation committees for other public companies, facilitates his leadership of our Compensation Committee.
Risk Management – Executive experience in risk management.

Director Since: 2004

2016	Meeting Attendance:	100%

Independent: Yes

Mosaic Committee Membership: • Audit • Compensation (Chair)
			Other Board Service:

•  Pentair Ltd. (Lead Director; Compensation Committee; Governance Committee)
•  Hutchinson Technology, Inc. (2000 – December 2012; Chair, Compensation Committee)
•  Solutia Inc. (2008 – July 2012; Lead Director)

James (“Joc”) C. O’Rourke President and Chief Executive Officer The Mosaic Company
Mr. O’Rourke was appointed our President and Chief Executive Officer in August 2015. He previously served as our Executive Vice President - Operations and Chief Operating Officer from August 2012 to August 2015 and as our Executive Vice President - Operations from January 2009 to August 2012. Prior to joining Mosaic, Mr. O’Rourke was President, Australia Pacific for Barrick Gold Corporation, the largest gold producer in Australia, since May 2006, where he was responsible for the Australia Pacific Business Unit consisting of ten gold and copper mines in Australia and Papua New Guinea. Before that, Mr. O’Rourke was Executive General Manager in Australia and Managing Director of Placer Dome Asia Pacific Ltd., the second largest gold producer in Australia, from December 2004, where he was responsible for the Australia Business Unit consisting of five gold and copper mines; and General Manager of Western Australia Operations for Iluka Resources Ltd., the world’s largest zircon and second largest titanium producer, from September 2003, where he was responsible for six mining and concentrating operations and two mineral separation/synthetic rutile refineries. Mr. O’Rourke had previously held various management, engineering and other roles in the mining industry in Canada and Australia since 1984.

Age:	56

Director Since: May 2015

2016	Meeting Attendance:	100%

Independent: No

			Skills and Qualifications:

Management Interface with Board - Principal interface between management and our Board; facilitates our Board’s performance of its oversight function by communicating the Board’s and management’s perspectives to each other.
Mining Experience - More than 30 years of experience in U.S., Canadian and international mining activities, including both shaft and open-pit mining.
Global Operational Leadership - extensive experience in leading complex global operations.
Agriculture/Fertilizer Business - Longstanding experience in the agriculture and fertilizer industry through executive and operational roles for Mosaic.

			Other Board Service:
			• The Toro Company (Audit Committee; Finance Committee)

James L. Popowich Retired, former President and Chief Executive Officer Elk Valley Coal Corporation
Mr. Popowich served as President and Chief Executive Officer of Elk Valley Coal Corporation (“EVCC”), a producer of metallurgical hard coking coal, in Calgary, Alberta, from January 2004 to August 2006, and as President of the Fording Canadian Coal Trust, (“Fording Coal”) a mutual fund trust that held a majority ownership interest in EVCC, from January 2004 until his retirement in December 2006. Mr. Popowich was Executive Vice President of EVCC from February 2003 to January 2004, and from March 1990 to June 2001 served as Vice President – Operations at Fording Coal. He was Past President of Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), an industry technical association dedicated to education and identifying best practices in the mineral industry from May 2008 through May 2009, and President of CIM from May 2007 to May 2008.

Age:	72

Director Since: 2007

2016	Meeting Attendance:	100%

Independent: Yes			Skills and Qualifications:

Executive and Operational Leadership Experience – Significant executive and operational experience.
Mining Experience – Extensive experience in the mining business, including both shaft and open-pit; member of the Association of Professional Engineers, Geologist and Geophysicists of Alberta; received the CIM Fellowship award for contributions to the coal industry in Canada; and serves as an advisor to the mining industry with a focus on operational excellence.
Environment, Health, Safety, and Sustainability – Familiarity with addressing environmental, health, safety, corporate social responsibility and greenhouse gas matters in Canada.

Mosaic Committee Membership: • Compensation • Environmental,Health, Safety and Sustainable Development

			Other Board Service:
			• CIM (2007-2015) • Climate Change Central (an organization established by the Alberta government dedicated to the reduction of greenhouse gasses, 2002 – 2010)

David T. Seaton Chairman and Chief Executive Officer Fluor Corporation
Mr. Seaton is the Chairman and Chief Executive Officer of Fluor Corporation, a professional services firm. He was elected chairman in February 2012 and became a member of Fluor’s board of directors and Chief Executive Officer in February 2011. Prior to his appointment as Chief Executive Officer, Mr. Seaton was Chief Operating Officer of Fluor from November 2009 to February 2011. Mr. Seaton served as Senior Group President of the Energy and Chemicals, Power and Government business groups for Fluor from March 2009 to November 2009 and as Group President of Energy and Chemicals for Fluor from February 2007 to March 2009. Since joining Fluor in 1984, Mr. Seaton has held numerous positions in both operations and sales globally.

Age:	55

Director Since: April 2009

2016	Meeting Attendance:	95%	Skills and Qualifications:

Project Management – Extensive experience in leading major projects.
Executive Leadership – Experience as a CEO and in other executive leadership and policy-making roles in a public company.
Leadership of Global Operations – Experience in leadership of a large, global business.
Energy and Chemicals Markets Experience – Experience in energy and chemicals markets.

Independent: Yes

Mosaic Committee Membership: • Compensation • Environmental, Health, Safety and Sustainable Development
			Other Board Service:
			• Fluor Corporation (Chairman; Chair, Executive Committee)

Steven M. Seibert Attorney The Seibert Law Firm
Mr. Seibert is a land use and environmental attorney and has been a Florida
Supreme Court-certified mediator for over 20 years. He has operated The
Seibert Law Firm in Tallahassee, Florida since January 2003, and in early
2013 co-founded a strategy consulting firm, triSect, LLC. From July 2008 until September 2011, Mr. Seibert was Senior Vice President and Director of
Strategic Visioning for the Collins Center for Public Policy, a non-partisan, non-profit policy research organization. He also served as the Executive
Director of the Century Commission for a Sustainable Florida from 2005 until
July 2008. Prior to re-starting his law practice in 2003, Mr. Seibert served as the Secretary of Florida’s Department of Community Affairs from 1999 to
2003, following his appointment by Governor Jeb Bush, and, before that,
Mr. Seibert was an elected County Commissioner representing Pinellas
County, Florida from 1992 to 1999.

Age:	61

Director Since: October 2004

2016	Meeting Attendance:	100%

Independent: Yes
			Skills and Qualifications:
Mosaic Committee Membership: • Corporate Governance and Nominating • Environmental, Health, Safety and Sustainable Development (Chair)

Government and Public Policy; Statewide and Local Issues in Florida – Service in various public policy and governmental roles in Florida, as well as his law practice, contribute to our Board’s understanding of public policy and other statewide and local issues in Florida, where most of our phosphate operations are located.
Environment and Land Use Experience – Insights gained through his experience in environmental, land and water use and emergency management in Florida enhance our Board’s perspective on these matters and facilitates his leadership of our Environmental, Health, Safety and Sustainable Development Committee.

Kelvin W. Westbrook President and Chief Executive Officer KRW Advisors, LLC
Mr. Westbrook has been President and Chief Executive Officer of KRW Advisors, LLC, a provider of strategic and general business and consulting services in the telecommunications, media and other industries, since September 2007. Mr. Westbrook founded Millennium Digital Media Systems, LLC (“MDM”) in 1997 and served as Chairman and Chief Strategic Officer and as President and Chief Executive Officer of MDM from October 2006 to September 2007 and from May 1997 to September 2006, respectively.
Broadstripe, LLC (formerly MDM) and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009, approximately 15 months after Mr. Westbrook resigned from the firm.

Age:	61

Director Since: August 2016

2016	Meeting Attendance:	100%

Independent: Yes			Skills and Qualifications:

Executive and Operational Leadership – Extensive leadership experience, including as CEO and in other strategic leadership roles at various companies.
Legal, Media and Marketing – Core legal, media and marketing skills, including former service as a partner of a national law firm.
Corporate Governance – In-depth knowledge and expertise in corporate governance gained through service on the boards of directors and board committees of other public companies and not-for-profit entities.
Risk Management – Executive experience in risk management.

Mosaic Committee Membership: • Corporate Governance and Nominating • Environmental, Health, Safety and Sustainable Development (Chair)

			Other Board Service:

•  Archer Daniel Midland Company (Chair, Compensation Comittee; Executive Committee; Nominating and Corporate Governance Committee)
•  T-Mobile US Inc. (Chair, Nominating and Corporate Governance Committee; Audit Committee)
•  Camden Property Trust (Lead Trust Manager)
•  Stifel Financial Corp. (Governance and Risk Management Committee)

DIRECTOR STOCK OWNERSHIP GUIDELINES
We have stock ownership guidelines for non-employee directors. These guidelines call for each director to acquire shares with a value of at least five times the annual base cash retainer within five years of becoming a director which, based on our current director compensation program, would be $800,000 for our non-executive Chairman of the Board and $400,000 for each other non-employee director. For purposes of computing a director’s holdings under our stock ownership guidelines, restricted stock units (“RSUs”) (whether vested or unvested) owned by a director are included. The following table shows information about each non-employee director’s status with respect to the ownership guidelines at March 7, 2017:

Director	Shares Included Under Guidelines		Value (1) in Excess of Guidelines
	#	Value (1)
Nancy E. Cooper	17,700	$761,885	$361,885
Gregory E. Ebel (2)	28,024	$1,054,526	$654,526
Timothy S. Gitzel (2)	24,581	$788,914	$388,914
Denise C. Johnson (2)	13,359	$482,853	$82,853
Emery N. Koenig	29,193	$1,275,461	$875,461
Robert L. Lumpkins	49,239	$1,810,952	$1,010,952
William T. Monahan	42,905	$1,244,647	$844,647
James L. Popowich	28,359	$1,122,851	$722,851
David T. Seaton	20,976	$899,887	$499,887
Steven M. Seibert	28,682	$1,021,730	$621,730
Kelvin R. Westbrook	4,079	$116,252	(2)

(1) Under our stock ownership guidelines for non-employee directors, RSUs are valued at the date of grant and other shares are valued at their date of purchase.
(2) Director has not yet completed five years of service. Mr. Ebel, Mr. Gitzel, Ms. Johnson and Mr. Westbrook will complete five years of service on October 4, 2017, October 3, 2018, May 15, 2019 and August 25, 2021, respectively, if they remain as directors of Mosaic.
Our stock ownership guidelines for executive officers, including executive officers who are directors, are described under “Executive Stock Ownership Guidelines” on page 47 in our Compensation Discussion and Analysis.

CORPORATE GOVERNANCE
Our Board oversees the management of our business and determines overall corporate policies. The Board’s primary responsibilities are directing our fundamental operating, financial and other corporate strategies and evaluating the overall effectiveness of our management.
We review our corporate governance principles and practices on a regular basis. As one example of our Board’s ongoing consideration of potential changes to our corporate governance practices and engagement with our stockholders on these matters, consistent with our own philosophical beliefs about stockholders’ rights, we adopted a proxy access bylaw in 2016. This bylaw became effective beginning with our 2017 Annual Meeting.
Set forth below is a detailed description of our key governance policies and practices.
Board Independence
The New York Stock Exchange (“NYSE”) listing standards require our Board to formally determine each year which directors of Mosaic are independent. In addition to meeting the minimum standards of independence adopted by the NYSE, we do not consider a director “independent” unless our Board affirmatively determines that the director has no material relationship with us that would prevent the director from being considered independent.
Our Board has adopted Director Independence Standards setting forth specific criteria by which the independence of our directors will be determined. These criteria include restrictions on the nature and extent of any affiliations directors and their immediate family members may have with us, our independent accountants, or any commercial or non-profit entity with which we have a relationship. A copy of our Director Independence Standards is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.
Our Board, as recommended by the Corporate Governance and Nominating Committee, has determined that our directors, Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, Robert L. Lumpkins, William T. Monahan, James L. Popowich, David T. Seaton, Steven M. Seibert and Kelvin R. Westbrook, are each “independent” under the NYSE rules and our Director Independence Standards and have no material relationships with us that would prevent the directors from being considered independent. In making its independence recommendations, our Corporate Governance and Nominating Committee reviewed all of our directors’ relationships with us based primarily on a review of each director’s response to questions regarding employment, business, familial, compensation and other relationships with us and our management. James (“Joc”) C. O’Rourke is not independent because he is our current President and Chief Executive Officer.
Board Oversight of Risk
It is the role of management to operate the business, including managing the risks arising from our business, and the role of our Board to oversee management’s actions.
Management’s ERM Committee assists us in achieving our business objectives by creating a systematic approach to anticipate, analyze and review material risks. The ERM Committee consists of a cross-functional team of our executives and senior leaders. The ERM Committee has the responsibility for establishing the context of our ERM process, as well as identifying, analyzing, evaluating and ensuring that appropriate protocols are in place to mitigate the risks.
Our Board is responsible for oversight of our management of enterprise risk. Our Board provides guidance with regard to our enterprise risk management practices; our strategy and related risks; and significant operating, financial, legal, regulatory, legislative and other risk-related matters relating to our business. As an integral part of the Board’s oversight of enterprise risk management, the Board has directed the ERM Committee to review its activities with the full Board on a periodic basis, and the Board monitors management’s processes, reviews management’s risk analyses and evaluates our ERM performance. In addition, regularly-scheduled meetings of our Board from time to time include an in-depth review of one or more significant enterprise risk focus topics.
Pursuant to their respective charters, each of the committees of our Board assists in the Board’s oversight of risk as follows:

•
In accordance with its charter and NYSE governance requirements, our Audit Committee regularly reviews with management, our Vice President – Risk Advisory and Assurance Services, and our independent registered public accounting firm, the quality and adequacy of our system of internal accounting, financial, disclosure and operational controls, including policies, procedures and systems to assess, monitor and manage business risks, as well as compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and discusses with management and our Vice President – Risk Advisory and Assurance Services policies regarding risk assessment and risk management.

•
Our Environmental, Health, Safety and Sustainable Development (“EHSS”) Committee oversees management’s plans, programs and processes to evaluate and manage EHSS risks to our business, operations and products; the quality of management’s processes for identifying, assessing, monitoring and managing the principal EHSS risks in our businesses; and management’s objectives and plans (including means for measuring performance) for implementing our EHSS risk management programs.

•
Our Corporate Governance and Nominating Committee oversees succession planning for our CEO and oversees from a corporate governance perspective the manner in which the Board and its committees review and assess enterprise risk.

•	Our Compensation Committee oversees risks related to our executive and employee compensation policies and practices, as well as succession planning for senior management other than our CEO.
Each of these Committees reports to the full Board on significant matters discussed at their respective meetings, including matters relating to risk oversight.
Committees of the Board of Directors
Our Board has four standing committees:

•	Audit;

•	Compensation;

•	Corporate Governance and Nominating; and

•	Environmental, Health, Safety and Sustainable Development.
Each of these Committees plays a significant role in the discharge of our Board’s duties and obligations. Each of the committees routinely meets in private session without the CEO or other members of management in attendance. Each of the four committees operates under a written charter. The charters are available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Committee Charting” caption.

Audit Committee
Five Members:
•	Nancy E. Cooper, Chair
The Board has determined that all of the Audit Committee’s members meet the independence and experience requirements of the NYSE and the SEC.

The Board has further determined that each of Nancy E. Cooper and Gregory L. Ebel qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated by the SEC.

•	Gregory L. Ebel
•	Timothy S. Gitzel
•	Robert L. Lumpkins
•	William T. Monahan

Meetings During 2016:	Eight
Key Responsibilities:
•	appointment, retention, compensation and oversight of the work of our independent registered public accounting firm;
•
reviewing the scope and results of the annual independent audit and quarterly reviews of our financial statements with the independent registered public accounting firm, management and internal auditor;

•	reviewing the internal audit plan and audit results;
•	reviewing the quality and adequacy of internal control systems with management, the internal auditor and the independent registered public accounting firm;
•
reviewing with the independent registered public accounting firm and management the application and impact of new and proposed accounting rules, regulations, disclosure requirements and reporting practices on our financial statements and reports; and

•	reviewing the Audit Committee Report included in this Proxy Statement.

Compensation Committee
Five Members:

None of our Compensation Committee’s members are officers or employees of ours, and all of its members, including its Chair, meet the independence requirements of the NYSE, the SEC and Section 162(m) of the Internal Revenue Code.

•	William T. Monahan, Chair
•	Timothy S. Gitzel
•	Denise C. Johnson
•	James L. Popowich
•	David T. Seaton

Meetings During 2016: Six
Key Responsibilities:

Assists the Board in oversight of compensation of our executives and employees and other significant human resource strategies and policies. This includes, among other matters, the principles, elements and proportions of total compensation to our CEO and other executive officers, the evaluation of our CEO’s performance and broad-based compensation, benefits and rewards and their alignment with our business and human resource strategies. The responsibilities of our Compensation Committee include, among others:

•	Chief Executive Officer Compensation:
	w	reviewing and recommending to our independent directors the amount and mix of direct compensation paid to our CEO; and
	w	establishing the amount and mix of executive benefits and perquisites for our CEO.
•	Other Executive Officers’ Compensation. Establishing the amount and nature of direct compensation and benefit programs for our other executive officers.
•	Severance, Change-in-Control and Other Termination Arrangements:
	w	reviewing and recommending to our independent directors the levels of compensation under severance, change-in-control and other termination arrangements for our CEO;
	w	establishing any change-in-control and other termination arrangements for our other executive officers; and
	w	adopting appropriate forms of agreements reflecting such arrangements.
•	Incentive Plans:
	w	reviewing and recommending to our Board performance goals and associated payout percentages under short- and long-term incentive plans for executive officers;
	w	recommending to our independent directors awards under these plans to our CEO; and
	w	approving awards under these plans to our other executive officers.
•	Other Benefit Plans. Overseeing the design and administration of our stock option, incentive and other executive benefit plans.
Also oversees:
•	our public disclosure of compensation matters in our proxy statements;
•
our solicitation of stockholder approval of compensation matters, including the advisory Say-on-Pay Proposal and the advisory Frequency of Say-on-Pay Proposal included in this Proxy Statement as Proposal No. 3 and Proposal No. 4, respectively;

•
risks related to our executive and employee compensation policies and practices, including the design of executive and employee compensation programs to mitigate financial, stockholder, reputation and operation risks; and

•	succession planning for our senior management other than the CEO and related risks.

Additional information about our Compensation Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis, under “Executive Compensation Governance - Roles and Process.”

Compensation Committee
Delegations of Authority
•	Our Compensation Committee’s charter provides that it may delegate its authority to a subcommittee of its members.
Our Compensation Committee has from time to time delegated authority to its Chair to review and approve particular matters, including services and fees of its independent compensation consultant.

Our Compensation Committee has also from time to time delegated to certain members of senior management the authority to grant long-term equity awards within prescribed parameters to certain employees. The employees to whom such awards have been made have not included any of our executive officers.

•
Our Compensation Committee also may delegate its authority when authorized to do so by one of our compensation plans. Our 2014 Stock and Incentive Plan and 2004 Omnibus Stock and Incentive Plan each expressly permits the committee to delegate authority as it deems appropriate.

Corporate Governance and Nominating Committee
Six Members:
•	Robert L. Lumpkins, Chair
•	Nancy E. Cooper	All of the members of the Corporate Governance and Nominating Committee are independent.
•	Gregory L. Ebel
•	Emery N. Koenig
•	Steven M. Seibert
•	Kelvin R. Westbrook

Meetings During 2016:	Five
Key Responsibilities:
•	recommending to the Board a set of corporate governance principles and providing ongoing oversight of governance;
•	recommending to the Board nominees for director;
•	recommending to the Board all committee assignments;
•	developing a compensation and benefits program for the Board;
•	overseeing the Board and committee annual evaluation process, including individual peer review;
•	overseeing from a corporate governance perspective the manner in which the Board and its Committees review and assess enterprise risk;
•	reviewing and approving certain transactions involving related persons; and
•	reviewing the succession plan for the CEO.

Environmental, Health, Safety and Sustainable Development Committee
Six Members:
•	Steven M. Seibert, Chair
•	Denise C. Johnson
•	Emery N. Koenig
•	James L. Popowich
•	David T. Seaton
•	Kelvin R. Westbrook
Meetings During 2016:	Five
Key Responsibilities:

Provides oversight of our environmental, health, safety and sustainable development (“EHSS”) strategic vision and performance, including the safety and health of employees and contractors; environmental performance; the systems and processes designed to manage EHSS risks, commitments, public responsibilities and compliance; relationships with an impact on communities with respect to EHSS matters; public policy and advocacy strategies related to EHSS issues; and achieving societal support of major projects. Its responsibilities include, among others:

•	overseeing the effectiveness of management’s systems, policies and processes that support our EHSS goals, commitments and compliance obligations;
•	conducting an annual environment, health and safety management system review;
•	reviewing with management compliance with environmental, health and safety laws, and pending or threatened environmental, health and safety proceedings;
•	overseeing management’s responses to significant emerging EHSS issues;
•	reviewing sustainability issues, including product stewardship;
•	overseeing our processes and practices with respect to interactions relating to EHSS matters with communities, customers and other key stakeholders; and
•	overseeing our processes for managing EHSS risks.
Other Policies and Practices Relating to the Board of Directors
Board Leadership Structure
As provided in our Corporate Governance Guidelines, our Board retains the right to exercise its discretion in combining or separating the offices of Chairman and CEO. Our Board believes that this issue is part of the succession planning process and that it is in the best interests of Mosaic for the Board to make a determination when it elects a new CEO.
At the present time, we have separated these two offices, with Mr. Lumpkins serving as our non-executive Chairman and Mr. O’Rourke serving as our CEO. In continuing the separation of the offices of Chairman and CEO, our Board has taken into account a number of factors, including:

•	Separating these positions allows our non-executive Chairman to focus on the Board’s role of providing advice to, and independent oversight of, management; and
•	The time and effort our CEO needs to devote to the management and operation of Mosaic, and the development and implementation of our business strategies.

In his role as non-executive Chairman, Mr. Lumpkins, among other things:

•	Leads the Board’s process for assessing the performance of the CEO;
•	Acts as a liaison between the Board and senior management;
•	Establishes, prior to the commencement of each year and in consultation with the Corporate Governance and Nominating Committee, a schedule of agenda subjects to be discussed during the year;
•	Establishes the agenda for each regular Board meeting;
•	Presides over each Board meeting; and
•	Presides over private sessions of the non-management directors, all of whom are independent, at regular Board meetings.

Evaluation of Board Performance
In order to continue to evaluate and improve the effectiveness of the Board, under the guidance of the Corporate Governance and Nominating Committee, our directors annually evaluate the Board’s performance, including the performance of each Board committee. The evaluation process includes a survey of the individual views of directors, a summary of which is then shared with the Board, as well as peer review of individual directors. The Corporate Governance and Nominating Committee annually evaluates its own performance as well as the performance of the Board as a whole, including peer review, and each other Board committee annually evaluates its own performance.
Private Sessions of Non-Management Directors
The non-management directors (all of whom are independent) meet in private session at each regular Board meeting without the CEO or other members of management in attendance. Our Chairman of the Board, Robert L. Lumpkins, presides at these sessions. Similarly, all Board committees regularly meet in executive session without management.
Compensation of Directors
Non-Employee Directors. The Corporate Governance and Nominating Committee reviews our director compensation program on an annual basis to ensure that it is competitive with market practices. Although matters of director compensation ultimately are the responsibility of the full Board, the Corporate Governance and Nominating Committee evaluates director compensation levels, makes recommendations regarding the structure of director compensation, and develops a director pay philosophy that is aligned with the interests of our stockholders. Although our director compensation program is reviewed annually, our Corporate Governance and Nominating Committee expects that, absent special circumstances, director compensation levels would be adjusted no more frequently than every two years.
As provided in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee, in making recommendations regarding director compensation, is guided by three goals:

•	Compensation should fairly pay directors for work required for a company of our size and scope;
•	Compensation should align directors’ interests with the long-term interests of stockholders; and
•	The structure of compensation should be simple, transparent and easy for our stockholders to understand.
In the course of conducting its review of director compensation, the Corporate Governance and Nominating Committee from time to time reviews various formal studies regarding director compensation practices at public companies, as well as a variety of other data sources. Our Corporate Governance and Nominating Committee also has the sole authority to select, retain and terminate an independent compensation consultant and to approve the consultant’s fees and other retention terms. In addition, our Corporate Governance and Nominating Committee routinely seeks information from management on matters for consideration by our Corporate Governance and Nominating Committee. Our Senior Vice President, General Counsel and Corporate Secretary participates in meetings of our Corporate Governance and Nominating Committee but is not generally present during private sessions.
In December 2016, our Board approved a change in our director compensation policy that was effective January 1, 2017. We have included a description of our non-employee director compensation and the most recently approved change under “Director Compensation” on page 27.
Employee Directors. Employee directors (currently only Mr. O’Rourke) receive no fees or remuneration for service on the Board or any committee of the Board.
Attendance
Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and to spend the time necessary to properly discharge their responsibilities. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with our executive officers and others regarding our business and affairs. Our full Board held five regular and two special meetings during 2016. Each director was present for at least 75% of the aggregate number of meetings of the Board and committees of the Board of which such director was a member that occurred during 2016 and subsequent to the election of such director to the Board.
All directors and director nominees for election or re-election to the Board at an annual meeting of stockholders are expected to attend that annual meeting. Last year, all of our then-serving directors attended the 2016 Annual Meeting.

Majority Vote Standard for Election of Directors
Our Bylaws provide that, in uncontested elections, a nominee for director will be elected to our Board if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election. The vote standard for directors in a contested election (an election in which the number of nominees for director is greater than the number of directors to be elected) is a plurality of the votes cast at the meeting.
In accordance with our Corporate Governance Guidelines, our Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation letter that will be effective upon acceptance by our Board. In addition, our Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation letter, promptly following their appointment to our Board.
Our Corporate Governance Guidelines further provide that, if an incumbent director fails to receive the required vote for re-election, our Corporate Governance and Nominating Committee will act within 90 days after certification of the stockholder vote to determine whether to accept the director’s resignation, and will submit a recommendation for prompt consideration by our Board. Our Corporate Governance and Nominating Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation.
Thereafter, our Board will promptly disclose its decision and decision-making process regarding whether to accept the director’s resignation offer (and the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.
If directors constituting less than a quorum of the members of our Corporate Governance and Nominating Committee receive the required vote in favor of their elections in the same election, then those independent directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to our Board whether to accept any or all of them. Furthermore, if the only directors who received the required vote in the same election constitute three or fewer directors, all independent directors may participate in the decision regarding whether to accept any or all of the tendered resignations.
Each director nominee named in this Proxy Statement has offered to tender an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and our Board accepts his or her resignation.
Retirement from the Board
The Board has a retirement policy which provides that a non-employee director who attains age 74 shall submit his or her resignation as a director to be effective at the time of the next annual meeting of stockholders. In addition, it is the policy of the Board that employee-directors (other than the CEO) resign from the Board upon their retirement from Mosaic. The Board also has a policy that any non-employee director or the CEO of Mosaic submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has an unresolved conflict of interest with Mosaic. The Board will accept or reject any of the foregoing resignations based on the best interests of Mosaic.
Communications with the Board
The Board believes that accessibility to the members of our Board is an important element of our corporate governance practices and, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has adopted a policy regarding communications with our Board. The policy sets forth the methods of communication with the Board as a whole and with individual directors. Pursuant to the policy, our Senior Vice President, General Counsel and Corporate Secretary serves as confidential intermediary between stockholders or other interested parties and our Board.

Stockholders and interested parties are offered several methods for communication with the Board, including via e-mail and through a toll-free telephone number monitored by the office of our Senior Vice President, General Counsel and Corporate Secretary. They may:

•	contact our Board via our toll-free telephone number at (877) 261-2609 inside the United States, or call collect to (503) 726-3224 outside the United States;
•
send written communication in care of our Senior Vice President, General Counsel and Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441;

•	send e-mail messages to our Board, including the presiding director of our non-management directors or the non-management directors as a group, to directors@mosaicco.com; or
•	send communications relating to accounting, internal accounting controls or auditing matters by means of e-mail messages to auditchair@mosaicco.com.

Any such communications by employees may be made on a confidential and/or anonymous basis. Stockholders making such communication are encouraged to state that they are security holders and provide the exact name in which their shares are held and the number of shares held.
It is the responsibility of our Senior Vice President, General Counsel and Corporate Secretary to process in a timely manner each communication from stockholders or other interested parties and to forward such communications:

•	for communications addressed to the Board as a whole, to the Chairman of the Board;
•
for communications addressed to the presiding director of the non-management directors’ private sessions or to the non-management directors as a group, to the director designated by the Corporate Governance and Nominating Committee;

•	for communications addressed to a committee of the Board, to the chair of such committee;
•	for communications addressed to an individual director, to such named director; and
•	for communications relating to accounting, internal accounting controls or auditing matters, to the members of the Audit Committee.
“Spam” such as advertising, solicitations for business, requests for employment or requests for contributions will not be forwarded.
Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, may handle in his discretion any communication that is described within any of the following categories:

•	routine questions, complaints and comments that management can appropriately address;
•	routine invoices, bills, account statements and related communications that management can appropriately address;
•	surveys and questionnaires; and
•	requests for business contacts or referrals.
In that case, he will provide a copy of the original communication to the Chairman of the Board (or to the Chair of the Corporate Governance and Nominating Committee) and advise of any action taken with respect to the communication. Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff, will forward any communications not clearly addressed as set forth above to the Chairman of the Board for handling.
Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, will maintain a summary log of all communications (other than those excluded as described above), and on a periodic basis will provide to the Chairman of the Board (or to the Chair of the Corporate Governance and Nominating Committee) a copy of all log entries made (to the extent any communications have been received) since the immediately preceding report was provided. Our Senior Vice President, General Counsel and Corporate Secretary will promptly provide to any director, upon his or her request, a copy of any part, or all, of the log.
Any director receiving such communications may, at his or her discretion, forward copies of any such communications to any other directors, any Board committee, the other non-employee directors or the entire Board for information and/or action as deemed appropriate.
The full text of our policy regarding stockholder communications with the Board is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.

Policy and Procedures Regarding Transactions with Related Persons
Our Board, upon the recommendation of the Corporate Governance and Nominating Committee, has adopted a Related Person Transactions Approval Policy. A copy of the policy is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.
This policy delegates to our Corporate Governance and Nominating Committee responsibility for reviewing, approving or ratifying transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any director, executive officer or 5% stockholder and members of their immediate family.
Our Related Person Transactions Approval Policy applies to transactions that involve a related person where we are a participant and the amount involved exceeds, or is reasonably expected to exceed, $120,000, and in which the related person otherwise has a direct or indirect material interest, as well as any amendment or modification to an existing related person transaction.
No director may participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director is required to provide to the Corporate Governance and Nominating Committee all material information concerning the related person transaction as may be requested by the committee. Any related person transaction that is not approved or ratified, as the case may be, will be voided, terminated or amended, or such other actions will be taken in each case as determined by the Corporate Governance and Nominating Committee so as to avoid or otherwise address any resulting conflict of interest.
Related person transactions under the policy do not include:

•
Any transaction where the related person’s interest derives solely from the fact that he or she serves as a director or officer of a not-for-profit organization or charity that receives donations from us in accordance with a matching gift program of ours that is available on the same terms to all of our employees;

•	Indemnification payments made pursuant to our Certificate of Incorporation or Bylaws or pursuant to any agreement between us and the related person;
•
Any transaction that involves compensation to a director (if such arrangement has been approved by our Board) or executive officer (if such arrangement has been approved, or recommended to the Board for approval, by the Compensation Committee of our Board or is otherwise available generally to all of our salaried employees) in connection with his or her duties to us, including the reimbursement of business expenses incurred in the ordinary course in accordance with our expense reimbursement policies that are applicable generally to all salaried employees; or

•
Any transaction entered into in the ordinary course of business pursuant to which the related person’s interest derives solely from his or her service as a director or employee (including an executive employee) of another corporation or organization that is a party to the transaction and (i) the related person does not receive directly any compensation or other direct material benefit of any kind from the other corporation or organization due, in whole or in part, to the creation, negotiation, approval, consummation or execution of the transaction, and (ii) the related person is not personally involved, in his or her capacity as a director or employee of the other corporation or organization, in the creation, negotiation or approval of the transaction.

In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will consider, among others, the following factors to the extent it deems relevant:

•
Whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or 5% stockholder of ours;

•	Whether there are demonstrable business reasons for us to enter into the related person transaction;
•	Whether the related person transaction could impair the independence of a director under our Director Independence Standards;
•
Whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors our Corporate Governance and Nominating Committee deems relevant; and

•	Whether the related person transaction is permitted under the covenants pursuant to our material debt agreements.

Director Education Policy
Our Board believes that our stockholders are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance and other subject matters relevant to board service. Our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. In order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business and our competitors and to corporate governance and regulatory issues, as well as presentations by subject matter experts on new legal and regulatory requirements. We also maintain a membership for each of our directors in an organization dedicated to corporate governance and ongoing education, and fund the reasonable costs of attending director education programs. Directors serving on multiple boards are encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve. Prior approval for attendance is obtained from the chair of the Corporate Governance and Nominating Committee in each case where a director intends to seek reimbursement of the cost of attendance.
Code of Business Conduct and Ethics
Our Board and management are dedicated to sound corporate governance principles. Our Code of Business Conduct and Ethics (the “Code of Ethics”) is a statement of our high standards for ethical and legal compliance, and it governs the manner in which we conduct our business. All of our employees, officers, directors, agents and representatives, including consultants, are expected to comply with our Code of Ethics. Each of our directors and officers, as well as over 3,100 other employees, is requested annually to certify compliance with the Code of Ethics. A copy of our Code of Ethics is available on our website at www.mosaicco.com under the “Investors – Corporate Overview – Governance Documents” caption.
DIRECTOR COMPENSATION
Non-Employee Directors
The director compensation policy in effect for 2016 provided for cash compensation to non-employee directors as follows:

•	an annual cash retainer of $180,000 to our Chairman of the Board and $90,000 to each other director;

•	an annual cash retainer of $20,000 to the Chair of our Audit Committee;

•	an annual cash retainer of $15,000 to the Chair of our Compensation Committee; and

•	an annual cash retainer of $10,000 to each director who serves as Chair of our Corporate Governance and Nominating Committee or Environmental, Health, Safety and Sustainable Development Committee.
In addition, the policy in effect during 2016 provided for a single annual grant of RSUs, valued at $260,000 for our Chairman of the Board and $155,000 for each other non-employee director. Additional information about our annual grants of RSUs to directors is included in note (4) to the Non-Employee Director Compensation Table below.
At its meeting in December 2016, the Board approved a reduction in non-employee director compensation, acknowledging the difficult industry environment in which we have been operating. Effective January 1, 2017, the director compensation policy was amended to provide as follows:

•	an annual cash retainer of $160,000 to our Chairman of the Board and $80,000 to each other director;

•	an annual cash retainer of $20,000 to the Chair of our Audit Committee;

•	an annual cash retainer of $15,000 to the Chair of our Compensation Committee; and

•	an annual cash retainer of $10,000 to each director who serves as Chair of our Corporate Governance and Nominating Committee or Environmental, Health, Safety and Sustainable Development Committee.
In addition, the amended policy effective January 1, 2017 provides for a single annual grant of RSUs, valued at $240,000 for our Chairman of the Board and $145,000 for each other non-employee director.
We also reimburse our directors for travel and business expenses incurred in connection with meeting attendance. We do not pay meeting fees, and we do not provide any perquisites to our non-employee directors except for reimbursement of travel expenses when spouses attend Board functions.

Employee Directors
Directors who are employees receive no director fees or other separate compensation for service on the Board or any committee of the Board for the period during which they are employees. During 2016, James (“Joc”) C. O’Rourke, our current CEO, and James T. Prokopanko, our CEO prior to August 5, 2015, were both employees and directors. Mr. Prokopanko retired from the Company on January 5, 2016, after which time he received director fees as set forth below for his service on the Board until he retired from the Board upon conclusion of the 2016 Annual Meeting. All of our compensation to our CEO is set forth under “Executive Compensation Tables” beginning on page 51.
The following table and accompanying narrative and notes provide information about our compensation for service as a non-employee director during 2016.
2016 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)(2)	Stock Awards ($) (3)(4)(5)(6)	All Other Compensation ($) (7)	Total ($)
Nancy E. Cooper	110,000	154,995	6,291	271,286
Gregory L. Ebel	90,000	154,995	6,291	251,286
Timothy S. Gitzel	90,000	154,995	6,291	251,286
William R. Graber (8)	34,615	—	6,291	40,906
Denise C. Johnson	90,000	154,995	—	244,995
Emery N. Koenig	90,000	154,995	6,291	251,286
Robert L. Lumpkins (9)	190,000	260,011	10,553	460,564
William T. Monahan	105,000	154,995	6,291	266,286
James L. Popowich	90,000	154,995	6,291	251,286
James T. Prokopanko (8)	33,873	—	—	33,873
David T. Seaton	90,000	154,995	6,291	251,286
Steven M. Seibert	100,000	154,995	6,291	261,286
Kelvin R. Westbrook	31,793	116,252	—	148,045

(1)	Reflects the aggregate amount of the cash retainers paid for 2016.

(2)
Our unfunded non-qualified deferred compensation plan permits a director to elect to contribute up to 100% of the director’s fees on a tax-deferred basis until distribution of the participant’s plan balance. A participant’s balance accrues gains or losses at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available for selection by participants as investments under the Mosaic Investment Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code (“Code”), except that our Common Stock is excluded. Because the rate of return is based on actual investment measures, no above-market earnings are paid. One director participated in the non-qualified deferred compensation plan during 2016. Our non-qualified deferred compensation plan provides that our Board, as constituted immediately before a change-in-control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.

(3)
Reflects the grant date fair value for RSUs granted to directors, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or ASC 718. The assumptions used in our valuation of these awards are discussed in note 19 to our audited financial statements for 2016 included in the 2016 10-K Report.

(4)
The date of our annual grant of RSUs to non-employee directors in 2016 was May 19, 2016, the date of our 2016 Annual Meeting. We establish the number of shares subject to the grant of RSUs by dividing the target value of the grant by the closing price of a share of our Common Stock on the date of grant. The RSUs granted in 2016 to non-employee directors will vest completely on the date of the 2017 Annual Meeting. If a director ceases to be a director prior to vesting, the director will forfeit the RSUs except in the event of death (in which case the RSUs will vest immediately) or unless otherwise determined by our Corporate Governance and Nominating Committee. For vested RSUs, Common Stock will be issued immediately, in the event of the director’s death, or on the third anniversary of the grant date, except that (i) RSUs of a director who is removed for cause will be forfeited and (ii) as to RSUs for which an election has been made under our long-term equity deferral plan, shares will be issued in accordance with the director’s election. The RSU awards granted in 2016 to non-employee directors include dividend equivalents which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid at the same time as we issue shares of our Common Stock after the awards vest. A director may elect that up to half of the RSUs granted to the director in 2016 be paid in cash rather than shares of Common Stock.

(5)	The following table shows the number of RSUs held at December 31, 2016 by each director who was not an employee at any time during 2016:

Director	Restricted Stock Units Held at December 31, 2016 (#)	Vesting Date (a)
Robert L. Lumpkins	5,274	5/14/2015
	5,707	5/19/2016
	10,129	(b)
Each of Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, William T. Monahan, James L. Popowich, David T. Seaton and Steven M. Seibert	3,144	5/14/2015
	3,402	5/19/2016
	6,038	(b)
Kelvin R. Westbrook	3,402	(b)

(a)
These RSUs vest or vested on the earlier of (i) the date indicated in this column or (ii) subject to the approval of the Corporate Governance and Nominating Committee in its sole discretion, a director’s departure from the Board, for reasons other than removal for cause, before the one year anniversary of the date of grant. See note (4) above with respect to issuance of Common Stock following the vesting date.

(b)	These RSUs vest on the date of the 2017 Annual Meeting.

(6)
Our unfunded non-qualified equity deferral plan and the applicable RSU award agreements allow eligible directors to elect to contribute all or a portion of annual RSU grants to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the director at the time of her or her deferral election. For each share that would have been issued under an RSU award but for an election to defer its receipt, the director will be credited with a recordkeeping amount of cash equal to the dividends per share paid or payable to holders of our Common Stock on a share of our Common Stock. This recordkeeping amount will be paid out consistent with the payment dates specified in the plan.

(7)	Reflects dividend equivalent payments for 2016. Dividend equivalents are unfunded, do not bear interest and are not paid unless the shares that are subject to the RSU are issued.

(8)	Messrs. Graber and Prokopanko retired from the Board upon conclusion of the 2016 Annual Meeting.

(9)
Mr. Lumpkins elected to defer 100% of his fees earned or paid in cash pursuant to the non-qualified deferred compensation plan described in note (2) above and 75% of his RSU grant pursuant to the non-qualified equity deferral plan described in note (6) above.

EXECUTIVE COMPENSATION

	Page		Page
COMPENSATION DISCUSSION AND ANALYSIS	30	EXECUTIVE COMPENSATION TABLES	51

COMPENSATION COMMITTEE REPORT	50	2016, 2015 and 2014 Summary Compensation Table	51

		Grants of Plan-Based Awards	54
COMPENSATION RISK ANALYSIS	50
		Outstanding Equity Awards	55

		Option Exercises and Stock Vested	59
		Pension Benefits	59
		Non-Qualified Deferred Compensation	62
		Potential Payments upon Termination or Change-in-Control	63
COMPENSATION DISCUSSION AND ANALYSIS
This section of the Proxy Statement explains the material elements of our executive compensation program for our CEO and our other “Named Executive Officers” for 2016 identified in the “Executive Compensation Tables” section beginning on page 51, and should be read in conjunction with that section.
Executive Summary
2016 Business Highlights
Our financial results in 2016 reflected the continuation of a challenging pricing environment for our industry. Net earnings attributable to Mosaic for the year ended December 31, 2016 were $297.8 million, or $0.85 per diluted share, compared to 2015 net earnings of $1.0 billion, or $2.78 per diluted share. Operating earnings were $319 million, down from $1.3 billion in 2015, and were unfavorably impacted by significantly lower average selling prices for phosphates and potash, partially offset by lower phosphates raw material costs and higher phosphates sales volumes.
In 2016 we continued to take steps toward achieving our strategic priorities of growth, expansion of market access, driving innovation and promoting total shareholder return, as described under “Summary Information - Business Highlights,” beginning on page 3. We focused, among other things, on capital and cost controls and opportunities for growth to position Mosaic to outperform in the years ahead. For example:

•
We entered into an agreement in December 2016 to acquire Vale S.A.'s global phosphate and potash operations conducted through Vale Fertilizantes S.A. When completed, this transaction will increase our finished phosphates capacity by approximately five million tonnes and our finished potash capacity by approximately 500,000 tonnes. Upon closing, Mosaic expects to become the leading fertilizer production and distribution company in Brazil.

•	We had record sales volumes of 6.8 million tonnes in our International Distribution segment in 2016.

•
We completed our investments to expand our MicroEssentials® capacity, and our sales volumes of MicroEssentials® products in 2016, including sales from our International Distribution segment, increased 23% over 2015.

•
We are on track to meet the goal we set to achieve $500 million in cost savings by the end of 2018 and are targeting an additional $75 million in savings in our support functions, most of which we expect to realize by the end of 2017.

•	Selling, general and administrative expenses in 2016 were the lowest amount in the last ten years, benefiting from our ongoing expense management initiatives.

•
While we continue to support key strategic projects and protect the integrity of our assets, we are managing our capital through the prioritization of our expenditures and the deferral, reduction or elimination of certain capital spending. Capital expenditures in 2016 were the lowest in over five years.

Executive Compensation Highlights
We operate in a cyclical and seasonal industry in which profitability is heavily influenced by commodity prices and other factors, including the price, supply and demand of our fertilizer products and the key inputs we use to produce them. While some of these factors are controllable, others are not. As a result, our executive compensation program offers traditional base salary, long-term incentives linked to financial and stock price performance measures, and short-term incentives tied to financial and operational performance in the form of operating earnings, cost management and production efficiency measures, as well as achievements toward operating our assets safely and efficiently.

2016 compensation highlights include:

•
No named executive officer received a base salary or target short-term incentive increase, reflecting an acknowledgment of the challenging industry environment, our focus on cost management and our stock price performance.

•
The majority of target direct compensation for 2016 was “at risk” based on financial, operational and stock price performance. The performance measures under our short-term incentive plan focus management on financial performance and on metrics that we believe will drive long-term stockholder value, though they may not always be reflected in near-term stock price performance. In this way, our executive compensation program elements are designed to motivate and retain our executive officers in a way that aligns with the interests of our stockholders.

•
We believe that 2016 payouts under our short- and long-term incentive programs bear a strong relationship to our financial, operational and stock price performance and align closely with our executive compensation program objectives. Consistent with our philosophy of paying for performance:

◦
Our short-term incentive plan paid out at 100% of target for our executive officers, reflecting performance at the maximum level against goals for our critical cost management, production efficiency and safety objectives. These objectives were designed to drive improvements in our position as a low cost producer, which supports our competitive position and sustainability in all pricing environments, and to build on our strong safety record. Due in large part to the challenging pricing environment in which we operated during 2016, we did not meet the threshold for a payout under our operating earnings measure.

◦	As of December 31, 2016, options granted during 2014 and 2015 were significantly underwater and options granted during 2016 were only slightly in-the-money.

◦	RSUs and TSR performance units that vested during 2016 paid out at values significantly below their grant date values (-46% and -75%, respectively).

◦
Our 2014 cost reduction incentive awards paid out at 150% of target, reflecting our strong focus on cost management over the three-year performance period. We realized an aggregate of $419.3 million in cost savings or approximately 84% above our target. Further demonstrating the pay-for-performance nature of these awards, the value of shares received was approximately 96% of grant date fair value, due to the decrease in our stock price since the grant date.

•	We modified our short-term incentive plan for 2016:

◦	We decreased the maximum payout under our 2016 short-term incentive plan to 200% (from 250%) of an individual’s incentive target opportunity.

◦
We adjusted the composition and weighting of our safety measures to reflect our movement away from lagging indicators that measure safety incidents and toward a proactive leading indicator that we believe will better focus our organization on behaviors aimed at preventing safety incidents.

•
Our Compensation Committee engages in an ongoing review of our compensation program to evaluate whether it remains consistent with our pay-for-performance philosophy and, as a whole, reflects what the Compensation Committee believes to be best practices among our peer group and the broader market. Highlights of our 2016 compensation practices are presented below.

•	Our 2016 “Say-on-Pay” advisory proposal was approved by approximately 96% of votes cast.

What We Do
✓	100% performance-based long-term incentive grants: stock price appreciation, TSR and ROIC
✓	Significant percentage of target direct compensation tied to performance
✓	Stock and incentive plan designed to permit awards that meet performance-based criteria of Section 162(m)
✓	Compensation Committee discretion to reduce (but not increase) executive officer short-term incentive payouts
✓	Clawback policy applicable to annual and long-term incentives
✓	Executive change-in-control agreements and long-term incentive awards: double trigger vesting in a change in control
✓	Stock ownership guidelines: 5x annual salary for CEO; 3x annual salary for other executive officers
✓	Independent executive compensation consultant and access to other independent advisors
✓	Limited perquisites
✓	Annual say-on-pay vote

What We Don’t Do
✗	We do not have executive employment agreements, other than expatriate agreements in connection with international assignments
✗	We do not provide tax gross-ups under our executive change-in-control agreements
✗	We do not permit hedging or pledging of Mosaic stock
✗	We do not reprice options under our stock plan
CEO Reported and Realizable Pay for 2016, 2015 and 2014
As shown in the table below, aggregate Realizable Pay for our CEO for 2016, 2015 and 2014 was 58% of Reported Pay. This is largely due to the fact that long-term incentive grants for this period are tied to Mosaic stock price appreciation and total shareholder return.
The table below compares aggregate Reported Pay to Realizable Pay for our CEO for 2016, 2015 and 2014. “Reported Pay” is pay reported in the Summary Compensation Table on page 51 for the related periods, and “Realizable Pay” generally reflects the value of pay that is earned or realizable as of the end of the period shown, in each case as described in the footnotes below. The information presented is intended to supplement, rather than to replace, the information found in the Summary Compensation Table on page 51 for the applicable years, because our Compensation Committee believes it is helpful to look at performance-based compensation from the perspective of what is actually realizable and what is reported, and that this comparison helps to illustrate the effectiveness of performance-based compensation.

($000s)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Base Salary
Bonus
Long-Term Incentive Compensation
Total: $20,990
$12,800
$4,996
$3,194
Realizable Pay is
58% of reported pay
Total: $12,204
$4,014
$4,996
$3,194
Reported Pay (a)
Realizable Pay (b)

(a) Reported Pay includes (i) base salary, (ii) actual annual short-term incentive earned and (iii) the grant date fair value of annual and promotional long-term incentive compensation, each as reported in the Summary Compensation Table for 2016, 2015 and 2014 for our CEO in each year. Accordingly, it reflects pay for Mr. O’Rourke for 2015 and 2016 and for our prior CEO for 2014. Reported Pay excludes the value of the special one-time cost reduction incentive awards granted in 2014.

(b)
Realizable Pay includes (i) base salary and actual annual short-term incentive earned, each as reported in the Summary Compensation Table for 2016, 2015 and 2014, (ii) the value of outstanding in-the-money stock options and unvested RSUs granted during the periods presented based on the closing price of our Common Stock on December 30, 2016, the last trading day of 2016, or $29.33, (iii) the estimated value of TSR performance unit awards granted in the periods presented, using the 30-day average trading price as of December 30, 2016 to determine the estimated vesting percentage and (iv) for 2015 and 2016, the estimated value of ROIC performance unit awards granted in 2015 and 2016, in each case assuming a target level of performance and using the 30-day average trading price as of December 30, 2016 to calculate the estimated payout. Realizable Pay excludes the value of the special one-time cost reduction incentive awards granted in 2014.

Compensation Discussion and Analysis

	Page		Page
Executive Summary	30	Executive Compensation Governance	43
Named Executive Officer Group	33	Roles and Process	43
Executive Compensation Program	33	Framework for Setting Target Total Direct Compensation	44
Program Objectives	33
		Tools and Information Utilized and Application	45
Guiding Principles	34

Stockholder Say-on-Pay Votes	34	Mosaic Comparator Group	46
Performance-Based Incentive Compensation	35	Executive Compensation Policies and Practices	46
2016 Incentive Metrics and Performance Standards	35	Pay Practices for Certain Events: Executive Officers	47
Short-Term Incentive Program	36
Long-Term Incentive Program	37	Executive Stock Ownership Guidelines	47
2014 Cost Reduction Incentive	38	Other Compensation Components	48
Severance and Change-in-Control Agreements	39	Named Executive Officer Health and Welfare Benefits	48
2016 Compensation Actions	39
		Named Executive Officer Retirement Benefits	49
NEO Pay Elements and Proportions	39
		Other Named Executive Officer Perquisites and Benefits	49
Evaluation of Executive Compensation Program	42

Realized Pay: Short-Term Incentives	42
CEO 3-Year Realized Pay: Long Term Incentives	43
Named Executive Officer Group
Our 2016 Named Executive Officers whose compensation is in the “Executive Compensation Tables” section beginning on page 51 are shown below.

2016 Named Executive Officers
James (“Joc”) C. O’Rourke	President and Chief Executive Officer
Richard L. Mack	Executive Vice President and Chief Financial Officer
Richard N. McLellan(1)	Senior Vice President - Brazil
Gary (“Bo”) N. Davis(2)	Former Senior Vice President - Phosphate Operations
Corrine D. Ricard(1)	Senior Vice President - Commercial
Walter F. Precourt III(2)	Senior Vice President - Phosphates
(1) Reflects current titles, effective February 6, 2017. Prior to that time, Mr. McLellan was our Senior Vice President - Commercial and Ms. Ricard was our Senior Vice President - Human Resources.
(2) Mr. Davis served as Senior Vice President - Phosphate Operations until June 1, 2016, when he became our Senior Advisor until his planned retirement on January 3, 2017. Mr. Precourt served as Senior Vice President - Potash Operations until June 1, 2016, when he became our Senior Vice President - Phosphates.
Executive Compensation Program
Program Objectives
Our executive compensation program aims to reward our executives for creating stockholder value, generating strong future cash flows and building competitive advantage in a global industry heavily influenced by factors such as fertilizer and other commodity prices. The program is shaped by the realities of a capital-intensive, cyclical and seasonal business with potentially large swings in profitability due to a number of factors outside our control, including:

•	price, supply and demand of our fertilizer products and the key inputs we use to produce them;

•	cash crop prices affecting farmer income levels and affordability of crop nutrients;

•	weather events and patterns affecting crop yields and prices;

•	raw material and energy costs that affect profit margins;

•	government fertilizer subsidies and other farm policies; and

•	environmental regulations and the costs of compliance and risk abatement

Due to the high degree of market risk we face, our executive compensation program must be competitive and valued by executives in order to attract, motivate and retain the executive talent needed to manage one of the largest producers of fertilizer products in the world.
Program elements are designed to work in concert to meet our needs and those of our executive officers in a way that aligns with the interests of our stockholders. When evaluating the competitiveness of our program, we look at total remuneration rather than each element individually. In this way, we are better able to track and manage program cost in the same manner as other business expenses.
Guiding Principles
To foster a top-down culture valuing sustained performance over the longer term, our executive compensation program emphasizes variable over fixed pay, long- over short-term incentives and stock-based compensation over cash.

Principle or Treatment
Base Salary	•	Salaries are paid for leadership competencies, including demonstrated knowledge, skills and abilities required to lead the company, business unit or function.
•
Salary levels should be competitive, at approximately the 50th percentile of salaries reported by our comparator group of companies for comparable roles, except where higher or lower levels are deemed appropriate based on the executive’s experience, organizational impact and other factors.

Short-Term Incentives	•	Target short-term incentive should represent a substantial percentage of base salary.
•
Success over the shorter-term is defined by key financial and operational performance indicators that take into account external factors impacting the company. Common incentives across the executive officer group promote close collaboration, unity of interests and accountability for enterprise results.

Long-Term Incentives	•	Long-term incentives should make up the largest proportion of target total direct compensation.
	•	100% performance-based, for 2016 linked to stock price appreciation, TSR and/or Incentive ROIC.
	•	As of 2015, no time-based RSUs are part of the annual program. Substantial, on-going equity stake in the Company is mandatory and creates needed alignment with shareholder interests.
Pay Mix	•	Incentives should comprise at least 50% of target total direct compensation.
•
Short and long-term incentives earned by meeting pre-determined goals derived from value-based standards of performance. Short-term incentives should reward actions that also further long-term business goals.

	•	RSUs may be utilized on a selective basis to support continuity of management and address special promotional and retention needs.
Benefits and Perquisites	•	Executive productivity and well-being should generally be supported by limited benefits and perquisites designed to advance individual wellness and financial security.
Severance Pay	•	Severance agreements are an effective alternative to employment agreements and serve to protect both executive and Company interests.
•
Severance pay is designed to enable management to objectively consider transactions that may benefit stockholders even if they would result in termination of executive officer employment, and to provide protection to executives against job loss due to reasons beyond their control.

Post-Employment Benefits	•
In place of SERPs, supplemental defined benefit pension plans and retiree medical plans, executives who save toward retirement income security should receive limited company contributions as an incentive.

•
Company contributions to non-qualified deferred compensation plans neutralize the discriminatory impact of qualified retirement plan benefits for executives (which may be reduced by compensation caps, contribution limits and other rules that do not apply to non-highly compensated employees).

Stockholder Say-on-Pay Votes
We provide our stockholders with the opportunity to cast a Say-on-Pay vote each year. At our 2016 Annual Meeting, approximately 96% of the votes cast on our Say-on-Pay proposal were voted in favor of it.
Our Compensation Committee considered this favorable outcome and believes it conveyed our stockholders’ strong support for our Compensation Committee’s decisions and our executive compensation programs and practices. After considering this support and other factors, including the desire to continually enhance and improve our programs and practices, our Compensation Committee made no material changes in its decision-making process or our executive compensation programs or practices for 2016 except as discussed above under “Executive Compensation Highlights.”

Performance-Based Incentive Compensation
The performance measures utilized in our short- and long-term incentives are linked to achievement of our business strategies, indicators of operational excellence and anticipated drivers of stockholder value creation. We believe these measures promote behaviors that will further our efforts to: (1) improve on our position as a low cost producer of fertilizer products, (2) grow sales revenues and improve margins, including by developing new products that improve crop yields, (3) build on our strong safety record by proactively addressing the causes of employee injuries, (4) make new capital investments that support our strategies and satisfy high hurdle rates of return, and (5) produce strong, consistent cash flows and TSR.
To improve TSR performance over time, we seek to deliver growth in net operating profit after-tax, generate strong returns on invested capital and optimize the cost of capital.
To establish objective, sound and challenging goals for our incentives, we set goals based on commonly utilized standards of performance linked to our stock price, TSR, continuous improvement, industry operating cost benchmarks and capital returns in excess of the weighted average cost of capital, or WACC. These techniques are intended to ensure that incentives support desired financial and operational outcomes that align with stockholder interests.
2016 Incentive Metrics and Performance Standards

Grants	Metric	Performance Standard
Short-Term Incentive Awards	Incentive Operating Earnings(1)	▪ Profit required to produce Incentive ROIC equal to Mosaic’s WACC (9% for 2016). ▪ Standard is adjusted annually with changes in WACC; amount funded varies based on Incentive Operating Earnings.
Incentive Operating Costs Per Tonne(1)
▪
Target costs for each tonne produced (excluding raw materials and other non-controllable items) are lower than the prior year’s actual costs plus inflation, to incentivize continuous year-over-year improvement.

Incentive Selling, General and Administrative Expense (SG&A)(1)
▪
Budgeted enterprise expense target (excluding incentives and expenses associated with acquisitions) as approved by our Board of Directors.
▪
2016 target goal of $305 million is 6% lower than the 2015 target.

Safety- Recordable Injury Frequency Rate (“RIFR”) and Management System Effectiveness (“MSE”)
▪
Target goals for both metrics have been set for year-over-year improvement and for RIFR, top quartile safety performance in chemical and mining industries for North America.
▪
For 2016, MSE replaced the long-term injury frequency rate measure that was utilized in 2015 and prior years. MSE is tied to the effectiveness of the Company’s safety management system, and as a leading indicator we believe its utilization will better focus our organization on behaviors aimed at preventing safety incidents.

LTI Stock Options	Stock Price
▪
Option gains are realized if stock price at time of exercise exceeds the exercise price set at fair market value on the date of grant.
▪
Value received is conditioned on continued service and stock appreciation until vesting and exercise of the options.

LTI Performance Units	TSR
▪
Mosaic TSR (stock price change plus dividends) over three-year period.
▪
Vesting percentage is tied directly to absolute TSR results. For example, negative 10% = 90% payout, positive 25% = 125% payout. No vesting if TSR falls below negative 50%.

	Incentive ROIC(1)	▪ Target goal: three-year cumulative Incentive ROIC must exceed cumulative Mosaic WACC + 3% over the three-year period. ▪ WACC adjusted up or down at start of each year to reflect actual WACC.
(1) Subject to adjustment as described in Appendix A to this Proxy Statement.
We see the use of WACC as a performance standard as appropriate for companies, like Mosaic, that have significant capital requirements for property, plant and equipment, working capital and inventories, and large sustaining capital. We have approximately $1.7 billion in construction in progress. We believe that achieving annual capital returns equal to WACC will enable us to meet the returns expected by our debt holders and equity holders. The target goal for our ROIC performance units is based on WACC plus a premium over three years, requiring a higher rate of return that we believe is appropriate for multi-year incentives.
Incentive Operating Costs Per Tonne excludes the cost of raw materials and other less controllable elements in our costs of goods sold. It serves as a productivity indicator as it reveals how continuous improvement efforts across a wide range of mining, processing, supply chain and distribution activities have led to end-to-end efficiency gains. A year-over-year improvement objective is the basis for the performance standard under our short-term incentive program, with an adjustment for inflation (for wage increases, energy and other fixed costs). The metric utilized for purposes of our 2014 cost reduction incentive utilized a similar standard, but included support function costs.

The effective management of expenses reflected in Incentive SG&A is important in promoting the efficient management and control of certain expenses not included in our costs of goods sold. Beyond the cost of management, support functions, customer service, technology, compliance and risk management, added expense is incurred based on the nature and scope of our business (environmental, land management, permitting and public affairs). Using historical SG&A as a baseline, we seek to reduce the trend rate as adjusted for growth in our business operations.
Stock price appreciation, or positive TSR, is the standard of performance used in two of our three long-term incentive vehicles for executive officers: stock options and TSR performance units. Since our business strategies are intended to result in improved stock price performance over the long term, it is an important outcome for us and our shareholders. We do not however, use relative TSR as the performance standard because we believe too few U.S. companies are pure direct competitors, making the use of relative TSR less valid and reliable for a small performance peer group. This lack of reliability runs the risk of payout windfalls or deficits that do not serve stockholder interests.
Short-Term Incentive Program
Awards of performance-based incentive compensation are annually made to our Named Executive Officers. The terms of the incentive opportunity are the same for all Named Executive Officers, with target goals for each of the incentive metrics defined at the enterprise level. The total pool for the program is equal to the sum of the bonus opportunity, expressed as a percentage of base salary, for all employee participants, including our Named Executive Officers. Our Compensation Committee has the ability to exercise negative discretion to reduce or eliminate payouts under the incentive plan if it deems appropriate.
Metrics, Weighting and Goals
Our incentive pool is funded based on a number of financial and operational outcomes that we believe are necessary for sustainable growth over the longer term. Information provided below is for our 2016 incentive plan.

	Metrics	Weighting	Funding at Threshold	Funding at Target	Funding at Maximum
Financial (95%)	Incentive Operating Earnings (1)(2)	50%	$2.3 million	$46.4 million	$92.7 million
	Incentive Operating Costs Per Tonne (1)	25%
	Incentive SG&A (1)	20%
Operational - Safety (5%)	Recordable Injury Frequency Rate	2%
	Management System Effectiveness	3%
	Payout	100%	5%	100%	200%
(1) Measure is subject to adjustment as described in Appendix A.
(2) No payout under this measure unless threshold Incentive ROIC is met.
We do not establish a target for Incentive Operating Earnings. Instead, the portion of our incentive pool allocable to Operating Earnings is funded based on a pre-determined percentage of Incentive Operating Earnings. This “sharing rate” rises or falls in relation to targeted Incentive ROIC. For 2016, sharing rates for Incentive ROIC above 9% were increased by fifteen (15) basis points for each one percentage gain in Incentive ROIC, or $135 million of incremental Operating Earnings. A combination of higher Incentive Operating Earnings and improved Incentive ROIC defines company performance that we believe justifies above-target short-term incentive payouts, and our executives do not begin to receive target payouts in the first place until our cost of capital is covered. The Incentive ROIC target is set using our WACC as of the end of the preceding fiscal year. 2016 sharing rates and potential pool funding based on Incentive ROIC and various Incentive Operating Earnings levels are shown below, and actual Incentive ROIC for 2016 and 2015 is presented under “Realized Pay: Short-Term Incentives” on page 42. For 2016, the threshold Incentive ROIC of 5% was not attained, resulting in no Incentive Operating Earnings payout.

Incentive Operating Earnings (millions)	Incentive ROIC	Sharing Rate	Incentive Pool
$1,750	13%	1.55%	$23.0 million
$1,480	11%	1.25%	$18.5 million
$1,210	9%	0.95%	$11.5 million
$940	7%	0.65%	$6.1 million
$670	5%	0.35%	$2.3 million

The portion of our incentive pool allocable to the remaining measures is funded based on achievement against pre-determined target goals, which can be positively affected, directly or indirectly, by operations, engineering, supply chain, EHS and support function teams within each business unit and across the Company.
Incentive Operating Costs Per Tonne and Incentive SG&A together have a 45% overall weighting due to the importance of our low cost producer business strategy. Creating an injury-free workplace is an integral part of our culture, which is why eligible employees at all levels of production and management have a percentage of their bonus tied to safety.
In general, the basic design of the short-term incentive program for our Named Executive Officers applies to all salaried employees. This ensures focus, alignment and a concerted effort toward achieving goals we view as clear but challenging and that define expected business performance. The overall maximum payout under the program is 200% of an individual’s incentive target opportunity (down from 250% last year).
Minimum, target and maximum levels of performance set for each 2016 incentive measure are shown in the table below.

	Minimum		Target		Maximum
Measure	Performance Level	Payout Percentage	Performance Level	Payout Percentage	Performance Level	Payout Percentage
Incentive Controllable Operating Costs per Tonne	$116	0%	$111	25%	$107	50%
Incentive SG&A ($ in millions)	$320	0%	$305	20%	$289	40%
Safety-RIFR	0.95	0%	0.80	2%	0.70	4%
Safety-MSE	0.05	0%	0.15	3%	0.25	6%
Total Payout		0%		50%		100%
Actual results for each incentive measure for 2016 and 2015 are presented under “Realized Pay: Short-Term Incentives” on page 42.
Long-Term Incentive Program
Long-term incentive awards are granted to our Named Executive Officers annually, generally in March of each year. Long-term incentive award values are based on market-competitive levels for comparable positions and are designed to deliver target total direct compensation set by the Compensation Committee as described under “2016 Compensation Actions” on page 39.
We believe that stock options strongly align executive compensation with shareholder interests and reinforce a long-term view of performance because of their 10-year term, which is important in our cyclical industry. We view options as a flexible and tax effective incentive that provides our executives the ability to acquire more shares, capture option gains and save to meet their long-term financial goals.
ROIC performance units are earned based on performance over a three-year period if our Incentive ROIC results over that period meet a target spread of WACC + 3%. We began to use ROIC as a performance-based long-term incentive measure to support our long-term stockholder value creation strategy because growth in Incentive ROIC historically had a positive effect on TSR. Although settled in cash for executive officers, ROIC performance units are denominated in stock during the three-year performance period, resulting in the earned value reflecting both our ROIC and TSR performance over that period.
TSR performance units are performance-based, three-year incentive awards that reward recipients for Mosaic stock price appreciation and declared dividends. For example, if at the end of the three-year performance period, our stock price plus the value of declared dividends has increased by 10%, then the payout will be 10% higher than the number of units granted. Conversely, if that value has declined by 25%, then just 75% of the granted units will vest. TSR performance units have both upside and downside potential based on positive or negative TSR performance, while supporting our retention objectives in a manner that has greater performance sensitivity than the time-based RSUs we eliminated from our annual long-term incentive program beginning in 2015. No TSR performance units will be earned if we do not achieve positive net earnings during the three-year performance period.
Key terms of our long-term incentive awards granted through 2016 are described in greater detail in the footnotes and narrative accompanying the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 55.

2016 Named Executive Officer Long-Term Incentive Grants

	Stock Options	ROIC Performance Units	TSR Performance Units
Date of Grant	March 3, 2016	March 3, 2016	March 3, 2016
NEO Grant Value/ % of Total	$3,049,995 / 33%	$3,049,997 / 33%	$3,049,974 / 33%
Fair Value at Grant (% of Stock Price) (1)	29%	100%	122%
Number of Shares/ Units Granted	364,396	107,055	87,467
Strike Price/ Grant Date Fair Value	$28.49	$28.49	$34.87
Term/ Performance Period	10 years	3 years	3 years
Performance Metric	Stock Price	Incentive ROIC	Absolute TSR
Form of Settlement	Stock	Cash	Stock
(1) See narrative to the Grants of Plan-Based Awards table on page 54.
Grants were equally divided among stock options, ROIC performance units and TSR performance units. This long-term incentive mix was chosen for balance in terms of the incentive horizon (use of both ten-year and three-year incentives) and performance conditions (stock price and other important financial measures). We believe this balance contributes to the overall effectiveness of our long-term incentive program because our industry cycles may have different durations and economic and stock market conditions may have a disproportionate impact on our stock price performance.
Long-Term Incentive Program Grant Rate and Dilution
Our Compensation Committee and, in the case of our CEO, our Board, considers the cost and dilutive implications of long-term incentive grants. We have maintained a grant rate (defined as the number of option shares plus the number of units granted, divided by the total number of shares outstanding at the time of grant) below 0.37% over the past three calendar years, which is below the average grant rate for companies within the basic materials industry.
2014 Cost Reduction Incentive
The one-time cost reduction incentive awards granted in 2014 to employees, including our Named Executive Officers, vested based on performance over a three-year period ending on December 31, 2016. They were paid out in shares during the first quarter of 2017. Performance at 150% of target reflected our strong achievement against cost savings goals over the performance period. Cost reduction incentive operating costs per tonne for Potash and Phosphates were $97 and $151, respectively, compared to maximum performance goals of $110.16 and $154.91 (adjusted to reflect actual levels of production volumes, so that the goals are reflective of the cost savings shown in the table). As a result, we realized an aggregate of $419.3 million or approximately 84% over our target goal.

	Potash Segment	Phosphates Segment	Executive Officers/Total Mosaic
Target Cost Savings	$100 million	$128 million	$228 million
Cost Savings Realized	$192 million	$227 million	$419 million
Cost Saving % (1)	23.6%	12.5%	16.8%
Vesting	150%	150%	150%
(1) Refers to the percentage reduction of 2013 costs, adjusted for inflation and actual levels of production volumes.
Our stock price has decreased significantly since March 28, 2014, the grant date of the cost reduction incentive awards. Consequently, in spite of performance at the maximum level, the value of awards received, based on our stock price at February 24, 2017 (the date on which performance was certified), was approximately 96% of the grant date value.

	Grant Date Value		Value on Performance Certification Date
	Named Executive Officers	Other Participants	Named Executive Officers	Other Participants
Date	March 28, 2014		February 24, 2017
Price per Share	$49.17		$31.42
Number of Shares	121,009	501,888	181,514	752,832
Aggregate Award Value	$5,950,000	$24,678,000	$5,703,000	$23,654,000
(1) “Named Executive Officers” refers to the Named Executive Officers listed in this Proxy Statement. “Other Participants” includes individuals other than the Named Executive Officers whose awards vested and were paid out.
Our cost savings achievements during the performance period for these awards have been important in furthering our market position as a low-cost producer and in helping to ensure that we are well-positioned to outperform in better markets due to our lower cost operating structure. This has been particularly important given the relatively prolonged low point of the cycle from which we are now slowly emerging, and aligns with the long-term interests of our stockholders. We also strongly believe that the opportunity to earn these awards has been an important factor in our ability to retain and motivate our workforce, including our Named Executive Officers, because performance was not tied exclusively to stock price, which is strongly affected by factors outside of management’s control and which tends to decrease during cyclical lows.
Severance and Change-in-Control Agreements
We have established senior management severance and change-in-control agreements with each of our current serving executive officers. Our Compensation Committee (and, in the case of our CEO, our Board) establishes the terms of these agreements to be consistent with our compensation philosophy and practices as discussed above. These agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of employment. These agreements are intended to:

•	Help us attract and retain executive talent in a competitive marketplace.
•	Enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control.
•	Foster their objectivity in considering a change-in-control proposal.
•	Facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change-in-control and severance situations.
•	Protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.
The Severance and Change-in-Control Compensation Table on page 67, together with the accompanying narrative and notes, explains in detail the benefits under these arrangements and the circumstances under which a Named Executive Officer would be entitled to them.
2016 Compensation Actions
NEO Pay Elements and Proportions

James ("Joc") C. O’Rourke President and Chief Executive Officer (1)	2016	% Change	% of Salary	% of Target Direct Compensation	Peer Group Median
Base Salary	$1,100,000	—	100%	16%	$1,125,000
Target Short-Term Incentive	1,320,000	—	120%	19%	1,465,000
Target Long-Term Incentives	4,500,000	50%	409%	65%	5,820,000
Target Total Direct Compensation	$6,920,000	28%	—	100%	$8,275,000
(1) Mr. O’Rourke became our President and CEO effective August 5, 2015. Information under “% Change” compares 2016 compensation to 2015 compensation in that role and not his prior role as Executive Vice President and Chief Operating Officer.

In March 2016, our CEO recommended that there be no base salary or target short-term incentive increases for 2016 for himself and each other Named Executive Officer, in light of the challenging industry environment, our focus on cost management, our stock price performance, and to align with stockholder interests. Our Compensation Committee, and with respect to the CEO, our Board, approved this recommendation.
After considering the relative positioning of Mr. O’Rourke’s 2015 target long-term incentive (25th percentile) and total compensation package (25th percentile) within our comparator group, our Board, upon the recommendation of our Compensation Committee, increased the dollar amount of Mr. O’Rourke’s target long-term incentive award to $4.5 million. In setting the new amount and mix of target total direct compensation, our Board and Compensation Committee also considered Mr. O’Rourke’s performance during his first year as CEO and specific results against CEO objectives, including the progress made with respect to our 2015 strategic initiatives. Specific individual performance achievements included (1) his leadership roles in connection with our execution against cost savings initiatives in ways that positively impacted financial results; (2) the expansion of potash production capacity and our expansion of premium phosphate products with improved operational efficiency; (3) our entry into settlement agreements with regulators to resolve longstanding claims relating to our management of certain waste materials generated at fertilizer manufacturing facilities in Florida and Louisiana; and (4) our record low annual recordable injury frequency rate for the second consecutive year.

Richard L. Mack Executive Vice President and Chief Financial Officer (1)	2016	% Change	% of Salary	% of Target Direct Compensation	Peer Group Median
Base Salary	$624,000	—	100%	26%	$575,000
Target Short-Term Incentive	499,200	—	80%	21%	410,000
Target Long-Term Incentives	1,300,000	—	208%	54%	1,300,000
Target Total Direct Compensation	$2,423,200	—	—	100%	$2,335,000
(1) Information regarding change from 2015 excludes the $1.0 million retention grant of RSUs made in May 2015 in connection with the succession of our new CEO to ensure continuity of management.
No changes were made to Mr. Mack’s base salary, target incentives or target total direct compensation for 2016. In determining to maintain Mr. Mack’s compensation at the levels originally set in March 2015, our Compensation Committee considered our CEO’s recommendation regarding base salary and target short-term incentive for our Named Executive Officers, Mr. Mack’s positioning relative to target total compensation for comparable positions, as reported by our comparator group, and the Committee’s assessment of his individual performance, leadership behaviors and achievements in 2015. Specific contributions included his leadership roles in (1) the achievement of balance sheet targets and the establishment of our dividend policy and $1.5 billion share repurchase program; (2) driving our share repurchase efforts, resulting in approximately 15.6 million shares of our common stock being repurchased in 2015; and (3) in representing our interests with respect to the continuing development by the Ma’aden joint venture, in which we hold a 25% interest, of integrated phosphate production facilities in the Kingdom of Saudi Arabia.

Richard N. McLellan Senior Vice President - Brazil (1)	2016	% Change	% of Salary	% of Target Direct Compensation	Peer Group Median
Base Salary	$504,000	—	100%	25%	$575,000
Target Short-Term Incentive	403,200	—	80%	20%	375,000
Target Long-Term Incentives	1,100,000	—	218%	55%	1,250,000
Target Total Direct Compensation	$2,007,200	—	—	100%	$2,270,000
(1) Mr. McLellan served as our Senior Vice President - Commercial until February 6, 2017, when he became our Senior Vice President - Brazil.
No changes were made to Mr. McLellan’s base salary, target incentives or target total direct compensation for 2016. In determining to maintain Mr. McLellan’s compensation at the levels originally set in March 2015, our Compensation Committee considered our CEO’s recommendation regarding base salary and target short-term incentive for our Named Executive Officers, Mr. McLellan’s positioning relative to target total compensation for comparable positions, as reported by our comparator group, and the Committee’s assessment of his individual performance, leadership behaviors and achievements in 2015. Specific contributions included his leadership of our Commercial and Supply Chain groups and his key role in the integration of our acquisition of Archer Daniels Midland Company’s fertilizer distribution business in Brazil and Paraguay.

Gary ("Bo") N. Davis Former Senior Vice President - Phosphate Operations (1)	2016	% Change	% of Salary	% of Target Direct Compensation	Market Median
Base Salary	$464,000	—	100%	30%	$535,000
Target Short-Term Incentive	301,600	—	65%	19%	325,000
Target Long-Term Incentives	800,000	—	172%	51%	930,000
Target Total Direct Compensation	$1,565,600	—	—	100%	$1,980,000
(1) Mr. Davis served as our Senior Vice President - Phosphate Operations until June 1, 2016, when he became our Senior Advisor until his retirement in January 2017.
No changes were made to Mr. Davis’s base salary, target incentives or target total direct compensation for 2016. In determining to maintain Mr. Davis’s compensation at the levels originally set in March 2015, our Compensation Committee considered our CEO’s recommendation regarding base salary and target short-term incentive for our Named Executive Officers, Mr. Davis’s positioning relative to target total compensation for comparable roles, as reported in market survey composite data, and the Committee’s assessment of his individual performance, leadership behaviors and achievements in 2015. Specific achievements included his leadership of our Phosphate Operations group and his key role in executing against our cost savings initiatives.

Corrine Ricard Senior Vice President - Commercial (1)	2016	% Change	% of Salary	% of Target Direct Compensation	Market Median
Base Salary	$440,000	—	100%	30%	$360,000
Target Short-Term Incentive	$308,000	—	70%	21%	$210,000
Target Long-Term Incentives	$700,000	—	159%	48%	$402,000
Target Total Direct Compensation	$1,448,000	—	—	100%	$990,000
(1) Ms. Ricard served as our Senior Vice President - Human Resources until February 6, 2017, when she became our Senior Vice President - Commercial.
No changes were made to Ms. Ricard’s base salary, target incentives or target total direct compensation for 2016. In determining to maintain Ms. Ricard’s compensation at the levels originally set in March 2015, our Compensation Committee considered our CEO’s recommendation regarding base salary and target short-term incentive for our Named Executive Officers and the reasons for that recommendation, Ms. Ricard’s positioning relative to target total compensation for comparable roles, as reported in market survey composite data, and the Committee’s assessment of her individual performance, leadership behaviors and achievements in 2015 that extended beyond her Human Resources role, and potential future contributions. Specific achievements included her leadership of our Human Resources group and her key roles in executing against our cost savings initiatives, her contributions to the development of our company-wide strategy and her representation of our interests with respect to the continuing development by the Ma’aden joint venture of integrated phosphate production facilities in the Kingdom of Saudi Arabia.

Walter Precourt Senior Vice President - Phosphates (1)	2016	% Change	% of Salary	% of Target Direct Compensation	Market Median
Base Salary	$425,000	—	100%	30%	$440,000
Target Short-Term Incentive	255,000	—	60%	18%	285,000
Target Long-Term Incentives	750,000	25%	176%	52%	660,000
Target Total Direct Compensation	$1,430,000	12%	—	100%	$1,405,000
(1) Mr. Precourt served as our Senior Vice President - Potash Operations until June 1, 2016, when he became our Senior Vice President - Phosphates.

No changes were made to Mr. Precourt’s base salary or target short-term incentive for 2016, but the dollar amount of his target long-term incentive award was increased to $750,000. In setting the new amount and mix of target total direct compensation, our Compensation Committee considered our CEO’s recommendation regarding Named Executive Officer base salary and target short-term incentive, the relative positioning of Mr. Precourt’s 2015 target long-term incentive (50th percentile) and total compensation package (50th percentile) for comparable positions as reported in market survey composite data, its own assessment of Mr. Precourt’s individual performance, leadership behaviors and achievements in 2015, including his leadership of our Potash Operations group, and his key roles in the expansion of potash production capacity at our Esterhazy mine and our efforts to execute against cost savings initiatives.
Evaluation of Executive Compensation Program
As part of the governance surrounding our executive compensation program as described under “Executive Compensation Governance” beginning on page 43, we conduct an annual evaluation of the program to determine the relationship between:

•	Compensation received or earned by our Named Executive Officers over the current year and past few years and the performance of Mosaic over the same time frames;

•	Performance of Mosaic versus direct competitors and other companies in the global fertilizer industry;

•	Realized compensation and target total direct compensation; and

•	Realized compensation and program objectives.
The tools, reports, information and analysis referred to beginning on page 45 are used for the evaluation. In some cases, the Committee may refer to reports from third parties that seek to provide insight into how strongly compensation for our Named Executive Officers is connected to company performance. In addition, third party reports and analyses provide objective views of Mosaic’s performance over time, with regard to competitors and the broader agriculture and mining industries.
Realized Pay: Short-Term Incentives
Below we have provided information regarding actual performance under our 2016 and 2015 short-term incentive plans for the sub-plan in which our Named Executive Officers participated. As part of the evaluation of strong alignment between pay and performance, we consider how year-over-year results lead to positive longer-term trends. This information is provided to supplement, rather than to replace, the information found in the Summary Compensation Table.

Measure	2016				2015
	Metric Weight	Target	Actual	Actual Payout	Metric Weight	Target	Actual	Actual Payout
Incentive Operating Earnings ($ in millions)	50%	$1,210	$319	—	50%	$1,290	$1,279	68%
Incentive ROIC (%)		9%	3.8%			9%	10.8%
Incentive Operating Costs Per Tonne (1)	25%	$111	$104	50%	25%	$115	$110	45%
Incentive SG&A Expense ($ in millions)	20%	$305	$262	40%	12.5%	$323	$321	14%
Safety - Recordable Injury Frequency Rate	2%	0.80	0.66	4%	6.25%	0.95	0.88	8%
Safety - Lost Time Injury Frequency Rate	—	—	—	—	6.25%	0.07	0.09	2%
EHS - Management System Effectiveness	3%	15%	30%	6%	—	—	—	—
Payout % of Target				100%				137%
NEO Total Payout ($ in millions) (2)		$3.08	$3.08			$4.22	$5.8
(1) Incentive Operating Costs Per Tonne, actual and target, are adjusted to reflect actual levels of production volumes, so that the goals are reflective of the actual and target cost savings). Targets are set after consideration of actual prior year Incentive Operating Costs.
(2) Results report the aggregate payout for named executive officer groups for each reported period.
Incentive Operating Earnings goals for each period were based on target Incentive ROIC of 9% as shown above, with actual ROIC results exceeding the target in 2015, but below threshold in 2016. Incentive Operating Costs Per Tonne goals were developed to require year-over-year improvement (after inflation) against prior year baseline costs for the Phosphates and Potash segments. The average Incentive Operating Costs for the segments improved for 2016 compared to 2015 as expected.

Incentive SG&A expense decreased in 2016 versus 2015, in part due to our successful initiative to reduce support function costs as well as lower incentive compensation for 2016. Safety incidents have reached record lows over the past two years.
CEO 3-Year Realized Pay: Long-Term Incentives
Below we have provided information regarding the value actually realized by our CEO with respect to annual long-term incentive awards granted in fiscal 2011, 2012 and 2013, which vested in July 2014, 2015 and 2016, respectively, and for the aggregate three-fiscal-year period. For each period, the award mix was equally divided among options, time-based RSUs and TSR performance units.

James ("Joc") C. O'Rourke President and Chief Executive Officer	2011 Grant		2012 Grant		2013 Grant		3-Year Grant Total
Incentive Award	Grant Value	Realized Value	Grant Value	Realized Value	Grant Value	Realized Value	Grant Value	Realized Value
Stock Options	$500,004	—	$633,341	—	$633,325	—	$1,766,670	—
Restricted Stock Units	$499,990	$334,388	$633,359	$497,498	$633,340	$343,220	$1,766,689	$1,175,106
TSR Performance Units	$499,982	$215,699	$633,324	$370,317	$633,308	$158,522	$1,766,614	$744,538
3-Year TSR	(28.5)%		(17.4)%		(41.3)%		—
Shares Vested	27,797		46,855		47,123		121,775
% Grant Value Realized	36.7%		45.7%		26.4%		36.2%
Unrealized % Grant Value	63.3%		54.3%		73.6%		63.8%
No gains have been realized from stock option exercises because our stock price has generally been below the exercise price for much of the time since the respective grant dates. At the time of vesting, RSU and TSR performance unit awards granted over this period together represented under one-half (46%) of the aggregate grant date fair value. The realized value for these grants reflected the negative three-year TSR of Mosaic stock over the related three-year restriction or performance periods.
This information is provided to supplement, rather than to replace, the information the Securities and Exchange Commission requires us to provide.
Executive Compensation Governance
As described in the table below, we have well-defined roles and responsibilities for the development, approval and management of our executive compensation program. Specific tasks  or participation by various parties in the governance process is summarized by role.
Roles and Process

	Role		Process
Compensation Committee (1)	•	Establish and manage executive compensation philosophy and principles	•	Attend regular and special meetings over the course of each calendar year
	•	Recommend to Board short-term incentive plan goals	•	Access external resources for ongoing education, training and review of executive compensation topics, developments and issues
	•	Approve and recommend to the Board total compensation for CEO; approve total compensation for other named executive officers
			•	Retention of independent compensation consultant
	•	Approve terms of incentive awards, including goals and certify achievement of performance goals	•	Review shareholder advisory reports on Mosaic and peer companies
	•	Approve all stock grants - annual, new hire or retention	•	Study and consider ISS pay for performance test outcomes
	•	Annually evaluate program outcomes against stated objectives, shareholder interests and external practices

	Role		Process
Management	•	Incentive program design, objectives, metric goals and payout modeling at the direction of the Committee	•	Present written materials and analysis in advance of requested Committee actions
	•	Propose pay packages for non-CEO named executive officers	•	Seek Committee direction and input as part of annual program evaluation
	•	Propose executive benefits and perquisites	•	Share program proposals and analysis with Compensation Committee and/or its independent compensation consultant
	•	Propose peer group for executive compensation benchmarking
	•	Conduct research on topics of interest or trends to Committee
	•	Report on program effectiveness, expense and dilution
Chief Executive Officer	•	Provide input on executive compensation program objectives, design and goals	•	Program proposals by management reflect CEO and executive officer feedback and support
	•	Recommend pay packages for direct reports	•	Participate in discussions concerning executive compensation program, program elements and philosophy generally
	•	Regularly participates in Compensation Committee meetings
			•	No participation in discussions surrounding the setting of CEO compensation
Independent Compensation Consultant	•	Support Compensation Committee in discharging its responsibilities	•	Attend all Committee meetings in person or by phone
	•	Furnish independent data, input and advice to Committee members on specific proposals regarding pay packages or programs	•	Preview specific management analyses or proposals with Committee Chair in advance of meetings
	•	Furnish independent data on external pay trends, competitive levels, practices and policies within and outside of Mosaic’s industry	•	Present written materials and analysis in advance of requested Committee actions
			•	Review compensation sections of proxy statement prior to filing
Board of Directors	•	Delegate specific duties to Compensation Committee	•	Written delegations updated each year that clarify the scope and conditions of the delegated duties
	•	Approve CEO pay package
	•	Interact with Committee members on non-delegated matters, including CEO compensation, CEO performance objectives, approval of incentive program goals and approval of special long-term incentive awards	•	Committee Chair reports to the Board after each regular Committee meeting

(1) Additional information about the Compensation Committee’s key responsibilities is provided under “Committees of the Board of Directors - Compensation Committee” on page 20.
Framework for Setting Target Total Direct Compensation
In setting target total direct compensation, we use a framework that is centered on performance at the company, business unit and individual executive levels. Performance expectations linked to business strategy and informed by external sources, are cascaded down and across the organization and used to set annual and multi-year goals. Short and long -term incentives that support the attainment of expected financial, shareholder and other outcomes are designed to motivate and retain.
The elements, proportions and value of total compensation are shaped, as a package, to effectively and efficiently deliver compensation consistent with our philosophy. As a part of this process, the internal and external factors in the table below are considered, with different dimensions and applications as described. We exercise pay for performance in two very important ways: (1) awarding total target pay (which is heavily influenced by the role and the performance of the person in the role) and (2) maintaining incentives that reward for the performance of the business.

	Dimensions		Application
Performance	•	Individual performance against objectives	•	Base salary increases
	•	Business performance- attainment of goals and results relative to direct competitors	•	Short-term incentive goals
			•	Long-term incentive goals
			•	Pay for performance analysis
Industry	•	Global scope and complexity	•	Choice of short-term and long-term incentive performance metrics
	•	Widely fluctuating demand and supply
	•	Dependence on cash crop and commodity prices	•	Goal setting approach for short-term and long-term incentive performance awards
	•	Growing production capacity

	Dimensions		Application
Philosophy	•	Pay elements and proportions	•	Short-term incentive awards
	•	Competitive positioning	•	Long-term incentive awards and mix
	•	Linkage to business strategies
Business Strategy & Maturity	•	Sources for building competitive advantage	•	Short-term incentive awards
	•	Expected financial, operational and customer outcomes	•	Long-term incentive awards and mix
	•	Potential growth from current and pipeline products
	•	Potential future stock price appreciation
Leadership	•	Criticality of role and person	•	Executive pay package
	•	Succession plan and bench strength	•	Special incentives
	•	Risk of loss and motivation
Return on Investment	•	Executive perceived value and retention force	•	Executive pay package
	•	Accounting expense vs. compensation delivery	•	Long-term incentive mix
	•	Behaviors and organization capabilities
Affordability & Competitiveness	•	Total program expense, trend and earnings impact	•	NEO cost of management
	•	Relative value by element and total package	•	Compensation benchmarking
Tools and Information Utilized and Application
Management and our Compensation Committee and its independent compensation consultant use a number of tools and information sources to perform the activities of managing and overseeing the executive compensation program.
Tally sheets detail pay history, outstanding equity grants, potential gains from stock-based compensation, competitiveness of proposed compensation, indirect compensation and severance pay in the event of termination or a change in control of Mosaic. Tally sheets are updated annually and help the Compensation Committee members with pay decision-making and assist with the evaluation of our executive compensation program.

Tool or Source	Information		Purpose
NEO Tally Sheets	•	Target total direct versus realized compensation, by executive	•	Evaluation of executive compensation program against stated objectives and philosophy
	•	Current and potential future value of long-term incentive awards	•	Input for review of proposed executive pay packages
ISS Pay for Performance Test Simulation	•	Simulated results of ISS tests using Mosaic compensation and TSR results at year-end	•	Awareness of and response to any potential Say on Pay considerations
			•	Input for review of proposed incentive awards
CRU Group Market Analysis (1)	•	Forecast supply and demand by market	•	Input for incentive metric goal setting
	•	Global market, economic and agriculture information pertaining to fertilizer industry	•	Evaluation of Mosaic performance or goals relative to current market conditions or projected outlook
Mosaic Comparator Group	•	Pay practice information from public filings of 17 U.S. companies in basic materials sector	•	Compensation benchmarking for certain named executive officer positions
	•	Comparison of revenue, market capitalization and other criteria established by Committee	•	Mosaic pay positioning relative to peers
Third Party Compensation Surveys (2)	•	Market data set for U.S general industry, chemical and gases and mining industries	•	Compensation benchmarking for comparable jobs
	•	Revenues between $6 to $14 billion	•	Mosaic pay positioning relative to market

(1)	CRU Group is a private company that produces industry and market analyses that are global in scope and cover a number of commodity industries, including the fertilizer industry.

(2)
Surveys used for 2016 compensation actions included 2015 Mercer Benchmark Database Executive, 2015 Hay Executive, 2015 Towers Watson CDB Executive and 2015 Towers Watson Compensation Surveys. We have listed in Appendix B to this Proxy Statement the companies included in the referenced survey data.

Mosaic Comparator Group
For 2016 pay actions for Messrs. O’Rourke, Mack and McLellan, we used a comparator or “peer group” of 17 companies to benchmark:

•	salary, incentive, and target total direct compensation levels for executive positions comparable in job responsibilities or by pay rank to Mosaic Named Executive Officer positions;

•	prevalent pay elements and percentage of target total direct compensation;

•	incentive metrics, goals, performance periods, and payouts for annual and long-term incentives; and

•	severance and change-in-control terms.
Peer group benchmark information is gathered from proxy statement filings and other public disclosures. Peers were chosen by the Committee, with input from its independent compensation consultant, using a standard of comparability in relation to: industry (mining, chemical and agriculture), size (revenues, market capitalization, total assets and number of employees), business operations (global producer of commodity products with vertical integration), business imperatives (low cost producer and environmental sustainability), market attributes (price sensitive, reliability of supply and customer service) and similarity of pay practices. The Committee believes that companies with more comparable business dynamics are most relevant for executive compensation benchmarking, because they may compete at a number of levels- executive talent, business and capital.
In applying its selection criterion, the Committee concluded the 17 companies below were representative peers to Mosaic for 2016, considering all of the identified factors as a whole.

2016 Mosaic Comparator Group
Agrium, Inc.	Ingredion Incorporated	Newmont Mining Corp.
Air Products & Chemicals, Inc.	Eastman Chemical Company	Potash Corporation of Saskatchewan Inc.
Ashland Inc.	Ecolab Inc.	PPG Industries, Inc.
Barrick Gold Corporation	FMC Corporation	Praxair, Inc.
Celanese Corp.	Huntsman Corporation	Teck Resources, Ltd.
CF Industries Holdings, Inc.	Monsanto Company
The survey data listed in note 2 under “Tools and Information Utilized and Application” was used to benchmark 2016 pay decisions for Messrs. Davis and Precourt and Ms. Ricard.

* Based on information for the most recent fiscal periods of each comparator group member ending before December 2015, prior to the compensation decisions we made for 2016.
Executive Compensation Policies and Practices

We believe certain executive compensation policies and practices are important to observe and follow. The policies and practices described below further the objectives of our executive compensation program and important corporate governance matters. They apply to the employment relationships and incentive arrangements we maintain with our named executive officers and senior executives.

Description
Stock Ownership Guidelines	•	Minimum levels of Mosaic stock ownership are set, by executive tier, expressed as a multiple of base salary.
	•	75% of shares acquired from vested equity awards or stock option exercises (net of income tax withholding) must be held until required stock ownership targets are achieved.
Employment Agreements	•	No employment agreements.
	•	At-will employment relationship.
Severance and Change-in-Control Agreements	•	Agreements provide severance benefits and outplacement services to protect against job loss due to reasons beyond the executive’s control.
Section 162(m) Tax Deductibility	•
Our stock and incentive plan is designed to permit awards that qualify as performance-based compensation under IRC Section 162(m). We may at times award compensation that is not fully deductible if we determine it is consistent with our philosophy and is in the best interests of Mosaic and our stockholders.

Forfeiture of Incentive Compensation	•
For awards granted in 2009 or later, our Board may require forfeiture of annual and long-term incentive awards in certain cases where fraudulent or intentional misconduct contributes to the need for a material restatement of our financials, or to the use of inaccurate metrics to determine the amount of any award or incentive compensation.

Hedging or Pledging of Mosaic Stock	•
Insider trading policy prohibits executive officers from engaging in short sales and hedging transactions relating to Mosaic stock, and from holding Mosaic stock in a margin account or pledging it as collateral.

Pay Practices for Certain Events: Executive Officers
While we do not have employment agreements with our executive officers (other than expatriate agreements in connection with international assignments), we believe it is important to define the consequence of certain events, such as retirement, death, disability or a change in control of Mosaic. Our current practices associated with the cessation of executive officer employment are described in the footnotes and narrative accompanying the Outstanding Equity Awards at Fiscal Year-End table beginning on page 55 and “Potential Payments upon Termination or Change-in-Control” beginning on page 63.
Executive Stock Ownership Guidelines
Our executive stock ownership guidelines call for executive officers to maintain target ownership levels of Mosaic common stock. The target is five times base salary for the CEO, and three times base salary for each other executive officer at the level of Executive or Senior Vice President. An executive who has not achieved his or her target ownership level is required to continue to hold 75% of all shares acquired from vested equity awards or stock option exercises (net of income tax withholding) until the target ownership level is achieved. Once an executive satisfies the target ownership level, he or she will be considered in compliance with the guidelines if he or she continues to own at least the same number of shares, regardless of changes in the market value of our common stock. Ownership guidelines are reviewed each year to ensure that they continue to be effective in aligning executive and stockholder interests.
Ownership levels as of December 31, 2016 are presented below. As of that date, all Named Executive Officers were in compliance with the guidelines and one had achieved his ownership target.

Other Compensation Components
Our Named Executive Officers are eligible to receive indirect compensation in the form of employee benefits that are extended to all U.S. salaried employees, as well as executive benefits that supplement standard employee benefits. In addition, our Named Executive Officers are entitled to receive limited perquisites, consistent with Mosaic’s executive compensation philosophy. Supplemental benefits and perquisites are intended to support the retirement income savings, health and well-being needs of our executives. For 2016, this indirect compensation included the benefits described below.
Named Executive Officer Health and Welfare Benefits

Named Executive Officers are required to cover the employee cost of company-sponsored medical and dental insurance. Supplemental life and disability coverages are provided, without cost to the executive, but premiums paid are imputed to the executive as income.

	Standard Employee Benefits	Supplemental Executive Benefits	Value of Company-Paid Benefits Offered Annually (Per Executive)
Medical & Dental Insurance	x	None	$10,000 - $15,000 (1)
Annual Physical Exam	x	x	$2,500 - $10,000
Employee Assistance Program & Wellness Benefits	x	None	$750
Life Insurance	x	x	$1,200 - $5,000
Disability Insurance	x	x	$8,000 - $14,000
Range of Total Value			$20,000 - $35,000
(1) Based on the actuarial value of the medical and dental coverage for the coverage tiers elected by individual Named Executive Officers in calendar year 2016. The Company is self-funded for the cost of medical and dental insurance.

Named Executive Officer Retirement Benefits
Named Executive Officers are eligible to utilize qualified and non-qualified retirement plans for saving for their retirement. Our deferred compensation plan operates to restore company contributions that cannot be made under our 401(k) plan, due to limits on includible compensation and company contribution amounts under the Internal Revenue Code.

	401(k) Plan	Deferred Compensation Plan	Total	% Change from Prior Year
2016 Company Contributions	$207,220	$734,291	$941,511	2.58%
2016 Executive Contributions	$138,000	$570,723	$708,723	(16.14)%
2016 Earnings on Account Balance	$79,382	$657,093	$736,475	669.49%
12/31/2016 Total Account Balance	$6,301,378	$8,177,409	$14,478,787	1.27%
Changes in contribution amounts each year are due to executive participation levels and eligible earnings. Account balance changes reflect increases from contributions and investment returns on the account, which are earned or credited based on plan investment options chosen by the executive.
We also maintain an unfunded non-qualified equity deferral plan that allows eligible directors and executive officers, including our Named Executive Officers, to defer the receipt of annual long-term incentive awards (excluding stock options). This plan is described under “Non-Qualified Deferred Compensation” on page 62. No long-term incentive awards paid out in 2016 were deferred under the plan.
There are additional pension and retirement arrangements in place for certain of our Named Executive Officers who were employees of Cargill before the 2004 business combination between IMC and Cargill’s fertilizer businesses. These arrangements are described under “Pension Benefits” on page 59 and “Potential Payments upon Termination or Change-in-Control - Supplemental Agreements for Cargill International Retirement Plan Participants” on page 66.
Other Named Executive Officer Perquisites and Benefits
The table and narrative below reflect perquisites to our Named Executive Officers that meet the threshold for reporting in the “All Other Compensation” column in the Summary Compensation Table under the rules of the Securities and Exchange Commission.

Program (1)	Purpose	Value	Conditions
Financial Planning	Support executive wealth enhancement, tax and estate planning needs.	$12,000 for NEOs $15,000 for CEO	Reimbursement of actual billed charges up to annual allowance.
Spousal Business Travel	Permit spouses to travel with executive officers for industry or investor conferences.	No prescribed limit.	Requires prior approval of CEO.
(1) Executive officer annual physical exam perquisites are described above under “Named Executive Officer Health and Welfare Benefits.”
Expatriate Agreement and Relocation Plan Benefits. In 2016 we provided benefits to Mr. Precourt under an expatriate agreement we entered into with him in 2012 when he assumed leadership of our Potash operations in Canada. These benefits included tax equalization payments, payments to cover tax planning and tax return preparation, use of a company car, and payments to cover housing, transportation and other expenses in connection with his assignment and repatriation. We also provided “gross-up” payments for taxes on amounts we reimbursed under the expatriate agreement that are taxable compensation to Mr. Precourt. In addition, we have a relocation plan that pays employees for the cost of relocation. We provided benefits under this plan in 2016 to Mr. Precourt when we relocated his principal office from Regina, Saskatchewan, Canada to our Florida operations in order to assume the role of Senior Vice President - Phosphates. Our relocation plan also generally provides for a “gross-up” for taxes on amounts we reimburse under the plan that are taxable compensation to the employee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2016 10-K Report.
Respectfully submitted,
William T. Monahan, Chair
Timothy S. Gitzel
Denise C. Johnson
James L. Popowich
David T. Seaton
COMPENSATION RISK ANALYSIS
Our Compensation Committee, with the advice of its independent compensation consultant and input from management, has reviewed the design of our employee compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. Significant factors considered by our Compensation Committee in reaching its conclusion include:

•
The balance of base pay, short-term incentives and long-term incentives, and an emphasis on compensation in the form of long-term incentives that increase along with employees’ levels of responsibility;

•
A long-term incentive program that for 2016 granted an equal mix of stock options, performance units with vesting based on total shareholder return, and performance units with vesting linked to our three-year incentive return on invested capital, to mitigate the risk of actions intended to capture short-term stock appreciation gains at the expense of sustainable total stockholder return over the longer-term;

•	Vesting of long-term incentive awards over a number of years;

•	Caps on annual cash incentives;

•
Broad performance ranges for minimum, target and maximum operating earnings goals for annual cash incentives that reduce the risk of accelerating or delaying revenue or expense recognition in order to satisfy the threshold or next tier for incentive payouts;

•
The range of performance measures we utilize under our short-term incentive plan, which for executive officers includes not only operating earnings but also controllable operating costs per production tonne, two safety measures and adjusted selling, general and administrative expenses; and

•
Other features in our incentive programs that are intended to mitigate risks from our compensation program, particularly the risk of short-term decision-making. These features include the potential for forfeiture of all types of incentive awards for executives in the event of misconduct as described under “Compensation Discussion and Analysis – Executive Compensation Governance – Executive Compensation Policies and Practices” on page 46; stock ownership guidelines, including holding period requirements, for our executive officers and certain other key executives as described under “Compensation Discussion and Analysis – Executive Compensation Governance – Executive Stock Ownership Guidelines” on page 47; and the ability of our Compensation Committee to exercise negative discretion to reduce or eliminate payouts under our Management Incentive Plan if it deems appropriate.

EXECUTIVE COMPENSATION TABLES
The following tables and accompanying narratives and notes summarize information about the total compensation awarded to, earned by or paid to each of our Named Executive Officers for 2016, 2015 and 2014.
We have included a narrative discussion of our compensation philosophy, processes and components and the bases upon which we make compensation decisions in the Compensation Discussion and Analysis beginning on page 30.
The following tables and accompanying narratives and notes provide quantitative data and additional information about the compensation we paid our Named Executive Officers for 2016, 2015 and 2014 and should be read in conjunction with the Compensation Discussion and Analysis.
2016, 2015 and 2014 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(2)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
James ("Joc") C. O'Rourke (8)	2016	$1,100,000	—	$3,000,002	$1,499,996	$1,320,000	—	$396,223	$7,316,221
President and Chief Executive Officer	2015	893,833	—	2,333,336	666,658	1,473,000	—	327,407	5,694,234
	2014	730,000	—	3,166,675	633,336	992,800	—	345,450	5,868,261
Richard L. Mack (9)	2016	624,000	—	866,662	433,332	499,200	30,500	204,725	2,658,419
Executive Vice President and Chief Financial Officer	2015	624,000	—	1,866,651	433,330	681,200	22,800	149,441	3,777,422
	2014	579,167	—	1,999,994	400,002	630,100	19,200	180,532	3,808,995
Richard McLellan	2016	504,000	—	733,324	366,665	403,200	77,700	190,996	2,275,885
Senior Vice President - Brazil (10)	2015	504,000	—	733,329	366,675	550,200	131,400	218,136	2,503,740
	2014	485,000	—	1,666,676	333,335	494,700	78,400	218,092	3,276,203
Gary ("Bo") N. Davis (11)	2016	464,000	—	533,317	266,668	301,600	8,200	152,727	1,726,512
Former Senior Vice President - Phosphate Operations	2015	464,000	—	533,346	266,674	412,100	(500)	121,313	1,796,933
	2014	450,000	—	1,166,681	233,334	397,800	10,300	149,373	2,407,488
Corrine D. Ricard (12)	2016	440,000	—	466,683	233,330	308,000	60,800	162,228	1,671,041
Senior Vice President - Commercial

Walter F. Precourt (12)	2016	425,000	—	499,983	250,004	255,000	—	791,161	2,221,148
Senior Vice President - Phosphates

(1)	Reflects the dollar amount of base salary paid in the designated fiscal year.

(2)	Includes any amounts deferred at the officer’s election to the officer’s account under our qualified and non-qualified defined contribution retirement plans and under our deferred compensation plan.

(3)
Reflects the grant date fair value for each Named Executive Officer’s grants of RSUs (including retention grants to Mr. O’Rourke and Mr. Mack in 2015), TSR and ROIC performance units in the applicable fiscal year, and for 2014, one-time cost reduction incentive performance share awards payable in Mosaic stock, determined in accordance with ASC 718. Includes the value of awards deferred under our non-qualified equity deferral plan. ROIC performance units are accounted for as share-based payments in accordance with ASC 718 and for executive officers are settled in cash. In accordance with SEC rules, the grant date fair value for TSR and ROIC performance units and performance shares excludes the effect of estimated forfeitures. The assumptions used in the valuation are discussed in note 19 to our audited financial statements for 2016.

The table below shows the grant date fair value determined in accordance with ASC 718 of each component of the amount of Stock Awards for 2016:

Name	Grant Date ASC 718 Fair Value ($)
	ROIC Performance Units	TSR Performance Units
James ("Joc") C. O'Rourke	$1,499,999	$1,500,003
Richard L. Mack	433,333	433,329
Richard N. McLellan	366,666	366,658
Gary ("Bo") N. Davis	266,666	266,651
Corrine D. Ricard	233,333	233,350
Walter F. Precourt	250,000	249,983
The table below shows the value of the TSR and ROIC performance units and performance shares granted in 2016 assuming that the highest level of performance conditions will be achieved:

	Value of TSR and ROIC Performance Units at Grant Date Assuming Highest Level of Performance Achieved ($)
Name	TSR Performance Units (a)	ROIC Performance Units
James ("Joc") C. O'Rourke	$4,205,342	$3,132,675
Richard L. Mack	1,214,864	904,995
Richard N. McLellan	1,027,946	765,765
Gary ("Bo") N. Davis	747,571	556,920
Corrine D. Ricard	654,210	487,305
Walter F. Precourt	700,841	522,113

(a)
Assumes for TSR performance units (i) the issuance of the maximum number of shares permitted to be issued, and (ii) that the 30-day trading average price of a share of our Common Stock plus dividends, or ending value, is at least $97.76 when the performance units vest. The number of shares actually issued is subject to reduction so that the ending value multiplied by the number of shares issued does not exceed $97.76 multiplied by the number of performance units awarded.

(4)
Reflects the grant date fair value for each Named Executive Officer’s grants of stock options in the applicable fiscal year, determined in accordance with ASC 718. The assumptions used in the valuation are discussed in note 19 to our audited financial statements for 2016.

(5)
Reflects awards under our Management Incentive Plan. We have included additional information about our Management Incentive Plan, including the performance measures for 2016 and the levels of performance that were achieved, under “Short-Term Incentive Program” and “Realized Pay: Short-Term Incentives” beginning on pages 36 and 42, respectively, in our Compensation Discussion and Analysis.

(6)
Includes the aggregate increase in the actuarial value of pension benefits for 2016, 2015 and 2014 under Cargill’s U.S. salaried employees’ pension plan for Messrs. Mack, McLellan and Davis, and under Cargill’s international employees’ pension plan for Mr. McLellan. Ms. Ricard also participates in these plans but is not yet eligible for benefits under either plan.

We have included additional information about these plans, including the plan measurement dates, methodology and assumptions used in determining the amounts in this column, in the Pension Benefits Table and accompanying narrative and notes beginning on page 60.
For Mr. McLellan, each year includes the increases, if any, in the amount of the benefit under a supplemental agreement that we entered into with him in fiscal 2013. This agreement was part of arrangements intended to place certain of our employees, including Mr. McLellan and Ms. Ricard (with whom we also entered into a supplemental agreement), who participated in Cargill’s international retirement plan, in a position which, together with their benefits under Cargill’s international retirement plan, is comparable to that of our employees who are participants in Cargill’s U.S. salaried employees pension plan. We have discussed the benefits under Cargill’s U.S. salaried employees pension plan and international retirement plan, and Mr. McLellan and Ms. Ricard’s supplemental agreements, in additional detail under “Pension Benefits” on page 59 and “Potential Payments upon Termination or Change-in-Control – Supplemental Agreements for Cargill International Retirement Plan Participants” on page 66.

No non-qualified deferred compensation earnings are reflected in this column because our deferred compensation arrangements do not offer above-market earnings.

(7)	The table below shows the components of compensation that are included in this column for 2016:

Name	Reportable Perquisites ($)(a)	Company Contributions to Defined Contribution Plans ($)(b)	Other ($)(a)(c)			Total ($)
			Matching Charitable Contributions ($)	Dividend Equivalents ($)	Other ($)
James ("Joc") C. O'Rourke	$28,499	$285,318	$1,000	$53,550	$27,856	$396,223
Richard L. Mack	—	161,654	—	33,819	9,252	204,725
Richard N. McLellan	—	147,197	1,000	28,181	14,618	190,996
Gary ("Bo") N. Davis	—	116,546	—	19,728	16,453	152,727
Corrine D. Ricard	12,000	121,815	1,000	16,909	10,504	162,228
Walter F. Precourt	618,914	108,982	1,000	23,728	38,537	791,161

(a)	Perquisites that are identified in the table above in accordance with SEC rules include:
• Amount paid under our executive physical exam program for Mr. O’Rourke;
• Amounts reimbursed under our executive financial and tax planning program for Messrs. O’Rourke and Precourt and Ms. Ricard; and
• Amounts reimbursed under our travel policy for travel by spouses for site visits and to industry and investor conferences for Messrs O’Rourke and Precourt. During 2016, our Compensation Committee determined to eliminate from our travel policy a “gross-up” for taxes on amounts we reimburse under the policy that are taxable compensation to the employee. Amounts reported above include “gross-ups” relating to travel prior to the policy change. In accordance with applicable rules of the SEC, the tax gross-up is included in the “Other” column in the table above.
• For Mr. Precourt, the following expatriate and relocation benefits: $509,991 in taxes paid on Mr. Precourt’s behalf, net of additional amounts withheld from his other compensation; $49,398 paid to relocate Mr. Precourt’s office from the Regina, Saskatchewan (Canada) offices of our Potash business segment to the Florida offices of our Phosphates business segment in 2016 (including moving expenses, home purchase closing costs, lodging, transportation and meal expenses, and other miscellaneous expenses, including an expense allowance); and $46,550 of miscellaneous expenses related to his assignment (including tax planning and tax preparation fees, housing expenses and service fees, as well as our incremental costs for personal use by Mr. Precourt of a company car furnished in order to facilitate his travel among our Potash business segment’s facilities in Saskatchewan). Also includes $28,283 of “gross-up” payments for taxes on amounts we reimbursed that are taxable compensation to Mr. Precourt. In accordance with applicable SEC rules, the tax gross-up amount is included in the “Other” column in the table above.
Except as shown in the table above, the incremental cost to us of perquisites for 2016 did not exceed $10,000 for any Named Executive Officer.

(b)
Reflects our contributions for Named Executive Officers to the Mosaic Investment Plan, a defined contribution plan qualified under Section 401(k) of the Code. Also reflects contributions that we would have made under the Mosaic Investment Plan that exceed limitations for tax-qualified plans under the Code that are contributed to our unfunded non-qualified deferred compensation plan. We have included additional information about our unfunded non-qualified deferred compensation plan under “Non-Qualified Deferred Compensation” on page 62.

(c)	Includes:

•	Contributions we made to match charitable donations made by the Named Executive Officers to United Way;

•	Dividend equivalents paid upon vesting of RSUs in 2016; and

•
Premiums we paid for executive life and disability plans. We have provided additional detail about the executive life and disability plans in our Compensation Discussion and Analysis under – “Named Executive Officer Health and Welfare Benefits” on page 48.

(8)	Mr. O’Rourke was our Executive Vice President – Operations and Chief Operating Officer until August 5, 2015 when he became our President and Chief Executive Officer.

(9)	Mr. Mack was our Executive Vice President, General Counsel and Corporate Secretary until June 1, 2014, when he became our Executive Vice President and Chief Financial Officer.

(10)	Mr. McLellan was our Senior Vice President - Commercial until February 6, 2017, when he became our Senior Vice President - Brazil.

(11)	Mr. Davis was our Senior Vice President - Phosphate Operations until June 1, 2016, when he became our Senior Advisor until his planned retirement in January 2017.

(12)
2016 is the first year as a Named Executive Officer for Ms. Ricard and Mr. Precourt. Ms. Ricard was our Senior Vice President - Human Resources until February 6, 2017, when she became our Senior Vice President - Commercial. Mr. Precourt was our Senior Vice President - Potash until June 1, 2016, when he became our Senior Vice President - Phosphates.

Grants of Plan-Based Awards
The following table and accompanying narrative and notes provide information about our awards under our Management Incentive Plan, as well as our grants of stock options, TSR performance units and ROIC performance units to each of our Named Executive Officers for 2016. We did not grant any other award under any equity or non-equity incentive plan in 2016 that would be paid out in a future fiscal year.
2016 Grants of Plan-Based Awards Table

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
	Grant Date	Approval Date (1)	Threshold ($)		Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
James (“Joc”) C. O’Rourke	—	—	0	(5)	$1,320,000	$2,640,000	—	—	—	—	—	—	—
	3/3/2016	3/3/2016	—		—	—	—	—	—	—	179,211	$28.49	$1,499,996
	3/3/2016	3/3/2016	—		—	—	0	43,017	86,034	—	—	—	1,500,003
	3/3/2016	3/3/2016	—		—	—	0	52,650	52,650	—	—	—	1,499,999
Richard L. Mack	—	—	0	(5)	499,200	998,400	—	—	—	—	—	—	—
	3/3/2016	3/2/2016	—		—	—	—	—	—	—	51,772	28.49	433,332
	3/3/2016	3/2/2016	—		—	—	0	12,427	24,854	—	—	—	433,329
	3/3/2016	3/2/2016	—		—	—	0	15,210	15,210	—	—		433,333
Richard N. McLellan	—	—	0	(5)	403,200	806,400	—	—	—	—	—	—	—
	3/3/2016	3/2/2016	—		—	—	—	—	—	—	43,807	28.49	366,665
	3/3/2016	3/2/2016	—		—	—	0	10,515	21,030	—	—	—	366,658
	3/3/2016	3/2/2016	—		—	—	0	12,870	12,870	—	—	—	366,666
Gary (“Bo”) N. Davis	—	—	0	(5)	301,600	603,200	—	—	—	—	—	—	—
	3/3/2016	3/2/2016	—		—	—	—	—	—	—	31,860	28.49	266,668
	3/3/2016	3/2/2016	—		—	—	0	7,647	15,294	—	—	—	266,651
	3/3/2016	3/2/2016	—		—	—	0	9,360	9,360	—	—	—	266,666
Corrine D. Ricard	—	—	0	(5)	308,000	616,000	—	—	—	—	—	—	—
	3/3/2016	3/2/2016	—		—	—	—	—	—	—	27,877	28.49	233,330
	3/3/2016	3/2/2016	—		—	—	0	6,692	13,384	—	—	—	233,350
	3/3/2016	3/2/2016	—		—	—	0	8,190	8,190	—	—	—	233,333
Walter F. Precourt III	—	—	0	(5)	255,000	510,000	—	—	—	—	—	—	—
	3/3/2016	3/2/2016	—		—	—	—	—	—	—	29,869	28.49	250,004
	3/3/2016	3/2/2016	—		—	—	0	7,169	14,338	—	—	—	249,983
	3/3/2016	3/2/2016	—		—	—	0	8,775	8,775	—	—	—	250,000

(1)	The date of grant for all of our 2016 annual long-term incentive awards was the date set by our Board and Compensation Committee for grants made to our CEO and executive officers, respectively.

(2)
This column shows the threshold, target and maximum potential number of shares and performance units to be paid out or earned upon vesting of TSR and ROIC performance units, respectively, granted in 2016. ROIC performance units are accounted for as share-based awards under ASC 718, but for executive officers are settled in cash. We have included additional information about these awards in the footnotes and narrative accompanying the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 55.

(3)	Shows the number of shares subject to stock options granted in 2016.

(4)
Reflects the grant date fair value for each Named Executive Officer’s grants of stock options, TSR performance units and ROIC performance units granted in 2016, determined in accordance with ASC 718. In accordance with SEC rules, the grant date fair value for TSR and ROIC performance units excludes the effect of estimated forfeitures.

(5)
This row shows the threshold, target and maximum potential annual awards under our Management Incentive Program for 2016. We paid the actual awards for 2016 in March 2017. The amount of the actual 2016 payout for each Named Executive Officer is set forth in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table. We have included additional information about our Management Incentive Plan, including the performance measures for 2016 and the levels of performance that were achieved, under “Short-Term Incentive Program” beginning on page 36 in our Compensation Discussion and Analysis.

Over the past three years, we have made grants of non-qualified stock options, RSUs and performance units to our Named Executive Officers under our annual long-term incentive program, and promotional and retention grants of RSUs to Messrs. O’Rourke and Mack. The grant date and terms and conditions of each annual grant have been the same for all Named Executive Officers. The number of options, shares or units granted is determined by the individual award value, the award mix and the fair value at grant of the incentive awarded. The assumptions used in valuing long-term incentives are described in note 19 to our audited financial statements for 2016. Stock option fair values are determined using the Black-Scholes option valuation methodology. RSUs and ROIC performance units are issued at a price equal to the fair market value of Mosaic Common Stock on the date of grant. TSR performance unit fair values are determined using a Monte Carlo Simulation, and have had a fair value per share in excess of the fair market value of our stock.
Outstanding Equity Awards
The following table and accompanying narrative and notes summarize the outstanding equity awards held by the Named Executive Officers as of December 31, 2016.
2016 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James (“Joc”) C. O’Rourke	12,019	—		$52.72	7/27/2019	12,735	(3)	$373,518	10,344	(4)	$303,390	(4)
	20,259	—		44.93	7/27/2020	22,432	(5)	657,931	11,602	(6)	340,287	(6)
	16,150	—		70.62	7/21/2021				13,220	(7)	387,743	(7)
	27,681	—		57.62	7/19/2022				43,017	(8)	2,523,377	(8)
	29,987	—		54.03	7/18/2023				52,650	(9)	1,544,225	(9)
	22,470	11,236	(10)	49.73	3/7/2024
	12,435	24,871	(11)	50.43	3/5/2025
	—	179,211	(12)	28.49	3/3/2026
Richard L. Mack	19,368	—		40.03	8/2/2017	8,043	(3)	235,901	6,533	(4)	191,613	(4)
	5,486	—		127.21	7/31/2018	14,633	(13)	429,186	7,541	(6)	208,056	(6)
	10,216	—		52.72	7/27/2019				8,593	(7)	252,033	(7)
	15,194	—		44.93	7/27/2020				12,427	(8)	728,968	(8)
	10,767	—		70.62	7/21/2021				15,210	(9)	446,109	(9)
	17,483	—		57.62	7/19/2022
	18,939	—		54.03	7/18/2023
	14,192	7,096	(10)	49.73	3/7/2024
	8,083	16,166	(11)	50.43	3/5/2025
	—	51,772	(12)	28.49	3/3/2026

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard N. McLellan	12,574	—		40.03	8/2/2017	6,703	(3)	196,599	5,444	(4)	159,673	(4)
	2,926	—		127.21	7/31/2018				6,381	(6)	187,155	(6)
	6,611	—		57.72	7/27/2019				7,271	(7)	213,258	(7)
	10,130	—		44.93	7/27/2020				10,515	(8)	616,810	(8)
	6,460	—		70.62	7/21/2021				12,870	(9)	377,477	(9)
	11,655	—		57.62	7/19/2022
	15,783	—		54.03	7/18/2023
	11,826	5,914	(10)	49.73	3/7/2024
	6,839	13,680	(11)	50.43	3/5/2025
	—	43,807	(12)	28.49	3/3/2026
Gary ("Bo") N. Davis	2,195	—		127.21	7/31/2018	4,692	(3)	137,616	3,811	(4)	111,777	(4)
	4,507	—		52.72	7/27/2019				4,641	(6)	136,121	(6)
	10,130	—		44.93	7/27/2020				5,288	(7)	155,097	(7)
	6,460	—		70.62	7/21/2021				7,647	(8)	448,573	(8)
	10,198	—		57.62	7/19/2022				9,360	(9)	274,529	(9)
	11,048	—		54.03	7/18/2023
	8,278	4,140	(10)	49.73	3/7/2024
	4,974	9,949	(11)	50.43	3/5/2025
	—	31,860	(12)	28.49	3/3/2026
Corrine D. Ricard	3,955	—		40.03	8/2/2017	4,022	(3)	117,965	3,266	(4)	90,109	(4)
	2,195	—		127.21	7/27/2018				4,061	(6)	112,043	(6)
	4,132	—		52.72	7/27/2019				4,627	(7)	127,659	(7)
	3,566	—		44.93	7/27/2020				6,692	(8)	392,553	(8)
	3,230	—		70.62	7/21/2021				8,190	(9)	240,213	(9)
	7,284	—		57.62	7/19/2022
	9,470	—		54.03	7/18/2023
	7,096	3,548	(10)	49.73	3/7/2024
	4,352	8,705	(11)	50.43	3/5/2025
	—	27,877	(12)	28.49	3/3/2026
Walter F. Precourt III	3,419	—		49.66	10/6/2019	7,373	(3)	216,250	2,994	(4)	82,604	(4)
	3,657	—		44.93	7/27/2020				3,481	(6)	96,041	(6)
	1,884	—		70.62	7/21/2021				3,966	(7)	109,422	(7)
	3,730	7,462	(11)	50.43	3/5/2025				7,169	(8)	420,534	(8)
	—	29,869	(12)	28.49	3/3/2026				8,775	(9)	257,371	(9)

(1)	The exercise price for all stock options is the fair market value of our Common Stock on the date of grant, which is equal to the closing price as reflected on the NYSE composite tape.

(2)
The amounts for RSUs were calculated by multiplying the closing market price of a share of our Common Stock on December 30, 2016, the last trading day of 2016, of $29.33 per share by the number of unvested shares.

(3)	These RSUs vested on March 7, 2017.

(4)
These performance units vested on March 7, 2017. Amounts shown assume that the sum of our profits and losses for the three fiscal years preceding the vesting date was positive, which was the case. In accordance with SEC rules, the number of shares shown reflects performance at the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 30, 2016, the last trading day of 2016.

(5)	These RSUs vest on August 5, 2018 provided that Mr. O’Rourke continues to serve as our President and Chief Executive Officer on that date.

(6)
These performance units vest on March 5, 2018. Amounts shown assume that the sum of our profits and losses for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 30, 2016, the last trading day of 2016.

(7)
These ROIC performance units vest based on performance through December 31, 2017. In accordance with SEC rules, the number of performance units shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of performance units shown times the closing price of a share of our Common Stock on December 30, 2016, the last trading day of 2016.

(8)
These ROIC performance units vest based on performance through December 31, 2018. In accordance with SEC rules, the number of performance units shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of performance units shown times the closing price of a share of our Common Stock on December 30, 2016, the last trading day of 2016.

(9)
These performance units vest on March 3, 2019. Amounts shown assume that the sum of our profits and losses for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 30, 2016, the last trading day of 2016.

(10)	These stock options vested on March 7, 2017.

(11)	Half of these stock options vested on March 5, 2017 and half vest on March 5, 2018.

(12)	One-third of these stock options vested on March 3, 2017, and one-third vest on March 3 in each of 2018 and 2019.

(13)	One-half of these RSUs vest on May 14 in each of 2017 and 2018.
Long-Term Incentives
Key terms of our stock options, RSUs and TSR and ROIC performance unit awards granted through 2016 include:

•
Stock options generally become exercisable in equal annual installments in the first three years following the date of grant, expire ten years after the date of grant, and allow grantees to purchase our Common Stock at the full market price of our Common Stock on the day the options were granted. Subject to the next bullet, upon termination of employment, option installments that are vested are generally exercisable for three months after termination; unvested installments generally are forfeited. The 2014 Stock and Incentive Plan expressly prohibits the repricing of options or granting options with exercise prices less than the fair market value of our Common Stock on the date of grant.

•	Stock options provide that:

w
Unvested stock option installments held by a Named Executive Officer whose employment terminates due to retirement at or after age 60 (or pursuant to early retirement with the consent of our Compensation Committee), death or disability vest in accordance with the normal vesting schedule; and

w
Following termination of employment due to retirement at or after age 60 (or pursuant to early retirement with the consent of our Compensation Committee), death or disability, stock options are exercisable for up to the earlier of (i) five years or (ii) the remaining term of the option.

•
RSUs and TSR performance units provide grants of our Common Stock that vest after continued employment through the specified performance period, which is generally three years. ROIC performance units, which were first granted in 2015, provide share-based grants that are settled (in cash for executive officers and in shares for other recipients), after continued employment through the specified performance period, which is generally three years. Each type of award includes dividend equivalents, which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid only with respect to vested units and only when we issue payment (in shares or cash, as applicable) after the awards vest.

•
Beginning with awards made during 2014, RSUs and TSR performance units vest, and ROIC performance units (first granted in 2015) vest, fully upon a participant’s death, disability or retirement at or after age 60 with at least five years of service (or pursuant to early retirement with the consent of our Compensation Committee).

•	The number of shares issued upon vesting of TSR performance units is described below:

Performance Units Awarded (#)	x	Common Stock Market Price at End of Performance Period[1] + Dividends Payable on Common Stock ÷ Common Stock Market Price at Grant Date	=	Number of Shares Issued[2]
(1) Common Stock market price based upon thirty day trading average.

(2)	No shares are issued if the market price of our Common Stock at vesting date is less than 50% of market price at grant date.
Maximum number of shares issued limited to two times the number of performance units awarded; maximum value of shares issued is limited to 400% of the value of performance units awarded (500% prior to 2015 grants). No payout for executive officers unless Company has profit over the performance period.

•	Cash amount to be paid upon vesting of ROIC performance units is described below:

Performance Units Awarded (#)	x	Common Stock Market Price at End of Performance Period[1]	x	Applicable Payout Percentage[2]	=	Number of Shares Issued[3]
(1) Common Stock market price based upon thirty day trading average.

(2)	Applicable Payout Percentage is based on cumulative Incentive ROIC over WACC over a three-year period based on the table below:

Cumulative Incentive ROIC Over WACC	Cumulative Three-Year Spread	Payout Percentage
WACC plus 9.0%	900 basis points	200%
WACC plus 6.0%	600 basis points	150%
WACC plus 4.5%	450 basis points	125%
WACC plus 3.0%	300 basis points	100%
WACC plus 1.5%	150 basis points	75%
WACC	0 basis points	50%
WACC minus 1.5%	-150 basis points	25%
(3) No shares are issued if cumulative Incentive ROIC over WACC is less than -150 basis points. Maximum payout percentage is 200%.

Option Exercises and Stock Vested
The following table and accompanying notes set forth information about stock options that the Named Executive Officers exercised during 2016, and RSUs, TSR performance units and cost reduction incentive awards of the Named Executive Officers that vested during 2016.
2016 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James ("Joc") C. O'Rourke	—	—	75,097	$2,201,738
Richard L. Mack	47,319	$1,181,104	54,745	1,572,281
Richard N. McLellan	—	—	39,525	1,158,817
Gary ("Bo") N. Davis	—	—	27,667	811,157
Corrine D. Ricard	—	—	23,715	695,290
Walter F. Precourt	—	—	24,372	714,451

(1)
We calculated these amounts by multiplying the number of shares exercised times the difference between (a) the closing price of our Common Stock on the date of the option exercise as reported on the NYSE composite tape and (b) the exercise price of the stock option.

(2)	We calculated these amounts by multiplying the number of shares vested times the closing price of our Common Stock as reported on the NYSE composite tape on the vesting date.
Cost Reduction Incentive Awards
Our one-time cost reduction incentive awards granted in 2014 consist of performance shares payable in shares of our Common Stock based on achievement of cost savings goals over the three-year performance period from January 1, 2014 through December 31, 2016 as discussed under “2014 Cost Reduction Incentive” in our Compensation Discussion and Analysis beginning on page 38. Each award vested if the participant was continuously employed by us through December 31, 2016, provided that the awards also vested fully in the event of retirement with at least five years of service at age 60 or older (or pursuant to early retirement with the consent of our Compensation Committee), death or disability. The performance shares included dividend equivalents that provided for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which were paid when we issued shares of our Common Stock to the participants in the first quarter of 2017. The number of shares of Common Stock earned was the total number of vested performance shares multiplied by the maximum payout percentage of 150%, determined on the basis of achievement of cost savings over the performance period, measured on the basis of controllable operating costs per tonne, defined as described on Appendix A hereto.
Pension Benefits
Cargill Pension Plans
Messrs. Mack, McLellan and Davis and Ms. Ricard, who were employees of Cargill before the 2004 combination between IMC and Cargill’s fertilizer businesses, participate in Cargill’s U.S. salaried employees’ pension plan. Mr. McLellan and Ms. Ricard also participate in Cargill’s international retirement plan.
The Cargill U.S. salaried employees’ pension plan is a tax-qualified defined benefit pension plan under the provisions of the Code. Benefits under the plan are generally based on years of service and final average salary prior to termination of employment or retirement. No additional years of credited service are accrued under Cargill’s U.S. salaried employees’ pension plan for Messrs. Davis, Mack and McLellan and Ms. Ricard after December 31, 2004. Accordingly, their total credited years of service primarily reflects their service with Cargill, while their credited years of service for employment at Mosaic includes only the period from the October 22, 2004 business combination between IMC and the fertilizer businesses of Cargill through December 31, 2004. However, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits under Cargill’s U.S. salaried employees’ pension plan for Messrs. Mack, McLellan and Davis and Ms. Ricard include post-combination compensation that we pay them.
Cargill’s international retirement plan is a non-qualified defined benefit plan. Benefits under the plan for Mr. McLellan and Ms. Ricard are generally based on years of service and final average salary prior to termination of employment. No additional years of credited service are accrued under Cargill’s international retirement plan for Mr. McLellan after October 15, 1998, and for Ms. Ricard after December 31, 1994. Accordingly, their total credited years of service reflect only their service with Cargill.

However, covered compensation for purposes of determining benefits under Cargill’s international retirement plan includes post-combination compensation that we paid them through December 31, 2010. In accordance with the merger and contribution agreement related to the combination, Cargill incurs the costs associated with pre-combination benefits for certain former employees of Cargill under certain pension plans, including Cargill’s U.S. salaried employees’ pension plan but excluding Mr. McLellan and Ms. Ricard’s participation in Cargill’s international retirement plan, and charges them to us. The amount that Cargill may charge to us under these plans for pension costs relating to all former Cargill employees may not exceed $2.0 million per year or $19.2 million in the aggregate. As of December 31, 2016, the unused portion of the $19.2 million cap was $1.3 million.
With respect to Cargill’s international retirement plan, in fiscal 2013, we entered into an agreement under which we paid Cargill $470,000. This agreement was part of arrangements intended to place certain of our employees, including Mr. McLellan and Ms. Ricard, who participated in Cargill’s international retirement plan, in a position which, together with supplemental agreements we entered into with those employees, is comparable to that of our employees who are participants in Cargill’s U.S. salaried employees pension plan as described above. We have discussed these arrangements in additional detail under “Potential Payments upon Termination or Change-in-Control – Supplemental Agreements for Cargill International Retirement Plan Participants” on page 66.
Cargill is solely responsible for payment of the annual pension benefits to the participants under Cargill’s U.S. salaried employees’ pension plan and international retirement plan.
Supplemental Agreements for Cargill International Retirement Plan Participants
As part of the arrangements referred to above that were intended to place certain of our employees, including Mr. McLellan and Ms. Ricard, who participated in Cargill’s international pension plan in a position comparable to that of our U.S. participants in Cargill’s U.S. salaried employees plan following the combination between IMC and the fertilizer businesses of Cargill, in fiscal 2013 we also entered into supplemental agreements with the affected employees. The supplemental agreements provide for payment of a lump sum that increases each year to age 65. For Mr. McLellan, the lump sum payment began at $119,000 had termination of employment occurred at age 56 and increases annually to $760,000 if termination of employment occurs at age 65. For Ms. Ricard, the lump sum payment will begin at $36,000 if termination of employment occurs after age 55 and prior to attaining age 56 and increases annually to $129,000 if termination of employment occurs after age 65.
The following table and accompanying narrative and notes provide information about the participation of the Named Executive Officers in Cargill’s U.S. salaried employees’ pension plan and international retirement plan and our supplemental agreement with Mr. McLellan.
We have included the changes for 2016, 2015, and 2014 in the actuarial present value of the accumulated benefit under Cargill’s U.S. salaried employees’ pension plan for Messrs. Mack, McLellan and Davis and Ms. Ricard and Cargill’s international pension plan for Mr. McLellan and Ms. Ricard, as well as Mr. McLellan and Ms. Ricard’s benefits under their supplemental agreements, in the “Change in Pension Values and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.
2016 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Richard L. Mack (1)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan	10	$274,200 (2)
Richard N. McLellan (1)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan	6	253,400 (2)
Richard N. McLellan (1)	The Cargill International Retirement Plan	20	801,200 (2)
Richard N. McLellan (3)	Individual Nonqualified Pension Agreement	—	407,000
Gary (“Bo”) N. Davis (1)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan	12	428,600 (2)
Corrine D. Ricard (1)	Cargill, Incorporated and Associated Companies Salaried Employees' Pension Plan	14	445,000
Corrine D. Ricard (1)	The Cargill International Retirement Plan	5	166,700 (2)
Corrine D. Ricard (3)	Individual Nonqualified Pension Agreement	—	—

(1)
Annual benefits for Messrs. Mack, McLellan and Davis and Ms. Ricard under Cargill’s U.S. salaried employees’ pension plan are equal to 0.80% of final average salary plus 0.35% of final average salary in excess of Covered Compensation (as defined for social security purposes), all times years of service. Years of service are limited to (i) 40 years for the 0.80% component of the benefit, and (ii) 35 years for the 0.35% component of the benefit. Service is frozen for Messrs. Mack, McLellan and Davis and Ms. Ricard as of December 31, 2004 and final average salary and covered compensation are as of the termination date of their employment at Mosaic. We have been informed that Cargill has frozen benefits under this plan effective December 31, 2018 and no additional accruals for salary increases after that date will be made. We are reviewing the application of this action to our employees, including Messrs. Mack and McLellan and Ms. Ricard.
Normal retirement benefits under Cargill’s U.S. salaried employees’ pension plan are payable at age 65. Messrs. Mack, McLellan or Davis or Ms. Ricard may retire with unreduced retirement benefits under the plan once they are age 60. Once they are age 55, they may retire early and receive benefits that are reduced based on the percentages specified in the table below for each year that the payments start prior to age 60. Messrs. Mack, McLellan and Davis and Ms. Ricard are age 49, age 60, age 64 and age 53, respectively, and have 22 years, 38 years, 23 years and 26 years, respectively, of credited vesting service at December 31, 2016.

Years of Credited Vesting Service	Per Year Reduction Percentage
35 or more	3%
30 – 34	4%
25 – 29	5%
20 – 24	6%
15 – 19	7%
If they terminate employment before age 55, they may either receive an unreduced benefit commencing at age 65, or may elect to receive a reduced benefit at an earlier date.
The normal form of payment of the annual benefit is a straight life annuity. Optional benefit forms include actuarial equivalent joint and survivor and 10-year certain and life annuities. A lump sum payment is offered only if the actuarial equivalent value of the benefit is $25,000 or less.
The credited years of service for Messrs. Davis, Mack and McLellan and Ms. Ricard under Cargill’s U.S. salaried employees’ pension plan include their service with Cargill. Their benefits under the plan are fully vested.
Annual benefits for Mr. McLellan and Ms. Ricard under Cargill’s international retirement plan are equal to 1.50% of final average salary times years of service (not to exceed 40) reduced by any pension benefits earned under any Cargill retirement plans and social security programs while earning service under Cargill’s international retirement plan. For Mr. McLellan and Ms. Ricard, the benefit is based on years of service up to October 15, 1998, and December 31, 1994, respectively, and final average salary as of December 31, 2010 including their service at Mosaic.
Normal retirement benefits under Cargill’s international retirement plan are payable at age 65. Mr. McLellan and Ms. Ricard are not eligible to receive full benefits at an earlier age but are eligible for reduced benefits after attainment of age 55.
The normal form of payment of the annual benefit under Cargill’s international retirement plan is a straight life annuity. If the participant has a joint annuitant, the benefit is paid as an actuarial equivalent 100% joint and survivor annuity. A lump sum is paid only if the actuarial equivalent value of the benefit is $10,000 or less.
The credited years of service for Mr. McLellan and Ms. Ricard under Cargill’s international retirement plan include their service with Cargill. Their benefits under the plan are fully vested.
Compensation Used to Determine Pension Benefits
Under Cargill’s U.S. salaried employees pension plan, eligible compensation consists of base salary. Eligible compensation is limited under the Code to $265,000 and $265,000 for calendar 2015 and 2016, respectively.
Under Cargill’s international retirement plan, eligible compensation consists of base salary (and in the case of salespeople compensated on the basis of salary or sales bonuses, their commissions) but excluding any other remuneration.
Valuation Assumptions
The amounts listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table and the amounts listed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table are based on the following assumptions:

•
discount rates of 3.92%, 4.20% and 4.25% for the present value calculation as of December 31, 2016, 2015 and 2014, respectively, and post-retirement mortality using the Mercer Industry Longevity Experience Study table for the Consumer Goods, Food and Drink industry group projected using Scale MMP-2007 and no collar adjustments as of December 31, 2016 and December 31, 2015 and the RP-2000 mortality table with fixed 25-year projection using scale BB as of December 31, 2014 and no collar adjustments. These are the same assumptions used by Cargill in determining the accumulated benefits under the Cargill U.S. salaried employees’ pension plan that it uses in determining its charges to us for the plan;

•
immediate retirement for Mr. Davis and Mr. McLellan and retirement age of 60 for Mr. Mack and Ms. Ricard under the Cargill U.S. salaried employees’ pension plan, which is the earliest age that any Named Executive Officer may retire with unreduced retirement benefits under that plan, and retirement at age 65 for Mr. McLellan and Ms. Ricard under Cargill’s international retirement plan, which is the earliest age that they may retire with unreduced benefits under that plan; and

•	expected terminations, disability and pre-retirement mortality: none assumed.
The present values of the accrued benefits were calculated as of December 31, 2016, the date used by Cargill in determining its charges to us for Cargill’s U.S. salaried employees pension plan.

(2)	This amount is an estimate and does not necessarily reflect the actual amount that will be paid to the Named Executive Officer, which will only be known when he or she becomes eligible for payment.

(3)
Following termination of employment, Mr. McLellan is entitled to a lump sum that increases each year to age 65. The lump sum payment begins at $407,000 if termination of employment occurs at age 60 and increases annually to $760,000; for Ms. Ricard, the lump sum payment will begin at $36,000 if termination of employment occurs after age 55 and prior to attaining age 56 and increases annually to $129,000 if termination of employment occurs after age 65.

The amount listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits table is the lump sum amount payable under the terms of the supplemental agreement in the event of termination of employment at December 31, 2016.
Non-Qualified Deferred Compensation
The table below sets forth the contributions, earnings and distributions for 2016 and balances at December 31, 2016 for each of the Named Executive Officers under our deferred compensation plan.
Each participant in our deferred compensation plan may choose how and when to receive payments of the portion of the participant’s account balance that results from the participant’s own contributions. A participant may choose to receive payments of this portion of the participant’s account balance on a specified date in a lump sum or in annual installments for up to ten years beginning on a date specified by the participant. If no election is made, payment is made in a lump sum after termination of employment. The portion of the participant’s account balance that results from our contributions is payable after termination of employment.
We also maintain an unfunded non-qualified equity deferral plan under which eligible executive officers who we select, including our Named Executive Officers during employment with us, may elect to contribute all or a portion of annual long-term incentive awards (excluding stock options) to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the participant at the time a deferral election is made. Awards settled in shares of our Common Stock are subject to the terms and conditions of our 2014 Stock and Incentive Plan and the applicable award agreement. Awards to be settled in cash will be credited with interest as provided in the plan. No long-term incentive awards distributed in 2016 were deferred under the plan.
2016 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in 2016 ($)(1)	Registrant Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance in 2016 ($)(5)
James ("Joc") C. O'Rourke	$198,380	$250,318	$104,114	$64,219	$1,628,300
Richard L. Mack	103,272	129,434	51,566	58,813	1,143,831
Richard N. McLellan	122,850	112,197	409,514	180,628	2,824,360
Gary ("Bo") N. Davis	—	81,546	30,786	—	566,722
Corrine D. Ricard	85,980	86,815	59,221	—	813,692
Walter F. Precourt	60,240	73,982	1,890	—	1,200,504

(1)
These amounts are included as part of the compensation shown for the Named Executive Officer in the “Salary” or “Non-Equity Incentive Plan Compensation” column for 2016 in the Summary Compensation Table.

(2)
Shows our contributions under the restoration provisions of our deferred compensation plan. The amount we credit under these restoration provisions is equal to the amount that would have been contributed to our tax-qualified defined contribution plan for the Named Executive Officer that exceeds limitations for tax-qualified plans under the Code. These amounts are included as part of the compensation shown for the Named Executive Officer in the “All Other

Compensation” column for 2016 in the Summary Compensation Table and in the “Company Contributions to Defined Contribution Plans” column in the table in note (7) to the Summary Compensation Table.

(3)
Shows the earnings on each Named Executive Officer’s account balance for 2016. Gains and losses accrue at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available to participants generally as investments under the Mosaic Investment Plan, a defined contribution plan qualified under Section 401(k) of the Code, except that our Common Stock is excluded. In general, participants in our deferred compensation plan may change how their deferrals are invested at any time. Because the rate of return is based on actual investment measures, no above-market earnings are paid. Accordingly, the amounts in this column were not included in the Summary Compensation Table.

(4)	Shows payments made to each Named Executive Officer from his account in 2016.

(5)	The table below sets forth the amounts of executive and registrant contributions reported for the Named Executive Officers in the Summary Compensation Table in our Proxy Statement for any prior year:

Name	Contributions ($)
James ("Joc") C. O'Rourke	$1,290,205
Richard L. Mack	1,742,786
Richard N. McLellan	1,223,603
Gary ("Bo") N. Davis	140,466
Corrine D. Ricard	—
Walter F. Precourt	—
Potential Payments upon Termination or Change-in-Control
As discussed under “Executive Compensation Policies and Practices” in our Compensation Discussion and Analysis on page 46, we have senior management severance and change-in-control agreements with our executive officers, including the Named Executive Officers.
The severance and change-in-control agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of their employment:

•	by us with cause (as the term cause is described below);

•	by us without cause;

•	by the covered executive for good reason (as the term good reason is described below);

•	due to the covered executive’s death or disability; or

•	by the covered executive without good reason.
General Benefits
In general, upon any termination of employment an executive officer is entitled to amounts earned but that we have not paid. These amounts include:

•	base salary for services through the date of termination;

•	bonus amounts earned through the date of termination;

•	vested stock options;

•	compensation deferred by the executive officer and earnings on that deferred compensation;

•	vested benefits under defined benefit retirement plans as described above under “Pension Benefits” on page 59; and

•
vested benefits under defined contribution retirement arrangements as described in note (7)(b) to the Summary Compensation Table and in the Non-Qualified Deferred Compensation Table and accompanying narrative and notes.

Benefits upon Termination by Company without Cause or by Executive for Good Reason
In addition, in the event of termination by us without cause or by an executive officer for good reason, the executive officer is entitled to:

•	an amount equal to one and one-half times the executive officer’s annual base salary;

•
an amount equal to one and one-half times the executive officer’s prior fiscal year target bonus percent under our Management Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by the executive officer’s base salary;

•
if the executive officer was employed by us for three months or more during the fiscal year in which the termination occurs, a pro rata portion of any annual bonus that would have been payable based on actual performance under our Management Incentive Plan;

•
if the executive officer elects to continue group health or dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), reimbursement for a portion of the premiums equal to the amount we would pay if the executive officer were an active employee, for up to twelve months as long as coverage under COBRA is available;

•	elect to continue coverage under our life insurance or health flexible spending account programs in accordance with the terms of those programs;

•	compensation for unused vacation; and

•	outplacement services for up to one year (to a maximum of $25,000).
Amounts payable would be reduced by the amount of other compensation the executive officer receives from us as an employee, independent contractor or consultant during the twelve months following termination of employment, as well as by any compensation under any other severance plan of ours.
Benefits Following Change-in-Control
In the event of a qualified change-in-control termination (as the term qualified change-in-control termination is described below), the executive officer is entitled to the same benefits as discussed under “Benefits upon Termination by Company without Cause or by Executive for Good Reason,” except that:

•
our CEO would be entitled to two and one-half times, and other executive officers would be entitled to two times, annual base salary and prior fiscal year target bonus percent under our Management Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by annual base salary;

•
the minimum period for which the executive officer would be required to be employed by us during the fiscal year in order to receive a pro rata portion of any annual bonus that would have been payable based on actual performance under our Management Incentive Plan would be reduced to one day;

•
if the executive officer has not used financial planning services in the year of termination, we would pay the executive officer $12,000 (for executive officers other than our CEO) or $15,000 (for our CEO);

•	if the executive officer has not had an executive physical in the year of termination, we would pay the executive officer $10,000;

•
instead of reimbursing the executive officer for our portion of premium costs to continue coverage under group health, dental and life insurance plans, we would pay the executive officer a lump sum equal to eighteen months of our portion of the premium costs;

•	we would pay the executive officer a lump sum payment equal to eighteen months of the premium costs for executive disability and life insurance policies;

•	the reimbursement for outplacement services would be replaced by a lump sum payment of $25,000; and

•
we would also credit the executive officer’s account under our nonqualified deferred compensation plan with certain amounts that we would have credited through the date of termination of employment under the Mosaic Investment Plan that either:

w exceed limitations for contributions to tax-qualified plans under the Code; or
w are not credited to the executive officer’s account because of a requirement under the Mosaic Investment Plan that a participant remain actively employed as of the end of the year in order to be eligible for our contribution.
If the payments to an executive officer under the agreement together with amounts under other agreements or plans would subject the executive officer to the excise tax imposed by Section 4999 of the Code on parachute payments as defined in Section 280G of the Code, the benefits payable to the participant would be reduced if doing so would result in the best “net benefit” to the executive officer.
Description of Key Terms
For purposes of the severance and change-in-control agreements, in general:

•	“Cause” means:
w material breach of the severance agreement;
w gross neglect or willful failure or refusal to perform the executive officer’s duties;
w personal dishonesty intended to result in substantial personal enrichment at our expense;
w willful or intentional acts to injure The Mosaic Company or the executive officer’s reputation or business relationships;
w knowing and intentional fraud against us, our customers, suppliers, clients, agents or employees;
w conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; or
w material breach of our Code of Business Conduct and Ethics.

•	“Good reason” means:

w material demotion in status or duties;
w requiring the executive officer to move his or her regular office location by more than 50 miles; or
w material diminution in base salary.

•	A “qualified change-in-control termination” means termination of an executive officer’s employment by us without cause or by an executive officer for good reason:
w within two years following a change-in-control (as the term change-in-control is defined below); or
w following our entry into a definitive agreement or plan that results in any of the following types of changes in control, if the change-in-control occurs within six months after the date of termination:
▪ an acquisition of 50% or more of the voting power of our outstanding voting stock;
▪ a merger, consolidation, sale of substantially all assets or similar business combination, unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
▪ stockholder approval of liquidation or dissolution of The Mosaic Company.

•	A “change-in-control” occurs if one of the following events occurs:
w a majority of our directors are not individuals:
▪ for whose election proxies were solicited by our Board; or
▪ who were appointed by our Board to fill vacancies caused by death, resignations or newly-created directorships; or
w an acquisition of 50% or more of the voting power of our outstanding voting stock; or
w a merger, consolidation, sale of substantially all assets or similar business combination unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
w stockholder approval of liquidation or dissolution of The Mosaic Company.
Obligations of our Executive Officers
The severance and change-in-control agreements require our executive officers to:

•
furnish notice of good reason for termination by the executive officer and an opportunity for us to cure the good reason within 30 days, and continue to perform the executive officer’s duties during the cure period;

•	furnish at least 30 days advance notice of a termination of employment without good reason and continue to perform the executive officer’s duties during the notice period;

•
furnish us with a general release of claims the executive officer may have against us in order to obtain benefits as a result of termination by us without cause or by the executive officer with good reason; and

•	cooperate with the transition of the executive officer’s duties and responsibilities.
The severance and change-in-control agreements prohibit the executive officers from:

•	disclosing confidential information; and

•	for a period of 12 months following termination of employment:
w soliciting our customers, dealers, employees, vendors and suppliers, or interfering with our business relationships; or
w competing with us.
Duration of Severance and Change-in-Control Agreements
Our current severance and change-in-control agreements will expire March 31, 2020 unless renewed by us and the executive officer, except that following a change-in-control the term will extend to at least the second anniversary of the change-in-control.
Treatment of Long-Term Incentive Awards
Long-term equity incentive awards require a “double trigger” qualified change-in-control termination before vesting in the event of a change-in-control, as long as the consideration our stockholders receive in the change-in-control is stock that is registered under Section 12 of the Securities Exchange Act of 1934 (“’34 Act”). The definition of a change-in-control under our long-term incentive awards is generally the same as under our severance and change-in-control agreements.
Potential Acceleration of Payment of Non-Qualified Deferred Compensation
Our non-qualified deferred compensation plan in the U.S. provides that our Board, as constituted immediately before a change in control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.

Supplemental Agreements for Cargill International Retirement Plan Participants
We have supplemental agreements with Mr. McLellan and Ms. Ricard, as participants in Cargill’s international retirement plan, intended to put them in a position comparable to that of our employees who participate in Cargill’s U.S. salaried employees pension plan. If Mr. McLellan’s employment terminated at December 31, 2016, we would have paid him $407,000 under his supplemental agreement. Ms. Ricard was not yet eligible for payment under her supplemental agreement at December 31, 2016.
Quantification of Compensation Payable as a Result of Severance or Change-in-Control
The table below sets forth estimated potential incremental amounts payable to each Named Executive Officer pursuant to our severance and change-in-control agreements.
We relied on the following key assumptions in determining the amounts in the table, as well as the other assumptions discussed in the accompanying notes:

•	the termination of employment was effective as of December 31, 2016;

•	the pro rata portion of the annual bonus that would have been payable as of the date of severance was based on the actual bonus under our Management Incentive Plan for 2016;

•
in estimating the reimbursement for outplacement services in the event of termination of employment without cause or for good reason without a change-in-control, the maximum $25,000 amount of outplacement services is used;

•	we did not pay the executive officer any other compensation as an employee, independent contractor or consultant during the twelve months following termination of employment;

•	each Named Executive Officer maximized his contributions to the Mosaic Investment Plan;

•	for cost reduction incentive awards, that performance reflects the level of controllable operating costs per tonne achieved for 2016; and

•	the 30-day trading average of our Common Stock as of the date of termination of employment was equal to that for the period ended December 31, 2016.
Any change in these assumptions would change the amounts shown in the table, and the change could be material. The actual amounts that would be paid to a Named Executive Officer can only be determined at the time of the severance or change in control and/or termination of employment and can be expected to be different from the amounts shown in the table below. The table below does not include compensation that is accrued or vested prior to severance or a change in control.

Severance and Change-in-Control Compensation Table

Name and Benefits	Termination Before Change-in-Control without Cause or for Good Reason ($)	Qualified Change-in-Control Termination ($)
James ("Joc") C. O'Rourke
Cash Severance	$3,740,000	$7,370,000
Long-Term Incentives		3,163,913	(1)
Health, Dental, Life and Disability Reimbursement	29,192	43,788
Compensation for Unused Vacation	—	—
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		25,000
Nonqualified Deferred Compensation Plan		144,150
Reduction to Avoid Excise Tax (2)	—	(2,046,487)
Total Estimated Incremental Value	3,794,192	8,725,364
Richard L. Mack
Cash Severance	1,622,400	2,745,600
Long-Term Incentives		1,471,017	(1)
Health, Dental, Life and Disability Reimbursement	24,528	36,792
Compensation for Unused Vacation	—	—
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Nonqualified Deferred Compensation Plan		65,170
Reduction to Avoid Excise Tax (2)		—
Total Estimated Incremental Value	1,671,928	4,365,579
Richard N. McLellan
Cash Severance	1,310,400	2,217,600
Long-Term Incentives		849,130	(1)
Health, Dental, Life and Disability Reimbursement	28,539	42,808
Compensation for Unused Vacation	—	—
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Nonqualified Deferred Compensation Plan		57,730
Reduction to Avoid Excise Tax (2)		—
Total Estimated Incremental Value	1,363,939	3,214,268
Gary ("Bo") N. Davis
Cash Severance	1,067,200	1,832,800
Long-Term Incentives		608,334	(1)
Health, Dental, Life and Disability Reimbursement	36,037	54,055
Compensation for Unused Vacation	—	—
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Nonqualified Deferred Compensation Plan		55,910
Reduction to Avoid Excise Tax (2)		—
Total Estimated Incremental Value	1,128,237	2,598,099
Corrine D. Ricard
Cash Severance	1,056,000	1,804,000
Long-Term Incentives		528,047	(1)
Health, Dental, Life and Disability Reimbursement	30,749	46,124
Compensation for Unused Vacation	—	—
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Nonqualified Deferred Compensation Plan		48,450
Reduction to Avoid Excise Tax (2)	—	(10,502)
Total Estimated Incremental Value	1,111,749	2,463,118
Walter F. Precourt
Cash Severance	935,000	1,615,000
Long-Term Incentives		761,080	(1)
Health, Dental, Life and Disability Reimbursement	25,188	37,782
Compensation for Unused Vacation	—	—
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Nonqualified Deferred Compensation Plan		46,275
Reduction to Avoid Excise Tax (2)		(57,089)
Total Estimated Incremental Value	985,188	2,450,049

(1)	Includes the pre-tax amounts that the Named Executive Officers would realize if they had sold on December 30, 2016, the last trading day of 2016, at a price of $29.33, shares of our Common Stock that:

•	they could acquire pursuant to stock options for which we would accelerate vesting upon a qualified change-in control termination pursuant to the terms of the stock option; and

•	we would issue to the executive officers upon a qualified change-in-control termination pursuant to the vesting of RSUs and performance units.
In the event of a change-in-control in which the consideration our stockholders receive does not consist solely of shares of common stock that are registered under Section 12 of the ’34 Act, these (a) RSUs and performance units would vest, with the vested shares or cash, as applicable, issued at the end of the performance period, and (b) stock options would be cancelled and the holders would be entitled to payment of the excess, if any, of the highest per share price offered to our stockholders in change-in-control over the purchase price per share of the options, for each share subject to the cancelled options.
Also includes the pre-tax amounts that the Named Executive Officers would receive upon a qualified change-in-control termination following the vesting of performance shares. Each Named Executive Officer would receive a cash payment at the end of the performance period in an amount equal to the number of vested shares multiplied by the closing price per share of our Common Stock on the last trading day of the performance period but not less than the highest per share price offered to our stockholders in any transaction whereby the change in control takes place. We have assumed for purposes of these calculations that the applicable amount is the closing price per share of our Common Stock on December 30, 2016, the last trading day of 2016, or $29.33.

(2)
The excise tax imposed by the Code on “excess parachute payments” is 20%. This excise tax, together with any corresponding tax gross-up, applies only if the total value of change-in-control payments calculated under Section 280G of the Code equals or exceeds three times the average annual compensation attributable to the executive officer’s employment with us over the prior five-year period. Under the severance and change-in-control agreements, if the excise tax would otherwise apply, the benefits payable to the executive officer would be reduced if doing so would result in the best net benefit to the executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
None.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2016, the Compensation Committee of our Board was comprised of Messrs. Monahan, Ebel, Popowich and Seaton and Ms. Johnson until May 19, 2016, when Mr. Gitzel replaced Mr. Ebel. No Compensation Committee interlocks or insider participation occurred during 2016.

AUDIT COMMITTEE REPORT AND
PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
The Audit Committee oversees Mosaic’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the 2016 10-K Report, including the footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
As part of its oversight, the Audit Committee reviewed with management the following material included or summarized in Item 9A of the 2016 10-K Report:

•	Management’s report on its assessment of the effectiveness of Mosaic’s internal control over financial reporting; and

•	Management’s conclusions regarding the effectiveness of Mosaic’s disclosure controls and procedures.
The Audit Committee also reviewed with Mosaic’s independent registered public accounting firm, KPMG LLP, its report on the effectiveness of Mosaic’s internal control over financial reporting included in the 2016 10-K Report. Management has the primary responsibility for maintaining adequate internal control over financial reporting and disclosure controls and procedures. KPMG LLP has the responsibility for auditing the effectiveness of Mosaic’s internal control over financial reporting as of year-end and expressing an opinion thereon based on its audit.
The Audit Committee also reviewed with KPMG LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Mosaic’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and Auditing Standard No. 16 of the Public Company Accounting Oversight Board (United States). The Audit Committee has also reviewed with KPMG LLP and management the application and impact of new accounting rules, regulations, disclosure requirements and reporting practices on Mosaic’s financial statements and reports. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and Mosaic, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also reviewed and considered the compatibility of non-audit services with regard to KPMG LLP’s independence.
The Audit Committee discussed with our internal auditor and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets with our internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the reports of KPMG LLP be included in the 2016 10-K Report for filing with the SEC. The Audit Committee has also approved the reappointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit the financial statements and the effectiveness of internal control over financial reporting for the 2017 calendar year.
Respectfully submitted,
Nancy E. Cooper, Chair
Gregory L. Ebel
Timothy S. Gitzel
Robert L. Lumpkins
William T. Monahan

Fees Paid to Independent Registered Public Accounting Firm
During 2016 and 2015, KPMG LLP (“KPMG”) provided us with audit, audit-related, tax compliance and planning and other services. We incurred the following fees for services performed by KPMG for these periods:

	2016	2015
Audit Fees	4,139,000	4,765,000
Audit-Related Fees	909,000	302,000
Tax Fees	1,281,000	446,000
All Other Fees	50,000	—
Audit fees include fees associated with the annual financial statement audit and the audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Also included are fees related to the review of our quarterly reports on Form 10-Q, statutory reporting required internationally, other audits required, as well as assistance with review of documents filed with the SEC.
Audit-related fees principally include fees associated with employee benefit plan audits, certain attest services, review of certain financial information and due diligence assistance. KPMG did not provide any internal audit assistance services during such periods.
Tax fees include tax planning and structuring, due diligence and tax compliance fees.
All other fees relate to a cyber-security diagnostic performed in 2016.
The Audit Committee of the Board has concluded that none of the services provided by KPMG has impaired KPMG’s independence.
Pre-Approval of Independent Registered Public Accounting Firm Services
Pursuant to the Audit Committee’s charter and independent registered public accounting firm services pre-approval policies, the Audit Committee pre-approves the annual audit fees and terms of engagement of our independent registered public accounting firm. In addition, the Audit Committee’s pre-approval policies identify specified categories of audit-related and tax services that may be provided by the independent registered public accounting firm.
The independent registered public accounting firm may be considered for other services not specifically approved as described above so long as the performance of such services by the independent registered public accounting firm is not prohibited by rules of the SEC.
Any engagement of the independent registered public accounting firm must be pre-approved by the Audit Committee or the Chair of the Audit Committee. All approvals granted by the Chair are reported to the Audit Committee at its next scheduled meeting.
In pre-approving a proposed engagement of the independent registered public accounting firm, the Audit Committee or its Chair considers the impact of the proposed engagement on the independence of the independent registered public accounting firm. If the services do not impair independence, the Audit Committee or its Chair considers such other factors as it deems relevant. Such factors may include, among other matters, (i) the relationship between fees for audit and non-audit services, (ii) whether the independent registered public accounting firm is best positioned to provide the most effective and efficient services, (iii) whether the services will improve the quality of the annual audit, (iv) cost, and (v) familiarity with our business, accounting and business systems, accounting principles and corporate structure.
In addition, the Audit Committee, pursuant to its charter, reviews on an annual basis a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and Mosaic and its subsidiaries, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discusses with the independent registered public accounting firm its methods and procedures for assuring independence.
All of the services provided by KPMG for 2016 and 2015 were approved by the Audit Committee or its Chair under its policies. None of the services provided by KPMG for 2016 and 2015 were approved after the fact in reliance upon the de minimis exception of Regulation S-X promulgated by the SEC.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 1, 2017, the Audit Committee of the Board appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the year ending December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017.
While we are not required to do so, we are submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017 for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to participate in the 2017 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire to make a statement.
The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
PROPOSAL NO. 3 – ADVISORY “SAY-ON-PAY” VOTE ON EXECUTIVE COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the ’34 Act, we are providing our stockholders with an opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers for 2016 as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We have included an Executive Summary of our compensation philosophy and processes for our Named Executive Officers, and their compensation, for 2016 beginning on page 30. The other sections of the Compensation Discussion and Analysis section of this Proxy Statement, including the related tables beginning on page 51, describe in greater detail Mosaic’s executive compensation programs and decisions made by our Compensation Committee for 2016. The Compensation Committee and our management have established a compensation philosophy that seeks to align our strategic interests with our stockholders’ interests, to achieve our business objectives, and to optimize our ability to attract, retain and motivate key employees to create stockholder value. We embrace a pay-for-performance philosophy for our executive officers, whereby short-term incentive compensation is tied to achievement of annual goals, and long-term incentive compensation consists of stock-based awards that tie compensation levels to the performance of our stock price over time and serve as a tool for our retention of key management talent.
We believe our compensation program for the Named Executive Officers is instrumental in helping Mosaic achieve strong financial performance, operational excellence and its strategic priorities. Accordingly, we ask that our stockholders cast an advisory vote to approve the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Mosaic’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s Proxy Statement for its 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
As an advisory vote, this proposal, commonly referred to as a “Say-on-Pay” proposal, is not binding upon Mosaic. However, our Board and our Compensation Committee, which is responsible for designing and administering Mosaic’s executive compensation program, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions for our Named Executive Officers.
In prior years, our stockholders have expressed strong support for our executive compensation program in the Say-on-Pay advisory votes at our annual meetings of stockholders. The next Say-on-Pay advisory vote will occur at our 2018 Annual Meeting.
The Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Act and Section 14A of the Exchange Act also require that, at least once every six years, stockholders be afforded the opportunity to recommend to the Board of Directors whether future advisory votes on executive compensation should occur every one, two or three years. This proposal offers stockholders the opportunity to cast a non-binding advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). In addition, stockholders may abstain from voting.
After careful consideration, our Board of Directors, upon the recommendation of our Compensation Committee, has determined that an annual advisory vote on executive compensation is appropriate for Mosaic at the present time. Annual advisory votes will allow our stockholders to provide direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement each year. This is consistent with our efforts to seek input from our stockholders, and will make the results of the vote more relevant and meaningful to the Board of Directors. We understand that our stockholders may have different views as to the best approach for Mosaic, and we look forward to hearing from our stockholders on this proposal.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting). The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes cast to be the option selected by stockholders. As an advisory vote, this proposal is not binding upon Mosaic. However, our Board of Directors and our Compensation Committee, which administers Mosaic’s executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making a determination regarding the frequency of future Say-on-Pay advisory votes. Although the Board of Directors has provided its recommendation, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.
The Board of Directors recommends an advisory “Say-on-Pay” vote on an annual basis (as opposed to every two years or every three years).
BENEFICIAL OWNERSHIP OF SECURITIES
Ownership of Securities by Directors and Executive Officers
The following table shows the number of shares of common stock owned beneficially, within the meaning of SEC rules, as of March 7, 2017, by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power with respect to the shares of common stock beneficially owned by that individual, and his or her shares are not subject to any pledge.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percent of Outstanding Common Stock
Nancy E. Cooper	11,662	*
Gary (“Bo”) N. Davis	128,388	*
Gregory L. Ebel	21,986	*
Timothy S. Gitzel	18,543	*
Denise C. Johnson	7,321	*
Emery N. Koenig	23,155	*
Robert L. Lumpkins (3)	39,110	*
Richard L. Mack	280,765	*
Richard N. McLellan	175,464	*
William T. Monahan	36,867	*
James (“Joc”) C. O’Rourke (4)	336,504	*
James L. Popowich (5)	22,321	*
Walter F. Precourt, III	52,032	*
Corrine D. Ricard	93,892	*
David T. Seaton	14,938	*

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percent of Outstanding Common Stock
Steven M. Seibert	22,644	*
Kelvin R. Westbrook	—	*
All directors and executive officers as a group (19 persons)	1,342,996	*

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.

(2)	Includes the following shares subject to stock options or RSUs exercisable, vested or vesting within 60 days of March 7, 2017:

Name	Stock Options	Restricted Stock Units
Nancy E. Cooper	—	6,546
Gary (“Bo”) N. Davis	77,524	—
Gregory L. Ebel	—	6,546
Timothy S. Gitzel	—	6,546
Denise C. Johnson	—	6,546
Emery N. Koenig	—	6,546
Robert L. Lumpkins	—	10,981
Richard L. Mack	152,164	—
Richard N. McLellan	112,160	—
William T. Monahan	—	6,546
James (“Joc”) C. O’Rourke	224,409	—
James L. Popowich	—	6,546
Walter F. Precourt, III	26,377	—
Corrine D. Ricard	62,472	—
David T. Seaton	—	6,546
Steven M. Seibert	—	6,546
Kelvin R. Westbrook	—	—
All directors and executive officers as a group (19 persons)	687,780	69,895

(3)	Includes 22,481 shares of common stock held in various trusts for which Mr. Lumpkins’ wife is the trustee.

(4)	Includes 3,000 shares of common stock held by Mr. O’Rourke’s wife.

(5)	Includes 8,000 shares of common stock for which Mr. Popowich shares the voting and investment power with his wife.
Ownership of Securities by Others
The following table sets forth information with respect to the only persons or groups known to us as of March 7, 2017 to be the beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Record Holder	Number of Shares	Percent of Outstanding Common Stock
The Vanguard Group, Inc. (1)	35,325,352	10.07%
100 Vanguard Blvd
Malvern, PA 19355
BlackRock, Inc. (2)	23,644,470	6.74%
55 East 52nd Street
New York, NY 10055
State Street Corporation (3)	19,503,961	5.56%
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Franklin Resources, Inc. (4)	19,009,880	5.42%
Charles B. Johnson (4)
Rupert H. Johnson Jr. (4)
Franklin Advisers, Inc. (4)
One Franklin Parkway
San Mateo, CA 94403

(1)	Based solely on a Schedule 13G/A (Amendment No. 4) filed with the SEC on March 10, 2017, as of February 28, 2017:

(a)
The Vanguard Group, Inc. is deemed to beneficially own 35,325,352 shares of our common stock, with sole voting power as to 545,446 shares, sole dispositive power as to 33,630,448 shares , shared voting power as to 53,909 shares and shared dispositive power as to 596,504 shares;

(b)
Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 452,495 shares of our common stock for which it serves as investment manager of collective trust accounts; and

(c)
Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 236,960 shares of our common stock for which it serves as investment manager of Australian investment offerings.

(2)
Share ownership is as of December 31, 2016, as set forth in the Schedule 13G/A (Amendment No. 3) filed with the SEC on January 25, 2017. Based solely on that filing, BlackRock, Inc. is deemed to beneficially own 23,644,470 shares of our common stock, with sole voting power as to 19,870,264 shares and sole dispositive power as to all of such shares.

(3)
Share ownership is as of December 31, 2016, as set forth in the Schedule 13G filed with the SEC on February 8, 2017. Based solely on that filing, State Street Corporation is deemed to beneficially own 19,503,961 shares of our common stock, with shared voting and dispositive power as to all of such shares.

(4)	Share ownership is as of December 31, 2016, as set forth in the Schedule 13G filed with the SEC on February 7, 2017 by the persons listed above. Based solely on that filing:

(a)
The 19,009,880 shares of our common stock reported in the filing are beneficially owned by investment companies or other accounts that are managed by subsidiaries of Franklin Resources, Inc. (“FRI”), under advisory agreements that delegate to such subsidiaries all voting and dispositive power over shares.

(b)
Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI and, together with FRI may be deemed to be, for purposes of Rule 13d-3 under the Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services.

(c)
Franklin Advisers, Inc. has sole voting power as to 18,648,600 shares and sole dispositive power as to 18,708,600 shares, Franklin Advisory Services, LLC has sole voting and dispositive power as to 301,000 shares, and Fiduciary Trust Company International has sole voting and dispositive power as to 280 shares. Each of these entities is a subsidiary of FRI.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the ’34 Act requires our directors and executive officers and persons who own more than 10% of our Common Stock to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC. We are required to disclose in this Proxy Statement any failure to timely file the required reports by these dates. Based solely on a review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors, executive officers and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements for the year ended December 31, 2016.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
Our Bylaws establish an advance notice procedure for stockholder proposals at our 2018 Annual Meeting. For business to be properly brought before the 2018 Annual Meeting by a stockholder, and for stockholder recommendations of future director nominees to be considered by the Corporate Governance and Nominating Committee, written notice of such proposal or nomination and supporting documentation must be received by our Corporate Secretary at least 90 days, but no more than 120 days, prior to the anniversary date of the immediately preceding annual meeting. A stockholder proposal or nomination intended to be brought before the 2018 Annual Meeting must be received by the Corporate Secretary no earlier than January 18, 2018 and no later than February 17, 2018.
Our Bylaws also permit a stockholder, or a group of up to 20 stockholders, who have owned at least 3% of our Company’s common stock for at least three years to submit director nominees (constituting the greater of two directors or up to 20% of our Board) for inclusion in our proxy material if the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order to be properly brought before the 2018 Annual Meeting, written notice of such proxy access nomination and other required information must be received by our Corporate Secretary at least 120 days, but no more than 150 days, prior to the anniversary of the date the proxy statement was distributed to shareholders for the immediately preceding annual meeting. A proxy access nomination intended to be brought before the 2018 Annual Meeting must be received by the Corporate Secretary no earlier than November 6, 2017 and no later than December 6, 2017.
To be in proper form, a stockholder’s notice under our advance notice or proxy access procedures must include the information about the proposal or nominee as specified in our Bylaws. All stockholder proposals or nominations must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices by the applicable dates specified above. Delivery must be by hand or by certified or registered mail, return receipt requested.
Additional requirements relating to a notice of nomination are described in this Proxy Statement under the caption “Proposal No. 1 – Election of Directors – Nomination and Selection of Directors.”
Proposals for inclusion in our proxy material for our 2018 Annual Meeting pursuant to Rule 14a-8 of the proxy rules of the SEC are not subject to the requirements described above. Such proposals must be received by December 6, 2017 and meet the other requirements of Rule 14a-8 to be eligible for inclusion in our proxy material for our 2018 Annual Meeting.
2016 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
Our 2016 Annual Report, including financial statements for the year ended December 31, 2016, accompanies this Proxy Statement but is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material. Stockholders who wish to obtain an additional copy of our 2016 Annual Report or a copy of our 2016 10-K Report may do so without charge by viewing these documents on our website at www.mosaicco.com, or by directing a written request to The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441, Attention: Vice President – Investor Relations, or by telephone at (763) 577-8213.
OTHER MATTERS
We know of no matters which will be presented for consideration at the 2017 Annual Meeting other than those stated in the Notice of 2017 Annual Meeting of Stockholders and described in this Proxy Statement. If any matter properly comes before the 2017 Annual Meeting, holders of the proxies will vote your shares in accordance with their judgment regarding such matters, including the election of a director or directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the 2017 Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our 2016 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, or Internet Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Internet Notice.
Who is entitled to vote at the meeting?
The Board has set March 21, 2017, as the record date for the 2017 Annual Meeting. If you were a stockholder of record at the close of business on March 21, 2017, you are entitled to vote at the 2017 Annual Meeting.
As of the record date, the following shares were issued, outstanding and eligible to vote at the 2017 Annual Meeting: 351,005,832 shares of our Common Stock.
What are my voting rights?
Holders of our Common Stock are entitled to one vote per share on all matters. Therefore, a total of 351,005,832 votes are entitled to be cast at the meeting for each of the proposals. There is no cumulative voting.

How many shares must be present to hold the meeting?
In accordance with our Bylaws, the holders of a majority of the shares of the capital stock entitled to vote at the meeting must be present at the meeting, in person or by proxy, in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you participate in the meeting and vote through www.virtualshareholdermeeting.com/MOS17; or

•	you have properly submitted, and have not revoked, a proxy vote by mail, telephone or via the Internet.
Our Bylaws also provide that if a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present. If the meeting is adjourned, we need not give notice of the new place, date, or time if the new place, date, or time is announced at the meeting before adjournment, unless the adjournment is for more than 30 days. If a new record date is or must be set for the adjourned meeting, notice of the adjourned meeting will be given to persons who are stockholders of record entitled to vote at the meeting as of the new record date.
How do I vote my shares?
If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided an Internet Notice or printed voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for stockholders who hold their shares in street name.
If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet;

•	by completing, signing and mailing the printed proxy card, if you received one; or

•
via the Internet, during the 2017 Annual Meeting, by going to www.virtualshareholdermeeting.com/MOS17 and using your control number (included on the Notice of Internet Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you).

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided in the proxy materials. If you received a printed proxy card and wish to submit your proxy by mail, please return your signed proxy card to us before the 2017 Annual Meeting.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.
How do I vote if my shares are held in the Mosaic Investment Plan (the “Mosaic 401(k) Plan”) or the Mosaic Union Savings Plan?
If you hold any shares in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to Vanguard Fiduciary Trust Company (the “Trustee”), as Trustee of the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, respectively, and, in accordance with the terms of each plan, the Trustee will vote all of the shares held in each plan in the same proportion as the actual proxy vote instructions submitted by the respective plan participants. If voting instructions are not received by the Trustee by May 15, 2017, or if they are received but are invalid, the shares with respect to which you could have instructed the Trustee will be voted in the same proportion as the shares for which the Trustee received valid participant voting instructions.
What does it mean if I receive more than one Internet Notice or proxy card?
If you receive more than one Internet Notice or proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

Can I vote my shares in person at the meeting?
If you are a stockholder of record, you may vote your shares on the Internet during the meeting by going to www.virtualshareholdermeeting.com/MOS17 and using your control number (included on the Notice of Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you). Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may submit a proxy vote as described above, but you may not vote your plan shares via the virtual meeting.
What vote is required for the election of directors and the other proposals to be approved?
To be elected in an uncontested election, directors must receive a majority of the votes cast by the holders of the shares of our Common Stock, voting together as a single class, present via the Internet or by proxy at the 2017 Annual Meeting and entitled to vote in the election of directors (meaning the number of shares voted “for” a director must exceed the number of shares voted “against” that director). In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will be a plurality of votes cast.
With respect to ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the Say-on-Pay Proposal, the affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock present via the Internet or by proxy and entitled to vote at the 2017 Annual Meeting is required for the approval of those proposals.
With respect to the Frequency of Say-on-Pay Proposal, the frequency selected by the stockholders will be determined based on the plurality of votes cast. This means that the option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, in the event that no option receives a majority of votes cast, we will consider the option that receives the most votes cast to be the option selected by stockholders.
How are votes counted?
You may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee for the Board and on the other proposals other than the Frequency of Say-on-Pay Proposal. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on the Frequency of Say-on-Pay Proposal.
If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you abstain from voting for one or more of the directors, this will have no effect on the election of those directors because directors must receive a majority of the votes cast to be elected (meaning the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director). If you abstain from voting on the appointment of KPMG LLP as our independent registered public accounting firm, the Say-on-Pay Proposal or the Frequency of Say-on-Pay Proposal, this will have no effect on those proposals.
How does the Board of Directors recommend that I vote?
We are asking for your vote on the following proposals:

•
Election of twelve directors: Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, Robert L. Lumpkins, William T. Monahan, James (“Joc”) C. O’Rourke, James L. Popowich, David T. Seaton, Steven M. Seibert and Kelvin R. Westbrook;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

•	A non-binding Say-on-Pay advisory vote on compensation paid to our Named Executive Officers as disclosed in this Proxy Statement; and

•	A non-binding Frequency of Say-on-Pay advisory vote on the frequency of future stockholder advisory votes on executive compensation.
Our Board of Directors recommends that you vote “FOR” each of the nominees to our Board of Directors, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017, “FOR” the Say-on-Pay Proposal and “FOR” the ONE YEAR option on the Frequency of Say-on-Pay proposal (as opposed to every two years or every three years). We are not aware of any other matters that will be voted on at the 2017 Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

What if I do not specify how I want my shares voted?
If you hold your shares through a stock brokerage account, bank, trust or other nominee, and do not provide voting instructions to your broker, bank, trustee or nominee, your shares may constitute “broker non-votes,” in which case they will be counted as present at the meeting for purposes of determining a quorum but, in accordance with applicable law and the rules of the NYSE, may not be voted on non-routine matters. Proposals 1, 3 and 4 are considered non-routine matters, and without your voting instructions your broker cannot vote your shares. Shares for which you do not provide voting instructions may, however, be voted on Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm, at the discretion of your broker, bank, trustee or nominee.
In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, broker non-votes will have no effect on the outcome of proposals 1, 2, 3 or 4.
If you vote your shares directly (as opposed to voting through a broker or other intermediary) and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, we will vote your shares:

•	“FOR” the election of all of the director nominees;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for year ending December 31, 2017;

•	“FOR” the Say-on-Pay Proposal; and

•	“FOR” the ONE YEAR option on the Frequency of Say-on-Pay Proposal.

All beneficial owners of Mosaic Common Stock are urged to submit their proxy to indicate their votes or to contact their brokers to determine how to vote.
Can I change my vote after submitting my proxy?
Yes. Except as otherwise provided below, you may revoke your proxy and change your vote at any time before your proxy is voted at the 2017 Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote:

•	if you voted over the telephone or by Internet, by voting again over the telephone or by Internet no later than 11:59 p.m. Eastern Time on May 17, 2017;

•	if you completed and returned a proxy card, by submitting a new proxy card with a later date and returning it prior to the meeting;

•	by submitting timely written notice of revocation to our Corporate Secretary at the address shown on page 24 of this Proxy Statement; or

•	by voting virtually during the meeting at www.virtualshareholdermeeting.com/MOS17.
Attending the meeting via the Internet at www.virtualshareholdermeeting.com/MOS17 will not revoke your proxy unless you specifically request to revoke it or submit a ballot during the meeting via the Internet. If you have any questions about the 2017 Annual Meeting or how to vote or revoke your proxy, you should write to The Mosaic Company, Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, Minnesota 55441, Attention: Vice President – Investor Relations, or call (763) 577- 8213.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may revoke your proxy and change your vote as described above, but only until May 15, 2017. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.
How can I attend the meeting?
This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webast. You are entitled to participate in the annual meeting only if you were a Mosaic stockholder or joint holder as of the close of business on March 21, 2017 or if you hold a valid proxy for the 2017 Annual Meeting.
You will be able to attend the 2017 Annual Meeting online and submit your questions during the meeting by going to www.virtualshareholdermeeting.com/MOS17. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Mosaic 401(k) Plan, which must be voted prior to the meeting).
To participate in the annual meeting, you will need the 16-digit control number (included on your Notice Regarding the Availability of Proxy Materials we mailed to you and on the proxy card, if you requested one be sent to you), will be able to vote electronically during the meeting and ask questions of management. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.

The meeting webcast will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Central Time, and you should allow ample time for the check-in procedures.
During the 30 minutes prior to the meeting start time, if you have entered your 16-digit control number, you may vote your shares, submit questions in advance of the annual meeting and access copies of our proxy statement and annual report.
Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.
We are soliciting proxies primarily by mail and Internet. In addition, our directors, officers and regular employees may solicit proxies by mail, electronic communication, telephone and personal contact. These individuals will receive no additional compensation for their services other than their regular salaries.

APPENDIX A

PERFORMANCE METRICS

2016 Short Term Incentive Program Measures:
Incentive Operating Earnings: Consolidated operating earnings determined in accordance with GAAP and adjusted as specified below, multiplied by a sharing rate determined by our Incentive ROIC:

•
Consolidated operating earnings are adjusted to exclude any restructuring charges, non-cash write-offs of long-term assets, expenses related to merger and acquisition activities, short-term incentive bonuses, unrealized derivative gains and losses and significant, non-ordinary course legal settlements involving settlement fees or other judgment amounts, costs and expenses of more than $25 million.

Incentive Return on Invested Capital (Incentive ROIC) is:

Incentive Operating Earnings + Equity in net earnings (loss) of nonconsolidated companies – Provision for income taxes (before discrete items and remittance of earnings items)
÷
Average Invested Capital

Average Invested Capital is the average, as of each month-end, of total assets minus non-interest bearing liabilities, excluding goodwill, expansion construction in progress, new borrowing arrangements, stock repurchases and non-cash write-offs of long-term assets. Average Invested Capital includes structured accounts payable arrangements.

Controllable Operating Costs: Arithmetic average of payout percentages for separate measures for our Phosphates and Potash business segments controllable operating costs per production tonne, as described below:

•	Controllable Operating Costs:
	w	production costs consisting of costs considered and capitalized in inventory plus all idle plant costs
+
w
local general and administrative expenses and support function costs, excluding (i) incentive program and other employee benefits expenses, (ii) any restructuring charges and (iii) expenses related to merger and acquisition activities; but including supply chain costs included in cost of goods sold and Incentive SG&A

-
w
costs of purchased commodities, depreciation, depletion, accretion and amortization, non-operating idle plant costs, ammonia production turnaround costs, Esterhazy brine inflow costs, Potash segment income-based royalties and taxes, fees received from third parties, taxes and charitable contributions, realized derivative gains and losses, separation costs, fluctuations in foreign exchange rates, costs of complying with the consent decrees relating to the EPA RCRA Initiative described in Mosaic’s Annual Report on Form 10-K for 2015 and existing or future numeric nutrient criteria rules where such costs were unknown at the time the applicable performance targets were established for the short-term incentive program, and product improvement costs that are passed on to customers for U.S. and Canadian operations of our Phosphates and Potash business segments.
Incentive Selling, General and Administrative Expenses (“Incentive SG&A”): Consolidated selling, general and administrative expenses determined in accordance with GAAP less incentive program and other employee benefits expenses, any restructuring charges, expenses related to merger and acquisition activities and the effects of fluctuations in foreign exchange rates.

A- 1

2014 Cost Reduction Incentive Award Measure:

Controllable Operating Costs: Arithmetic average of payout percentages for separate measures for our Phosphates and Potash business segments controllable operating costs per production tonne, as described below:

•	Controllable Operating Costs:
	w	production costs consisting of costs considered and capitalized in inventory plus all operating idle plant costs
+
w
local general and administrative expenses and support function costs, excluding incentive program and other employee benefits expenses, any restructuring charges and expenses related to merger and acquisition activities, but including supply chain costs (“Local G&A Costs”)

+
w
50% of SG&A expenses determined in accordance with GAAP less incentive program and other employee benefits expenses, any restructuring charges, expenses related to merger and acquisition activities and Local G&A Costs

-
w
costs of purchased commodities, depreciation, depletion, Potash segment accretion and amortization, non-operating idle plant costs, ammonia production turnaround costs, Esterhazy brine inflow costs, Potash segment income-based royalties and taxes, realized and unrealized derivative gains and losses and separation costs for U.S. and Canadian operations of our Phosphates and Potash business segments.

A- 2

APPENDIX B
LIST OF COMPANIES INCLUDED IN
THIRD-PARTY GENERAL INDUSTRY AND CHEMICAL AND MINING INDUSTRIES
SURVEY DATA
2015 Mercer Benchmark Database Executive Compensation Survey
Over $5 Billion Revenue Sample

3M Company	Entergy Corporation	Panasonic Corporation of North America
Abbott Laboratories	Envoy Air, Inc.	Parker Hannifin Corporation
AbbVie, Inc.	EOG Resources, Inc.	Peabody Energy Corporation
ABM Industries, Inc.	Erie Insurance Group	Pfizer, Inc.
ACE Limited	Exelon Corporation	Philip Morris International, Inc.
Actavis, Inc.	Farmers Insurance Group	Phillips-Van Heusen Corporation
AECOM Technology Corporation	FCA US, LLC	Praxair, Inc.
Aflac, Inc.	Federal Reserve Bank of Atlanta	Principal Financial Group
Air Liquide	Federal Reserve Bank of San Francisco	Progressive Corporation
Air Products and Chemicals, Inc.	FedEx Corporation	Publix Super Markets, Inc.
Alcoa, Inc.	Ferguson Enterprises, Inc.	PulteGroup, Inc.
Alliance Data Systems	Fidelity National Information Services	QVC, Inc.
Allianz Asset Management of America L.P.	Fifth Third Bancorp	Ralph Lauren Corp.
Allianz Life Insurance Company of North America	Fluor Corporation	Realogy Holdings Corporation
Ally Financial, Inc.	Foot Locker, Inc.	Regions Financial Corporation
Altria Group, Inc.	Franklin Resources, Inc.	Republic Services, Inc.
American Airlines, Inc.	Freeport-McMoRan, Inc.	Reynolds American, Inc.
American Express Company	General Dynamics Corp.	Ricoh Americas Corporation
American Financial Group, Inc.	General Electric Company	RockTenn
Ameriprise Financial, Inc.	General Mills, Inc.	Rockwell Automation, Inc.
AmerisourceBergen Corporation	General Motors Company	Royal Caribbean Cruises, Ltd.
Anthem, Inc.	Genuine Parts Company	RR Donnelley & Sons
ARAMARK Corporation	Genworth Financial, Inc.	Ryder System, Inc.
Arrow Electronics, Inc.	GKN America Corporation	Samsung Electronics America
AT&T, Inc.	Glencore Ltd	Schlumberger Limited
Automatic Data Processing, Inc.	Hanesbrands, Inc.	Schneider Electric North America
AutoZone, Inc.	HD Supply, Inc.	Sears Holdings Corporation
Avis Budget Group, Inc.	Health Net, Inc.	Sharp Electronics Corporation
Avon Products, Inc.	HGST	Siemens Corporation
Ball Corporation	Hilton Worldwide Corporation	Smithfield Farmland Corp
BASF Corporation	HollyFrontier Corporation	Sodexo USA
Baxter International, Inc.	Honeywell International, Inc.	Sony Pictures Entertainment
Berkshire Hathaway, Inc.	Hormel Foods Corporation	Southern California Edison
Big Lots, Inc.	Hovnanian Enterprises, Inc.	Southern Company
BMW of North America, LLC	Humana, Inc.	Southwest Airlines Co.
BNSF Railway Company	Illinois Tool Works	Spectra Energy Corp.
Bombardier Aerospace (USA)	Ingersoll-Rand, Plc.	Stanley Black & Decker, Inc.
Branch Banking & Trust Company	Ingram Micro, Inc.	Staples, Inc.
Bridgestone Americas, Inc.	International Paper Company	Sun Life Financial U.S.

Buckeye Partners, L.P.	Interpublic Group of Companies	Sunoco Partners LLC
Cablevision Systems Corporation	Invesco, Ltd.	SUPERVALU
Calpine Corporation	Itochu International, Inc. North America	Sysco
Calumet Specialty Products Partners, L.P.	Jabil Circuit, Inc.	Target Corporation
Cameron International Corp.	Jacobs Engineering Group, Inc.	TE Connectivity
Campbell Soup Company	JetBlue Airways	Textron, Inc.
Capital One Financial Corp.	Johnson Controls, Inc.	The Allstate Corporation
Cardinal Health, Inc.	KBR, Inc.	The Boeing Company
CarMax, Inc.	KDDI America, Inc.	The Chubb Corporation
Caterpillar, Inc.	Kellogg Company	The Coca-Cola Company
CBRE Group, Inc.	Kelly Services, Inc.	The Estee Lauder Companies, Inc.
Charter Communications	Kia Motors America, Inc.	The Hershey Company
CHS, Inc.	Kimberly-Clark Corporation	The Mosaic Company
CIGNA Corporation	Kohl's Corporation	The Nielsen Company
Circle K Stores, Inc.	L Brands, Inc.	The Sherwin-Williams Company
Citigroup, Inc.	Level 3 Communications, Inc.	The TJX Companies, Inc.
CNA Financial Corporation	Lincoln National Corporation	The Travelers Companies, Inc.
CNH America, LLC	Live Nation Entertainment, Inc.	The Walt Disney Company
Comcast Corporation	Lockheed Martin	The Western Union Company
Commercial Metals Company	Loews Corporation	The Williams Companies, Inc.
Compass Group North America	LyondellBasell Industries	ThyssenKrupp AG (US)
Computer Sciences Corporation	Macy's, Inc.	Time Warner, Inc.
ConAgra Foods, Inc.	ManpowerGroup	Tractor Supply Company
Con-way, Inc.	Manulife Financial Corporation (US)	Transamerica
Corning, Inc.	Marriott International, Inc.	Trinseo
CST Brands, Inc.	Marsh & McLennan Companies, Inc.	U.S. Bancorp
Cummins, Inc.	McDonald's Corporation	UBS United States
CVS Health Corporation	McLane Company	Unilever United States, Inc.
Daimler Trucks North America, LLC	MeadWestvaco Corporation	United Natural Foods, Inc.
Dana Holding Corporation	Medtronic, PLC	United Parcel Service, Inc.
Darden Restaurants, Inc.	Mercedes-Benz USA, LLC	United States Steel Corporation
Dean Foods Company	MetLife, Inc.	United Stationers, Inc.
Deere & Company	MGM Resorts International	United Technologies Corporation
Devon Energy Corporation	Mitsui & Co. (USA), Inc.	UnitedHealth Group
Dick's Sporting Goods	Mohawk Industries, Inc.	Valero Energy Corporation
Direct Energy	Monsanto Company	Verizon Communications, Inc.
DIRECTV, Inc.	Mylan, Inc.	Viacom, Inc.
Discover Financial Services	Navient	Visa, Inc.
DISH Network Corp.	Nestle USA, Inc.	Visteon Corporation
Dollar General Corporation	Newell Rubbermaid, Inc.	Volkswagen Group of America, Inc.
Dollar Tree, Inc.	Nexans USA, Inc.	Volvo Group North America
Dominion Resources, Inc.	NextEra Energy, Inc.	Voya Financial, Inc.
Dover Corporation	Nike, Inc.	W.W. Grainger, Inc.
DSM Desotech, Inc.	NiSource, Inc.	Wacker Neuson Corporation
DTE Energy	Norfolk Southern Corporation	Wal-Mart Stores, Inc.
Duke Energy Corporation	Novelis, Inc.	Waste Management, Inc.

Eastman Chemical Company	Novo Nordisk, Inc.	WellCare Health Plans, Inc.
Eaton Corporation (US)	O`Reilly Auto Parts, Inc.	Wells Fargo & Company
eBay, Inc.	Owens-Illinois, Inc.	Whirlpool Corporation
Ecolab, Inc.	PACCAR, Inc.	Whole Foods Market, Inc.
EMCOR Group, Inc.	Pacific Gas and Electric Company	Xcel Energy, Inc.
Energy Transfer Partners, LP	Packaging Corporation of America	Zurich North America

2015 Hay Executive Survey
Total Sample Data

24 Hour Fitness	Fast Retailing	Outpost Natural Foods Co-op
3M	Federal Reserve Bank of Dallas	Owensboro Health
7-Eleven	Federal Reserve Bank of Kansas City	Pandora Jewelry
A.H. Belo -- Dallas Morning News	FedEx	Paper Source
AASKI Technology, Inc.	FedEx Corporate Services	Parkland Health & Hospital System
ABB	Ferrero USA	Payless ShoeSource
Abercrombie & Fitch	Fidelity Investments	Peets Coffee & Tea
ABF Freight	Finish Line	Peninsula Regional Medical Center
AC Transit	Firmenich	Penn National Insurance
Academy Sports & Outdoors	First Data	Penske Truck Leasing
Ace Hardware	Fisher & Paykel Appliances	PepsiCo
Actavis	Flexco	Performance Food Group
ACUITY	Floor & Decor Outlets of America	Pernod Ricard SA -- Pernod Ricard USA
Advance Auto Parts	Florida Municipal Power Agency	Peroxychem
AdvantageCare Physicians	Flotek Industries	Perrigo
Advocate Healthcare	FM Global (Industrial)	Perry Ellis International
Aeropostale	FM Global (Insurance & Financials)	PETCO
AES	FMC	Philip Morris International
AGC Chemicals Americas	Follett Corporation	Phillips Plastics
AGC Glass	Fonterra	Phoebe Putney Memorial Hospital
Agfa	Foot Locker	Physicians Mutual Insurance
Ahold USA	Fossil Group	Piedmont Healthcare
Ainsworth Pet Nutrition	Franciscan Alliance	Piedmont Natural Gas
Air Liquide America	Fremont Rideout Healthcare	Pier 1 Imports
Air New Zealand	Friedkin	Pikeville Medical Center
Air Products & Chemicals	Fuller (H.B.)	Plastic Omnium
Akzo Nobel	Gabriel Brothers	PLS Financial Services
Alameda Health	Gander Mountain	Pocono Medical Center
Albemarle	Gap	Pontiac Foods
Alex and Ani	GDF SUEZ Energy North America	Port Authority of New York and New Jersey
Alex Lee -- Lowes Foods Stores	Geisinger Health System	Port of Oakland
Alfa Mutual Insurance	Gelnex	Potash Corporation of Saskatchewan
Allergan	GENCO	Powersouth
Allnex	General Electric	PPG Industries
Almatis	General Mills	Praxair
Amazon.com	Genesis Health System	Premera Blue Cross
Amcor Limited -- Rigid Plastics	Genuine Parts	Premier Health Partners
American BOA	Georgia Regents Medical Center	Presbyterian Healthcare
American Century Investments	Gerdau AmeriSteel	Presbyterian Healthcare Services
American Crystal Sugar	Giant Food Distribution Ctr	Prime Therapeutics

American Dehydrated Foods	Givaudan	Princeton Community Hospital
American Enterprise Group	Glatfelter	Procter & Gamble
American International Group	Glazers	Project Lead The Way
American Sugar Refining	GlobeNet	Providence
Americhem	Golden Artist Colors	Providence Health & Services
AmeriHealth Caritas	Golden Eagle Distributors Inc	Providence Hood River Memorial Hospital
Ameriprise Financial	Golden Gate Bridge Highway and Transportation District	Providence Sacred Heart Medical Center
Amsted Industries	Goldwind	Providence Saint Peter Hospital
Amway -- Alticor	Golfsmith International Holdings	Providence St. Johns Health Center
Anaheim Public Utilities	Goodwill Industries of Southeastern Wisconsin	Publix
Andersons, The (Industrial)	Gordmans Stores	PVH
Andersons, The (Retail)	Gordon Food Service	QVC
Anheuser-Busch InBev -- Anheuser-Busch	Gorton's	R.R. Donnelley
ANN	Grady Health System	Raley's Distribution Ctr
Anonymous	Grande Cheese	Ralph Lauren
Apple	Great Lakes Dredge and Dock	Randstad Holding
Aquarion Water	Great River Medical Center	Raytheon
Aramark	Greenville Health System	Reading Hospital & Medical Center
ArcelorMittal -- ArcelorMittal Tubular	Griffith Laboratories USA	Recreational Equipment
ArcelorMittal -- Flat Carbon USA	Group Health Cooperative	Red Arrow Products
Archer Daniels Midland	Groupe Dynamite	Redcats USA
Argos	Gruma Corporation -- Mission Foods	Regeneron Pharmaceuticals, Inc.
Arizona Chemical	Gulf Coast Regional Blood Center	Regional One Health
Arkansas Blue Cross and Blue Shield	Gwinnett Health System	Regional Transportation District (Denver)
Arkema	H&M Hennes & Mauritz	Reiter Affiliated
Asante Health System	H. Lee Moffitt Cancer & Research Institute	Remy Cointreau USA
Ascena Retail Group	Halifax Health	Rent-A-Center
Ascend Performance Materials	Hamburg Sud	Resolution Life
Ascension Health	Hanesbrands	Retirement Housing Foundation
Ascensus	Harvard Pilgrim Health Care	Rich Products
Ash Grove Cement	Harveys	Richemont North America
Ashland	Health Net	Ridgeview Institute
ASML	Health New England	Riverside Doctor's Hospital Williamsburg
Associated Food Stores	HealthPartners	Riverside Medical Center
Astellas	Hearthside Food Solutions	Riverside Regional Medical Center
AutoZone	Heat Transfer Research	Riverside Shore Memorial Hospital
Avon Products	Heineken USA	Riverside Tappahannock Hospital
Axiall	Helsinn	Riverside Walter Reed Hospital
Babcock & Wilcox	Helzberg Diamonds	Rockdale Medical Center
Bacardi Limited -- Bacardi USA	Henkels & McCoy	Rolls Royce
Baptist Health System	HermanMiller	Roper St. Francis Healthcare
Barilla Pasta US	Hermes	Roquette America
Barnes & Noble	Hershey Foods	Ross Stores
BASF	hhgregg	Roundy Distribution Centers
Bassett Furniture	High Point University	Rutland Regional Medical Center
Bassett Medical Center	Hilti -- US	Ryder System
Batesville Casket	Holcim -- Aggregate Industries	S & D Coffee
Bauer Hockey	Holcim (US)	S&ME

Baxter	Holcim Shared Services	SABIC Innovative Plastics US
Bay Area Air Quality Management District	Holy Family Memorial Hospital	Sacramento Municipal Utilities District
Bayer	Holy Redeemer Health System -- Holy Redeemer Hospital	Sacramento Regional Transit District
BayHealth Medical Center	Home Depot	Saint Francis Hospital and Medical Center
Baylor College of Medicine	Home Market Foods	Saint Francis Hospital, The Heart Center
Baylor Health -- Baylor Medical Center -- Grapevine	Home Telecom	Saint Jude's Children's Research Hospital
Baylor Scott & White Health	Horace Mann Services Corporation	Saint Luke's Cardiovascular Consultants
BE Aerospace	Horizon Blue Cross Blue Shield of New Jersey	Saint Luke's Health System
Beam Suntory	Hormel Foods	Saint Luke's Physician Specialist
Bebe Stores	Hot Topic	Saint-Gobain
Beebe Healthcare	Houghton International	Saks
Bekaert	HP Hood	SamTrans
Belden	HTH Worldwide	San Francisco Health Plan
Belk	Hudson's Bay -- Lord & Taylor	San Francisco Municipal Transportation Agency (SFMTA)
Bellevue Medical Center	Huhtamaki	Sanofi-Aventis
Best Buy	Humana Care Plan	Santa Clara Valley Transportation Authority (VTA)
Betafence Corporate Services	Hunterdon Medical Center	Santa Clara Valley Water District
Bethesda Memorial Hospital	Huntsman	SAS Autosystemtechnik
Bevmo	Huntsville Hospital	Sasol North America
BIC	ICL Performance Products	Sazerac
Big Heart Pet Brands	IKEA AB	Schneider Electric SA
Big Lots	Illinois Tool Works	Schreiber Foods
Billings Clinic	Iluka Resources	Schwan Food
Bi-Lo Stores	Inalfa Roof Systems	Schweitzer Engineering Laboratories
Bi-Mart Warehouse	Independence Blue Cross	Scion Dental
BioBridge Global	Indiana University	Scripps -- Scripps Center for Integrative Medicine
Biogen Idec	Indiana University Health	Scripps Health
Biscuitville	Ineos	Sears Holdings
BJC HealthCare	Inova Health System	Seattle Children's Hospital
BJ's Wholesale Club	Intermountain Healthcare	Securian
Bloodsource	International Flavors & Fragrances	Security Finance
Blue Cross and Blue Shield	inVentiv Health	Sendik's Food Markets
Blue Shield of California	INVISTA	Sennheiser Electronic Corporation
Bluestar Silicones	Ironwood	Sentara Healthcare
BMT Group	Iroquois Pipeline	Sharp HealthCare
BNP Paribas	Italcementi	Sharyland Utilities
Bon Secours Health System	J.B. Hunt Transport Services	Sheppard Pratt Health System
Bon-Ton Stores	J.Crew	Sherwin Alumina
Borden Dairy	J.R. Simplot	Shire Pharmaceuticals
Bosal-Emission Control Systems	jcpenney	Shopko
Boston Beer	Jefferson Health System	Sidel
Boston Financial Data Services	Jennmar	Siegwerk USA
Boston Heart Diagnostics	Jewish Community Center of San Francisco	Siemens
Bourns	JMW Consultants	Sierra Nevada Brewing
BP America	Jo-Ann Stores	Signode Corporation
BPZ Energy	Joy Global	Sika

Brambles	Just Born	SJHS
Bramco	K&L Gates	Smurfit Kappa Packaging
Braskem America	Kaiser Foundation Health Plan	Snyder's -- Lance
Brazosport Regional Health System	Kaiser Permanente	Sodexo -- Sodexo
Bronx Lebanon Hospital Center	Kansas City Life Insurance	Sojitz Corporation of America
Brookhaven National Laboratory	KAO -- KAO Brands	Solvay America
Brooks Health System	Kate Spade & Company	Sonic Automotive
Brookshire Grocery	Kellogg	Sonoco Products
Brown-Forman	Kenneth Cole	SOPEXA
Burberry	Keurig Green Mountain	Southco
Burlington Coat Factory	Kimberly-Clark	Southeastern Grocers
Burlington Northern Santa Fe Railway	Kimpton Hotels and Restaurants	Southern Company -- Mississippi Power
BWI North America	KIND	Southern Minnesota Municipal Power Agency
C & J Clark America	King County Metro (Seattle)	Southwest Gas
C&S Wholesale Grocers	Knauf Insulation GmbH	Southwest General Health Center
Cabot	Knowledge Universe	Sparrow Health System -- Sparrow Hospital
Caleres	Knowledge Works Foundation	Sports Authority
Calgon Carbon	Kohl's	SSM
California ISO	Koninklijke DSM N.V.	SSM Healthcare
Calsonic Kansei Corporation	Kraft Foods	St. Charles Health System
Campari America	Kuraray Americas	St. Luke's Cornwall Hospital
Capital District Transportation Authority	L Brands	Stage Stores
Capital Health	L.L. Bean	Stampin' Up!
Capital Metropolitan Transportation Authority	La Rabida Children's Hospital	Staples
Capital Southwest	Lafarge North America	Starbucks
Cardone Industries	Lancaster General Hospital	State Farm Insurance
CareCore National	Landauer	State of Pennsylvania Department of Housing Financing
CareFirst Blue Cross Blue Shield	Lands' End	Stewart's Ice Cream Plant
Cargill	Laureate Education	Stryker
Carolina Tractor	LA-Z BOY	Sumitomo Chemical
Carolinas HealthCare System	Learning Care Group	Summa Health System
CaroMont Health -- Gaston Memorial	Legacy Community Health Services	Summit Medical Group
Carson Tahoe Health	Legacy Health System	Sunovion Pharmaceuticals
Carter's	Lego Systems	Superior Energy
Catawba Memorial Hospital	Lehigh Hanson	Supernus Pharmaceuticals
Caterpillar	Lely Holding	SUPERVALU
Catholic Health	Lenzing Fibers	Surgical Specialty Center of Baton Rouge
Catholic Health Initiatives	Leprino Foods	Susquehanna Health System
Cedar Fair Entertainment Company	Leukemia & Lymphoma Society	Swedish Health Services
Celanese Americas	Levi Strauss & Company	SwedishAmerican Health System
Cenral Bancompany -- Central Bank of Moberly	LG&E and KU	Swiss Re
Centene	LifeNet Health	Symbria
CenterPoint Energy	Lifespan	T. Rowe Price
Centra Health	Lincoln Electric Holdings	Takeda Pharmaceuticals
Central Bancompany	Lipari Foods	Talbots
Central Peninsula Hospital	LL Global	Tallahassee Memorial Healthcare
CF Industries	Logistics One	Target (Healthcare)

CGGVeritas	Loma Linda University Medical Center	Target (Retail)
Charles Cole Memorial Hospital	L'Oreal USA	TD AmeriTrade Holding
Charles Schwab	Lotus Bakeries	Tekni-Plex
Charlotte Pipe & Foundry	Louis Dreyfus Commodities	Tennant
Charlotte Russe	Louisiana Workers' Compensation	Tesa Tape
CHC	Lowe's	Texas Children's Hospital
Chef's Warehouse	Lubrizol	Texas Health Alliance
Chesapeake Utilities	Lucite International	Texas Health Resources
Cheyenne Regional Medical Center	Lundbeck	Texas Society of Certified Public Accountants
CHI	Luxottica	The Capital Group Companies
Chickasaw Enterprises	LVMH Moet Hennessy Louis Vuitton	The Honest Company
Chico's	LyondellBasell North America -- Lyondell	The Jewish Federations of North America
Chico's FAS	Macy's	The Medical University of South Carolina Hospital Authority
Children's Healthcare of Atlanta	Madonna Rehabilitation Hospital	The Queen's Medical Center
Children's Hospitals and Clinics of Minnesota	Magellan Health Services	The Retail Outsource Companies
Children's Medical Center -- Dallas	Magna International	The Wine Group
Children's National Health System	Magotteaux	THR
Children's of Alabama	Main Street America Group	TIAA-Cref
Children's Place	Maple Leaf Farms	Tidelands Health
Christ Hospital	Market America	Tiffany & Co.
Christopher & Banks Corporation	Marmon Group -- Union Tank Car	TJX
CHS	Marsh Furniture	TOMS Shoes
Cigna HealthSpring	Mary Greeley Medical Center	Toray Plastics (America)
City of Fremont	Mary Kay	Tory Burch
City of Hope National Medical Center	Maschhoffs	TOTAL S.A. -- Total Petrochemicals & Refining USA
City of Philadelphia -- Philadelphia Gas Works	Massachusetts Mutual Life Insurance -- OppenheimerFunds	Tourism New Zealand
City of San Jose	Materne	Toys R Us
City of Sunnyvale	Mattel -- American Girl Place	Tractor Supply
CKE Restaurants	Mayo Clinic	Trane
Claas	McCain Foods USA	TransEnterix
Claire's	McCormick & Company	Transocean
Clarins USA	MeadWestvaco	Treasury Wine Estates
Cleveland Clinic	Medica Health Plans	TriHealth
Coach	MedStar -- Washington Hospital Center	TriMark
Coca-Cola	Meijer	Trinchero Family Estates
Colgate-Palmolive	Memorial Hermann	Trinity Health
Collin County, TX	Memorial Hospital	Trinity Wall Street
Colorado Permanente Medical Group	Memorial Sloan Kettering Cancer Center	Trinseo
Columbia University	MemorialCare	Tronox
Comcast Cable Communications	MemorialCare Health System	True Value Distribution Ctr
Commonwealth Health	Memphis Light, Gas & Water	Tucson Medical Center
Community Coffee	Methodist Healthcare	Tufts Associated Health Plans
Community Hospital Corporation	Methodist Hospital	TUI Group
Compass Group NAD	Metro Transit (Minneapolis)	Tyson Foods
ConAgra Foods	Metropolitan Atlanta Rapid Transit Authority (MARTA)	UAB

Constellation Brands -- Crown Imports	Metropolitan Transit Authority of Harris County (METRO - Hou	UC San Diego Health System
Continental Automotive Systems	Metropolitan Transportation Authority	UCB Pharmaceuticals
Continental Mills	Metropolitan Water District of Southern California	UHS
Corrections Corporation of America	MFS Investment Management	Uintah Basin Medical Center
Coty	Michaels Stores	Ulta
COUNTRY Financial	Michelin North America	UMH
Coverys	Microsoft -- Retail Stores	Umicore (N.V.)
Cranston Print Works Company	Mission Hospitals	Unilever US
Crayola	Mississippi State University	UNION OF CONCERNED SCIENTISTS
Crouse Irving Memorial Hospital	Missouri Association of Osteopathic Physicians & Surgeons	Union Pacific
Cumberland Farms	Mitsubishi International	United Arab Shipping
CVS Health Corporation (Retail Stores)	Mitsubishi Polycrystalline Silicon America	United Regional Health Care System
CVS/Caremark (Healthcare)	MJHS	United Space Alliance
Cyberonics	Mohawk Industries	UnitedHealth Group
Cytec Industries	Molson Coors Brewing	Unitil
Dallas Fort Worth International Airport	Momentive Specialty Chemicals	Universal Health Services
Danfoss	Mondelez International	University Health System
Dart Containers Dartco of Texas	Monroe Energy	University Hospitals -- Cleveland
Dartmouth-Hitchcock	Montana State Fund	University Hospitals -- St. John Medical Center
David Yurman	Moog	University Medical Center of Southern Nevada
David's Bridal	Mosaic	University of Alabama Birmingham Health System
Dawn Food Products	Mount Sinai Health System	University of Colorado Health
Day & Zimmermann	Mountain States Health Alliance	University of Kansas Hospital
DCH Health System	Movado Group	University of Maryland Medical System
Dean Foods	MSC Industrial Direct	University of Miami Health System
Deckers Outdoor	MSHA	University of Michigan Health System
Deere	MultiCare	University of Pennsylvania Health System
Del Monte Foods	MVP Health Care	University of Pittsburgh Medical Center
Delicato Family Vineyards	NAPA Distribution Ctr	University of Texas Health Science Center at Houston
Delta Dental of Rhode Island	Nashville Electric Service	University of Texas MD Anderson Cancer Center
Delta Dental Plan of Colorado	National Fuel Gas	University of Vermont Medical Center
Delta Dental Plan of Michigan	National Tobacco	UPHS
DENSO Manufacturing Michigan	Nature Works	UPMC
Department of Veterans Affairs	Navicent Health	Urban Outfitters
Destination Maternity	Navy Exchange	US Foodservice
Diageo North America	NBTY	VA Medical Center
Dick's Sporting Goods	Nebraska Medical Center	Valley Children's Hospital
Dignity Health	Neighborhood Health Plan	Valley Health System -- Valley Hospital
Direct Energy	Neiman Marcus	Vallourec
Dole Fresh Vegetables	Nestle USA	Valmet
Dollar General	New Belgium Brewing Company	Valspar
Dollar Tree	New Hanover Regional Medical Center	Vanguard Group
Dominion Resources	New Jersey School Boards Association Insurance Group	Vectren
Doosan Power Systems	New Jersey Transit	Vera Bradley Designs

Dormitory Authority of the State of New York	New York & Company	Versace
Dow Chemical	New York Power Authority	Vince
Dow Corning	New York Presbyterian Healthcare System	Virginia Commonwealth University Health System
Dr Pepper Snapple	New York Presbyterian Hospital	Virtua Health
DSC Logistics	New York University Langone Medical Center	Visa USA
DSM Dyneema	New Zealand Trade & Enterprise	Vistage International
DSM Food Specialties USA	Newark InOne	VWR Funding
DSM Resins	NewMarket	Walgreens
DSW	Nike	Walmart Stores
Duke University Health System	Nippon Sharyo	Walt Disney -- Disney Consumer Products
Dun & Bradstreet	Nitto Denko America -- Permacel Automotive	Wartsila North America
Dyno Nobel	Nordstrom	Wawa
E & J Gallo Winery	North American Breweries	Wayne Farms
E. I. du Pont de Nemours	North Mississippi Health Services	WD-40
Eastman Chemical	North Shore-LIJ -- North Shore University Hospital	Wegmans Food Markets
Eaton	Northeast Georgia Health System -- Medical Center	Wellmark Blue Cross Blue Shield
EBERSPAECHER NA	Norton Community Hospital	Wellmont Health System
Ecover	NOVA Chemicals	WellPoint -- Anthem
Edrington Group USA	NOVASEP	Wells Enterprises
Elementia USA	Noven Pharmaceuticals	Wellspan
Elevance Renewable Sciences	Novo Nordisk	WellSpan Health
Elliott	Nutreco Holding -- Trouw Nutrition USA	WellStar Health System
EmblemHealth	NYP Healthcare System -- New York Hospital Queens	West Ed
EMD Serono	NYS Environmental Facilities	Western Union Financial Services
Emery Oleochemicals	Ob Hospitalist Group	Westlake Chemical
Emory Healthcare	Occidental Petroleum -- Occidental Chemical	Whole Foods
Endo Pharmaceuticals	Ochsner Health System	Wienerberger -- General Shale Brick
Energy Future Holdings	OCI Enterprises	William Grant & Sons
EnerSys	Odfjell USA	Williamson Medical Center
ENI Group	Odyssey Networks	Williams-Sonoma
Erachem Comilog	Office Depot	Willow Run Foods
Erickson Retirement Communities	OGE Energy	Wilo
Estee Lauder -- Aveda	OHL	Winn-Dixie
Estee Lauder Companies	Olathe Health System	Winthrop University Hospital
Euroclear	Old Dominion Electric Cooperative	Woman's Hospital
Exact Holding N.V.	Olin -- Chlor Alkali	World Kitchen, LLC (Corning Pyrex)
Express	Orchard Brands	Zeon Chemicals
Express Scripts	Orgill	Zumiez
Family Dollar	Orlando Health

2015 Towers Watson CDB Executive Compensation Survey
$6 Billion to $14 Billion Revenue Sample

Actavis	Eastman Chemical	Owens & Minor
Advance Auto Parts	Edison International	Parker Hannifin
Agilent Technologies	Entergy	Parmalat
Air Products and Chemicals	Erie Insurance	Pearson
Ameren	Estée Lauder	PetSmart
Apache	Eversource Energy	PPL
Areva	Federal-Mogul	Praxair
Ashland	Federal Reserve Bank of Atlanta	Principal Financial Group
Assurant	Federal Reserve Bank of San Francisco	Providence Health & Services
Astellas Pharma	Ferrovial	Public Service Enterprise Group
Atos	Fifth Third Bancorp	PVH Corp.
Aurora Healthcare	FMC Technologies	Quest Diagnostics
Automatic Data Processing	Franklin Resources	QVC
Avery Dennison	Gannett	Ralph Lauren
Avis Budget Group	Genworth Financial	Reinsurance Group of America
Avon Products	Godiva Chocolatier	Rockwell Automation
Ball	Harley-Davidson	Ross Stores
Barnes & Noble	HD Supply	Royal Caribbean Cruises
BB&T	HealthFirst	R.R. Donnelley
BD (Becton Dickinson)	Henry Schein	Ryder System
Bill & Melinda Gates Foundation	Hershey	Sealed Air
Biogen Inc.	Hertz	Sempra Energy
Blue Cross Blue Shield of Florida	Hess	Sherwin-Williams
Blue Shield of California	Hilton Worldwide	Shire
BorgWarner	Horizon Blue Cross Blue Shield of New Jersey	SNC-Lavalin
Boston Scientific	Hormel Foods	SpartanNash
Cablevision Systems	Huntsman	Spirit AeroSystems
Calpine	Independence Blue Cross	SSAB
Canadian National Railway Company	Ingersoll Rand	Stanley Black & Decker
CBS	Interpublic Group of Companies	State Street
CDW	J.C. Penney Company	Stryker
Celgene	KBR	SunTrust Banks
CenterPoint Energy	Kerry Group	Synchrony Financial
Charles Schwab	LBrands	Tennessee Valley Authority
Charter Communications	Level 3 Communications	Terex
Chevron Phillips Chemical	Lincoln Financial	Textron
CMS Energy	L-3 Communications	Thomson Reuters
Coca-Cola Enterprises	Marathon Oil	TransCanada
Commercial Metals	Marriott International	Transocean
Consolidated Edison	Marsh & McLennan	UGI
Corning	Masco	Universal Health Services
Crown Holdings	MasterCard	Unum
CSC	Mattel	VF Corporation
CST Brands	MGM Resorts International	Viacom
CSX	MillerCoors	Visa
CTBC Financial Holding	Millicom International Cellular	Visteon

Darden Restaurants	Mylan	Voya Financial Services
Dean Foods	Navistar International	Waste Management
Dick's Sporting Goods	NCR	Wellcare Health Plans
Discovery Communications	Newmont Mining	Weyerhaeuser
Dollar Tree	NiSource	Williams Companies
Dominion Resources	Nordstrom	W.W. Grainger
Dover	Norfolk Southern	Xcel Energy
Dow Corning	Omnicare	Yum! Brands
Dr Pepper Snapple Group	Oshkosh
DTE Energy	Owens-Illinois

2015 Towers Watson Compensation Survey Resource
Total Sample Data
(Size Adjusted to Mosaic Revenue Scope Using Regression Analysis)

3M	Equity Office Properties	Occidental Petroleum
A.O. Smith	ESCO	Omnicare
Aaron's	Essilor of America	Oshkosh
AbbVie	Estée Lauder	Osram Sylvania
Accenture	Esterline Technologies	Outerwall
ACH Food	Exel	Owens Corning
Acuity Brands	Experian Americas	Panasonic of North America
Adecco	Express Scripts	PAREXEL
Advanced Drainage Systems	Faurecia US Holdings	Parker Hannifin
Agilent Technologies	Federal-Mogul	Parmalat
Agrium	Ferrovial	Parsons Corporation
Air Products and Chemicals	Fiserv	PayPal
Alexander & Baldwin	FMC Technologies	PepsiCo
Alexion Pharmaceuticals	FOCUS Brands	Performance Food Group
Allegion	Ford	Pfizer
Altria Group	Fortune Brands Home & Security	PHI
American Crystal Sugar	Freeport-McMoRan	Philips Electronics
American Sugar Refining	G&K Services	Pitney Bowes
Americas Styrenics	GAF Materials	Plexus
AmerisourceBergen	GE Aviation	Polaris Industries
AMETEK C.R.	GE Healthcare	PolyOne
Amgen	General Atomics	Potash
AMSTED Industries	General Dynamics	Praxair
Amway	General Electric	Pro-Build Holdings
Andersons	General Mills	PulteGroup
Ansell	General Motors	Quad/Graphics
Arby's Restaurant Group	Gilead Sciences	Quest Diagnostics
Arcadis	GlaxoSmithKline	Quintiles
Arctic Cat	Goodman Manufacturing	R.R. Donnelley
Armstrong World Industries	Google	Rackspace
Arrow Electronics	Graco	Ralph Lauren
Arup USA	Granite Construction	Rayonier
Asbury Automotive Group	Greene, Tweed and Co.	Rayonier Advanced Materials
Ashland	GTECH	Recreational Equipment
AstraZeneca	H.B. Fuller	Regal-Beloit

AT&T	Hallmark Cards	Regency Centers
Atos	Halyard Health	Reiter Affiliated Companies
Autoliv	Hanesbrands	Revlon
Automatic Data Processing	Harman International Industries	Ricoh Americas
Avery Dennison	Harris	Rio Tinto
Avintiv	Harsco	Robert Bosch
Avis Budget Group	Hasbro	Robertshaw Controls
Avnet	HBO	Rockwell Automation
Avon Products	HD Supply	Rockwell Collins
Axiall Corporation	Heidrick & Struggles	Rolls-Royce North America
BAE Systems	Henry Schein	Rowan Companies
Ball	Herman Miller	Royal Caribbean Cruises
Barrick Gold of North America	Hershey	Ryder System
Baxter	Hertz	S.C. Johnson & Son
Bayer Business & Technology Services	Hexcel	Samsung
Bayer CropScience	Hitachi Data Systems	Sanofi
Beam Suntory	HNI	SAS Institute
Bechtel Nuclear, Security & Environmental	HNTB	Sasol USA
Best Buy	Hoffmann-La Roche	Schlumberger
Big Lots	Home Depot	Scholastic
Biogen, Inc.	Hormel Foods	Schreiber Foods
Blount International	Hospira	Schwan Food Company
BMC Software	Host Hotels & Resorts	Scotts Miracle-Gro
Bob Evans Farms	Houghton Mifflin Harcourt Publishing	Scripps Networks Interactive
Booz Allen Hamilton	Hunt Consolidated	Sealed Air
BorgWarner	Husky Injection Molding Systems	Select Comfort
Boston Scientific	IBM	ServiceMaster Company
Brady	ICF International	Sherwin-Williams
Brembo	IDEX Corporation	Sigma-Aldrich
Brickman Group	IDEXX Laboratories	Smiths Group
Bristol-Myers Squibb	IMS Health	Snap-on
Broadridge Financial Solutions	Ingersoll Rand	SNC-Lavalin
Bunge	Intel	Sodexo
Burlington Northern Santa Fe	Intelsat	Solenis
Bush Brothers & Company	Intercontinental Hotels Group	Sonoco Products
Bard	International Flavors & Fragrances	Sony
Cablevision Systems	International Game Technology	Sony Electronics
Cabot	International Paper	Southwest Airlines
Calgon Carbon	ION Geophysical	Spirit AeroSystems
Capsugel	Irvine	Spirit Airlines
Cargill	ITT Corporation	Sprint
Carmeuse North America Group	J.C. Penney Company	SPX
Carnival	J.M. Smucker	SSAB
Carpenter Technology	Jabil Circuit	St. Jude Medical
Catalent Pharma Solutions	Jack in the Box	Stanley Black & Decker
Caterpillar	Jacobs Engineering	Starbucks Coffee
CDK Global	JetBlue Airways	Starwood Hotels & Resorts
CDW	Johns Manville	Steelcase
Celestica	Johnson & Johnson	Stryker
CenturyLink	Johnson Controls	SunCoke Energy

Cepheid	K. Hovnanian Companies	SunGard Data Systems
CF Industries	Kate Spade & Company	SuperValu Stores
CH2M HILL	KB Home	SWM International (Schweizer-Mauduit)
Charter Communications	KBR	Syngenta
Chemtura	Kellogg	Sysco Corporation
Children's Place	Kelly Services	Target
CHS	Kennametal	Taubman Centers
Clearwater Paper Corporation	Keurig Green Mountain	TE Connectivity, Limited
Cliffs Natural Resources	Keysight Technologies	TeleTech
Cloud Peak Energy	Keystone Foods	Tempur Sealy
CNH Industrial	Kimberly-Clark	Teradata
Coca-Cola	Kinross Gold	Terex
Coca-Cola Enterprises	Koch Industries	Textron
Colgate-Palmolive	Kohler	Thermo Fisher Scientific
Columbia Sportswear	Kroger	Thomson Reuters
Comcast	L-3 Communications	Tiffany & Co.
Commercial Metals	Lafarge North America	Time Warner
CommScope	Land O'Lakes	Time Warner Cable
Communications Systems	Leggett and Platt	Timken
Compass	Lehigh Hanson	TimkenSteel
ConAgra Foods	Leidos	T-Mobile USA
Continental Automotive Systems	Lend Lease	Toro
Convergys	Leprino Foods	Toshiba Medical Research Institute
Cooper Standard Automotive	Level 3 Communications	Total System Service (TSYS)
Corning	LexisNexis	Tribune Media
Covance	Lexmark	Tribune Publishing
Cox Enterprises	Lincoln Electric	Tronox
Crown Castle	LinkedIn	TRW Automotive
CSC	Lockheed Martin	Tupperware Brands
CSX	Lonza	Tyson Foods
Cubic	L'Oréal	UBM
Curtiss-Wright	Lubrizol	Underwriters Laboratories
Cytec Industries	Lutron Electronics	Unilever United States
Danaher	LyondellBasell	Union Pacific Corporation
Darden Restaurants	Magellan Midstream Partners	Unisys
Day & Zimmermann	Marriott International	United Launch Alliance
Dean Foods	Martin Marietta Materials	United Rentals
Dell	Mary Kay	United States Steel
Delta Air Lines	Masco	United Technologies
Deluxe	Mattel	Univar
Dematic Corporation	Matthews International	UPS
DENSO International	McKesson	Valero Energy
Dentsply	McLane Company	Vectrus
DHL	MeadWestvaco	Ventura Foods
DHL Express	Medicines Company	Verint Systems
DHL GBS	Medtronic	Verizon
DHL Global Forwarding	Merck & Co.	Verso
DHL Mail	Meritor	Vertex Pharmaceuticals
DHL Supply Chain	MGM Resorts International	Vesuvius
Diageo North America	Micron Technology	VF Corporation

DIRECTV Group	MillerCoors	Viacom
Discovery Communications	Molson Coors Brewing	Visteon
Donaldson	Mosaic	Vulcan Materials
Dot Foods	MTS Systems	VWR International
Dow Corning	Navigant Consulting	W.W. Grainger
Dr. Pepper Snapple Group	Navistar International	Walt Disney
DST Systems	NBTY	Walter Energy
DuPont	NCR	Waste Management
E.W. Scripps	Nestle USA	Wendy's Group
Eastman Chemical	Newmont Mining	West Pharmaceutical Services
Eastman Kodak	Nike	Westinghouse Electric
eBay	Nissan North America	Weyerhaeuser
Ecolab	Nokia	Whirlpool
Edwards Lifesciences	Norfolk Southern	WhiteWave Foods
Eli Lilly	Nortek	Wilsonart
EMD Millipore	Northrop Grumman	Wyndham Worldwide
Emerson Electric	Novartis	Xylem
Encana Services Company, Limited	Nu Skin Enterprises	YP
Endo	Nuance Communications	Yum! Brands
Equifax	Oakley	Zimmer

2015 Towers Watson CDB Executive Compensation Survey
Chemical and Gases Industry
(Median Revenue Size $6 Billion)

Agrium	Dow Corning	Mosaic
Air Products and Chemicals	DuPont	PolyOne
Americas Styrenics	Eastman Chemical	Potash
Ashland	Ecolab	Praxair
Avintiv	EMD Millipore	Rayonier Advanced Materials
Axiall Corporation	H.B. Fuller	Sasol USA
Cabot	International Flavors & Fragrances	Solenis
CF Industries	Lubrizol	Tronox
Chemtura	LyondellBasell	Univar

IMPORTANT INFORMATION CONCERNING
THE MOSAIC COMPANY ANNUAL MEETING

Online check-in begins: 9:30 a.m., Central Time	Meeting begins: 10:00 a.m., Central Time

Mosaic stockholders as of the close of business on March 21, 2017, the record date for the annual meeting, are entitled to participate in the annual meeting on May 18, 2017.

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS17. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:30 a.m., Central Time at which time you may vote your shares or submit questions in advance of the meeting if you have entered your 16-digit control number as described below. The webcast starts at 10:00 a.m., Central Time.

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.

THANK YOU FOR YOUR INTEREST AND SUPPORT-YOUR VOTE IS IMPORTANT!

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 18, 2017.

THE MOSAIC COMPANY	Meeting Information
	Meeting Type:		Annual
	For holders as of:		March 21, 2017
	Date:	May 18, 2017	Time:	10:00 AM Central Time
	Location:	Meeting live via the Internet-please visit
www.virtualshareholdermeeting.com/MOS17

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/MOS17 and be sure to have the information that is printed in the box marked by the arrow

	à	XXXX XXXX XXXX XXXX	(located on the following page).

THE MOSAIC COMPANY C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219
You are receiving this communication because you hold shares in the company named above.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

- Before You Vote -
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY SATEMENT		2016 ANNUAL REPORT TO STOCKHOLDERS
How to View Online:
Have the information that is printed in the box marked by the arrow		à	XXXX XXXX XXXX XXXX	(located on the
following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box
	marked by the arrow à	XXXX XXXX XXXX XXXX	(located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 4, 2017 to facilitate timely delivery.

- How To Vote - Please Choose One of the Following Voting Methods

Vote By Internet:
Before The Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow
à	XXXX XXXX XXXX XXXX	(located on the following page) available and
follow the instructions.
During The Meeting:
Go to www.virtualshareholdermeeting.com/MOS17. Have the information that is printed in the box
	marked by he arrow à	XXXX XXXX XXXX XXXX	(located on the following page) available and
follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR each of the nominees for director in proposal 1:
1a. Nancy E. Cooper	The Board of Directors recommends you vote FOR the following proposals:
1b. Gregory L. Ebel
1c. Timothy S. Gitzel
2. Ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit our financial statements as of and for the year ending December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017, as recommended by our Audit Committee;

1d. Denise C. Johnson
1e. Emery N. Koenig
1f. Robert L. Lumpkins
1g. William T. Monahan
1h. James (“Joc”) C. O’Rourke	3. An advisory vote to approve the compensation of Mosaic’s executive officers disclosed in the accompanying Proxy Statement; and
1i. James L. Popowich
1j. David T. Seaton
1k. Steven M. Seibert	The Board of Directors recommends you vote 1 YEAR on the following proposal:
1l. Kelvin R. Westbrook
4. An advisory vote on the frequency of future stockholder advisory votes on executive compensation.

Note: In their discretion, the persons named as Proxies are authorized to vote on any other business that may properly come before the 2017 Annual Meeting of Stockholders or any adjournment or postponement thereof.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
THE MOSAIC COMPANY C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOS17
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
THE MOSAIC COMPANY
The Board of Directors recommends you vote FOR each of the nominees for director in proposal 1:
1.	Election of Directors
	Nominees:	For	Against	Abstain			For	Against	Abstain
	1a. Nancy E. Cooper	☐	☐	☐	1k. Steven M. Seibert		☐	☐	☐
	1b. Gregory L. Ebel	☐	☐	☐	1l. Kelvin W. Westbrook		☐	☐	☐
	1c. Timothy S. Gitzel	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposals:
	1d. Denise C. Johnson	☐	☐	☐
	1e. Emery N. Koenig	☐	☐	☐

2. Ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit our financial statements as of and for the year ending December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017, as recommended by our Audit Committee.

	1f. Robert L. Lumpkins	☐	☐	☐			☐	☐	☐
	1g. William T. Monahan	☐	☐	☐
	1h. James (“Joc”) C. O’Rourke	☐	☐	☐
	1i. James L. Popowich	☐	☐	☐
	1j. David T. Seaton	☐	☐	☐

					3. An advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy.		☐	☐	☐

					The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

					4. An advisory vote on the frequency of future stockholder advisory votes on executive compensation.	☐	☐	☐	☐

Note: In their discretion, the persons named as Proxies are authorized to vote on any other business that may properly come before the 2017 Annual Meeting of Stockholders or any adjournment or postponement thereof.

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature (PLEASE SIGN WITHIN BOX)			Date	Signature (PLEASE SIGN WITHIN BOX)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2016 Annual Report to Stockholders are available at www.proxyvote.com.
THE MOSAIC COMPANY Annual Meeting of Stockholders May 18, 2017 10:00 AM Central Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints James (“Joc”) C. O’Rourke, Richard L. Mack, and Mark J. Isaacson as proxies (the "Named Proxies"), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent the undersigned at the 2017 Annual Meeting of Stockholders of The Mosaic Company to be held at www.virtualshareholdermeeting.com/MOS17 on May 18, 2017 at 10:00 a.m., Central Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side of this card. This proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals 2 and 3, and for 1 year on proposal 4, and in the discretion of the Named Proxies on all other matters that may properly come before the meeting. The Mosaic Company anticipates that no other business will be conducted at the meeting. The Named Proxies cannot vote these shares unless you return this card by mail or instructions by Internet or phone as described on the reverse side of this card.

If the undersigned is a participant in the Mosaic Investment Plan or the Mosaic Union Savings Plan, the undersigned hereby directs Vanguard Fiduciary Trust Company (the "Trustee") as Trustee of the Mosaic Investment Plan or the Mosaic Union Savings Plan, to vote at the 2017 Annual Meeting of Stockholders of The Mosaic Company to be held on May 18, 2017 and at any and all adjournments thereof, the shares of common stock of The Mosaic Company, allocated to the account of and as instructed by the undersigned. For participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan, if voting instructions are not received by the Trustee by May 15, 2017, or if they are received but are invalid, the shares with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions for each plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side